UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.       )
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SYSCO CORPORATION

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SYSCO CORPORATION
1390 Enclave Parkway
Houston, Texas 77077-2099

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 9, 2007

To the Stockholders of Sysco Corporation:

The Annual Meeting of Stockholders of Sysco Corporation, a Delaware corporation, will be held on Friday, November 9, 2007 at 10:00 a.m. at St. Regis Hotel located at 1919 Briar Oaks Lane, Houston, Texas 77027, for the following purposes:

1.	To elect three directors to serve until the Annual Meeting of Stockholders in 2010;

2.	To approve the 2007 Stock Incentive Plan;

3.	To approve the Amended and Restated Sysco Corporation 1974 Employees’ Stock Purchase Plan to (a) reserve 6,000,000 additional shares of Sysco Corporation common stock for issuance under such plan and (b) provide that, with respect to SYSCO’s foreign subsidiaries, participants in the plan will include the eligible employees of only those SYSCO foreign subsidiaries that are designated as participating subsidiaries;

4.	To ratify the appointment of Ernst & Young LLP as SYSCO’s independent accountants for fiscal 2008; and

5.	To transact any other business as may properly be brought before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on September 11, 2007 will be entitled to receive notice of and to vote at the Annual Meeting. You may inspect a list of stockholders of record at the company’s offices during regular business hours during the 10-day period before the Annual Meeting. You may also inspect this list at the Annual Meeting.

We hope you will be able to attend the Annual Meeting in person. Whether or not you plan to attend in person, we urge you to promptly vote your shares by telephone, by the Internet or, if this proxy statement was mailed to you, by returning the enclosed proxy card in order that your vote may be cast at the Annual Meeting.

By Order of the Board of Directors

Richard J. Schnieders
Chairman of the Board and Chief
  Executive Officer

September 26, 2007

SYSCO CORPORATION
1390 Enclave Parkway
Houston, Texas 77077-2099

PROXY STATEMENT
ELECTION OF DIRECTORS ITEM NO. 1 ON THE PROXY CARD
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
EXECUTIVE OFFICERS
STOCK OWNERSHIP
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION DISCUSSION AND ANALYSIS

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

September 26, 2007

Information About Attending the Annual Meeting

Our Annual Meeting will be held on Friday, November 9, 2007 at 10:00 a.m. at the St. Regis Hotel located at 1919 Briar Oaks Lane, Houston, Texas 77027.

Information About This Proxy Statement

We are providing you with a Notice of Internet Availability of Proxy Materials and access to these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. Unless the context otherwise requires, the terms “we,” “our,” “us,” the “company” or “SYSCO” as used in this proxy statement refer to Sysco Corporation.

Information About the Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials, including our annual report to stockholders, to each stockholder of record, we may now furnish proxy materials, including our annual report to stockholders, to our stockholders on the Internet. On or about September 27, 2007, we will send electronically a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) to those stockholders that have previously signed up to receive their proxy materials on the Internet. Also on or about September 27, 2007, we will begin mailing the E-Proxy Notice to all other stockholders. If you received the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the annual report to stockholders. Instead, the E-Proxy Notice instructs you as to how you may access and review all of the important information contained in the proxy materials, including our annual report to stockholders. If you have previously signed up on the Internet to receive proxy materials and other stockholder communications on the Internet instead of by mail, you will be receiving the E-Proxy Notice electronically as well. The E-Proxy Notice also instructs you as to how you may submit your proxy on the Internet. If you received the E-Proxy Notice by mail and would like to receive a printed copy of our proxy materials, including our annual report to stockholders, you should follow the instructions for requesting such materials included in the E-Proxy Notice. We may choose to mail written proxy materials, including our annual report to stockholders, to one or more stockholders.

Stockholders may also sign up to receive future proxy materials, including E-Proxy Notices, and other stockholder communications electronically instead of by mail. This will reduce our printing and postage costs and eliminate bulky paper documents from your personal files. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider and a web browser that supports secure connections. Visit http://enroll.icsdelivery.com/syy for additional information regarding electronic delivery enrollment.

Who Can Vote

You can vote at the Annual Meeting if you owned shares at the close of business on September 11, 2007. You are entitled to one vote for each share you owned on that date on each matter presented at the Annual Meeting.

On September 11, 2007, there were 609,557,647 shares of SYSCO Corporation common stock outstanding. All of our current directors and executive officers (21 persons) owned an aggregate of 1,286,575 shares, which was less than 1% of our outstanding stock as of September 11, 2007. We expect that these individuals will vote their shares in favor of electing the three nominees named below, for approving the 2007 Stock Incentive Plan, for approval of the Amended and Restated 1974 Employees’ Stock Purchase Plan, and for ratification of the appointment of the independent accountants.

How to Vote

You may vote your shares as follows:

•	in person at the Annual Meeting; or

•	by telephone (see the instructions in the E-Proxy Notice or click on the “proxy card” link for instructions); or,
•	by Internet (see the instructions in the E-Proxy Notice or click on the “proxy card” link for instructions); or
•	if you received a printed copy of these proxy materials by mail, by signing, dating and mailing the enclosed proxy card.

If you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for, against or abstain with respect to all, some or none of the nominees for director. You may also abstain or specify whether your shares should be voted for or against approval of the 2007 Stock Incentive Plan, approval of the Amended and Restated 1974 Employees’ Stock Purchase Plan, and ratification of the appointment of the independent accountants.

If you sign and return your proxy card without indicating your voting instructions, your shares will be voted FOR the election of the three nominees for director, FOR approval of the 2007 Stock Incentive Plan, FOR approval of the Amended and Restated 1974 Employees’ Stock Purchase Plan, and FOR the ratification of the appointment of Ernst & Young as independent accountants for fiscal 2008.

If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a proxy executed in your favor and bring it to the Annual Meeting in order to vote.

How to Revoke or Change Your Vote

You may revoke or change your proxy at any time before it is exercised by:

•	delivering written notice of revocation to SYSCO’s Corporate Secretary in time for him to receive it before the Annual Meeting;
•	voting again by telephone, Internet or mail, if we have mailed a written proxy card to you (provided that such new vote is received in a timely manner pursuant to the instructions above); or
•	voting in person at the Annual Meeting.

The last vote that we receive from you will be the vote that is counted.

Broker Non-Votes

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority and has not received voting instructions from the beneficial owner.

Quorum Requirement

A quorum is necessary to hold a valid meeting. A quorum will exist if the holders of at least 35% of all the shares entitled to vote at the meeting are present in person or by proxy. Abstentions and broker non-votes are counted as present for establishing a quorum.

Votes Necessary for Action to be Taken

On May 11, 2007, the Board of Directors amended SYSCO’s Bylaws and the SYSCO Corporate Governance Guidelines to adopt a majority vote standard for uncontested director elections. Since the number of nominees timely nominated for the Annual Meeting does not exceed the number of directors to be elected, each director to be elected shall be elected if the number of votes cast “for” election of the director exceeds those cast “against.” Any incumbent director who is not re-elected will be required to tender his or her resignation promptly following certification of the stockholders’ vote. The Corporate Governance and Nominating Committee will consider the tendered resignation and recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board will act on the recommendation within 120 days following certification of the stockholders’ vote and will promptly make a public disclosure of its decision regarding whether to accept the director’s resignation offer.

The affirmative vote of a majority of the votes cast is required to approve the:

•	2007 Stock Incentive Plan,
•	Amended and Restated 1974 Employees’ Stock Purchase Plan, and
•	ratification of the appointment of the independent accountants.

In addition, NYSE rules require that at least 50% of the shares outstanding as of the record date actually cast a vote (either for, against or abstain) with respect to the proposal to approve the 2007 Stock Incentive Plan. Abstentions are not counted for purposes of the election of directors, but will have the effect of a vote “against” the other proposals. Broker non-votes will be disregarded with respect to the election of directors and all other proposals, although they will not be counted as votes cast for purposes of the NYSE 50% vote requirement.

Who Will Count Votes

We will appoint one or more Inspectors of Election who will determine the number of shares outstanding, the voting power of each, the number of shares represented at the Annual Meeting, the existence of a quorum and whether or not the proxies and ballots are valid and effective.

The Inspectors of Election will determine, and retain for a reasonable period a record of the disposition of, any challenges and questions arising in connection with the right to vote and will count all votes and ballots cast for and against and any abstentions with respect to all proposals and will determine the results of each vote.

Cost of Proxy Solicitation

We will pay the cost of solicitation of proxies including preparing, printing and mailing this proxy statement should we choose to mail any written proxy materials, and the E-Proxy Notice. Solicitation may be made personally or by mail, telephone or electronic data transfer by officers, directors and regular employees of the company (who will not receive any additional compensation for any solicitation of proxies). We will also authorize banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of proxy materials and will reimburse them for their costs in sending the materials.

We have retained Georgeson Shareholder Communications to help us solicit proxies from these entities and certain other stockholders, in writing or by telephone, at an estimated fee of $11,000 plus reimbursement for their out-of-pocket expenses.

Other Matters

We do not know of any matter that will be presented at the Annual Meeting other than the election of directors and the proposals discussed in this proxy statement. However, if any other matter is properly presented at the Annual Meeting, your proxies will act on such matter in their best judgment.

Annual Report

We will furnish additional copies of our annual report to stockholders, including our Annual Report on Form 10-K, without charge upon your written request if you are a record or beneficial owner of SYSCO Corporation common stock whose proxy we are soliciting in connection with the Annual Meeting. Please address requests for a copy of the annual report to the Investor Relations Department, SYSCO Corporation, 1390 Enclave Parkway, Houston, Texas 77077-2099. The Annual Report on Form 10-K is also available on our website under “SEC Filings” at www.sysco.com/investor/investor.html.

Householding

Stockholders who share the same last name and address may receive only one copy of the E-Proxy Notice unless we receive contrary instructions from any stockholder at that address. This is referred to as “householding.” If you prefer to receive multiple copies of the E-Proxy Notice at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of the E-Proxy Notice, you may request that you receive only one copy. Please address requests for a copy of the E-Proxy Notice to the Investor Relations Department, SYSCO Corporation, 1390 Enclave Parkway, Houston, Texas 77077-2099. The Annual Report on Form 10-K is also available on our website under “SEC Filings” at www.sysco.com/investor/investor.html.

If your shares are not registered in your own name, you can request additional copies of the E-Proxy Notice or you can request householding by notifying your broker or agent in whose name your shares are registered.

ELECTION OF DIRECTORS
ITEM NO. 1 ON THE PROXY CARD

Three directors are to be elected at the meeting. The Board of Directors is currently divided into three classes of three, four and four directors each. The company’s governing documents provide that the Board of Directors shall be divided into three classes with no class of directors having more than one director more than any other class of directors. The directors in each class serve for a three-year term. A different class is elected each year to succeed the directors whose terms are expiring. Three incumbent directors are in the class of directors with terms expiring at the 2007 Annual Meeting.

The Board of Directors has nominated the following three persons, all of whom are currently serving as directors of SYSCO, for election as directors in Class III to serve for three-year terms or until their successors are elected and qualified:

•	John M. Cassaday
•	Manuel A. Fernandez
•	Jackie M. Ward

Mr. John K. Stubblefield, Jr. was also a Class III director; however, he retired from the Board of Directors effective on June 30, 2007, the last day of the fiscal year, in connection with his retirement as the company’s Executive Vice President, Finance and Chief Financial Officer, and will not be standing for reelection. As a result of Mr. Stubblefield’s retirement, the size of the Board of Directors has been reduced from 12 members to its current size of 11.

All of the nominees have consented to serve if elected. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, the proxies will vote for any nominee who is designated by the present Board of Directors to fill the vacancy.

Set forth below is biographical information for each nominee for election as a director at the 2007 Annual Meeting.

Nominees for election as Class III Directors for terms expiring at the 2010 Annual Meeting:

John M. Cassaday, 54, has served as a director of SYSCO since November 2004. He is President and Chief Executive Officer of Corus Entertainment Inc., a media and entertainment company based in Canada, a position he has held since September 1999. He also serves as a director of Manulife Financial Corporation. Mr. Cassaday is Chairman of the Compensation Committee and is also a member of the Corporate Governance and Nominating Committee and the Executive Committee.

Manuel A. Fernandez, 61, has served as a director of SYSCO since November 2006. He has been the Managing Director of SI Ventures, a venture capital firm, since 1998 and Chairman Emeritus of Gartner, Inc., a leading information technology research and consulting company, since 2001. Prior to his present positions, Mr. Fernandez was Chairman, President, and Chief Executive Officer of Gartner. Previously, he was President and Chief Executive Officer at Dataquest, Inc., Gavilan Computer Corporation, and Zilog Incorporated. Mr. Fernandez also serves on the board of directors of Brunswick Corporation, Flowers Foods, Inc., The Black & Decker Corporation and several private companies and foundations, as well as the board of trustees of the University of Florida. Mr. Fernandez is a member of the Corporate Governance and Nominating Committee and the Finance Committee.

Jackie M. Ward, 69, has served as a director of SYSCO since September 2001. Ms. Ward founded in 1968, and later served as Chairman, President and Chief Executive Officer of, Computer Generation Incorporated, which was acquired in December 2000 by Intec Telecom Systems PLC, a technology company based in the United Kingdom. Ms. Ward is a director of Bank of America, Equifax Inc., Flowers Foods, Inc., Sanmina-SCI Corporation and WellPoint, Inc. Ms. Ward is Chairman of the Corporate Governance and Nominating Committee and is also a member of the Compensation Committee and the Executive Committee.

The Board of Directors recommends a vote FOR the nominees listed above.

Class I directors whose terms expire at the 2008 Annual Meeting:

Judith B. Craven, M.D., 61, has served as a director of SYSCO since July 1996. Dr. Craven served as President of the United Way of the Texas Gulf Coast from 1992 until her retirement in September 1998. Dr. Craven is also a director of Belo Corporation, Luby’s, Inc., Sun America Funds and VALIC. She is also a Regent for the University of Texas. Dr. Craven is a member of the Corporate Governance and Nominating Committee, the Finance Committee and the Employee Benefits Committee.

Richard G. Merrill, 76, has served as a director of SYSCO since July 1983. Currently retired, he formerly served as Executive Vice President of The Prudential Insurance Company of America. Mr. Merrill is a member of the Audit Committee and the Compensation Committee.

Phyllis S. Sewell, 76, has served as a director of SYSCO since December 1991. Currently retired, she formerly served as Senior Vice President of Federated Department Stores, Inc. Mrs. Sewell is a member of the Audit Committee and the Corporate Governance and Nominating Committee.

Richard G. Tilghman, 67, has served as a director of SYSCO since November 2002. Mr. Tilghman served as Vice Chairman and Director of SunTrust Banks from 1999 until his retirement in 2000. He served as Chairman and Chief Executive Officer of Crestar Financial Corporation, a bank holding company, from 1986 until 1999. Mr. Tilghman is Chairman of the Audit Committee and is also a member of the Compensation Committee and the Executive Committee.

Class II directors whose terms expire at the 2009 Annual Meeting:

Jonathan Golden, 70, has served as a director of SYSCO since February 1984. Mr. Golden is a partner of Arnall Golden Gregory LLP, counsel to SYSCO. Mr. Golden is a member of the Finance Committee.

Joseph A. Hafner, Jr., 62, has served as a director of SYSCO since November 2003. In November 2006, Mr. Hafner retired as Chairman of Riviana Foods, Inc., a position he had held since March 2005. He served as President and Chief Executive Officer of Riviana from 1984 until March 2004. Mr. Hafner is Chairman of the Finance Committee and is also a member of the Audit Committee and the Executive Committee.

Nancy S. Newcomb, 62, has served as a director of SYSCO since February 2006. Ms. Newcomb served as Senior Corporate Officer, Risk Management, of Citigroup from May 1998 until her retirement in 2004. She served as a customer group executive of Citicorp (the predecessor corporation of Citigroup) from December 1995 to April 1998, and as a division executive, Latin America from September 1993 to December 1995. From January 1988 to August 1993 she was the principal financial officer, responsible for liquidity, funding and capital management. Ms. Newcomb is also a director of Moody’s Corporation and The DIRECTV Group, Inc. Ms. Newcomb is a member of the Audit Committee and the Finance Committee.

Richard J. Schnieders, 59, has served as a director of SYSCO since July 1997. Mr. Schnieders has served as Chairman and Chief Executive Officer of SYSCO since January 2003. He assumed the additional role of President in July 2005, and served in that role until he stepped down on July 1, 2007, when Kenneth F. Spitler was promoted to President. Mr. Schnieders previously served as President from July 2000 through December 2002 and as Chief Operating Officer from January 2000 through December 2002. Mr. Schnieders served as Executive Vice President, Foodservice Operations from January 1999 to July 2000 and as Senior Vice President, Merchandising Services and Multi-Unit Sales from 1997 until January 1999. From 1992 until 1997, he served as Senior Vice President, Merchandising Services. From 1988 until 1992, Mr. Schnieders served as President and Chief Executive Officer of Hardin’s-Sysco Food Services, LLC. He has been employed by SYSCO since 1982. Mr. Schnieders is Chairman of the Executive Committee and the Employee Benefits Committee and is also a member of the Finance Committee.

Unless otherwise noted, the persons named above have been engaged in the principal occupations shown for the past five years or longer.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Corporate Governance Guidelines

The Board of Directors has adopted the Sysco Corporation Corporate Governance Guidelines. These guidelines outline the functions of the Board, director responsibilities, and various processes and procedures designed to ensure effective and responsive governance. These guidelines also outline qualities and characteristics we consider when determining whether a member or candidate is qualified to serve on the Board, including diversity, skills, experience, time available and the number of other boards the member sits on in the context of the needs of the Board and SYSCO. We review these guidelines from time to time in response to changing regulatory requirements and best practices and revise them accordingly. We last revised the guidelines in May 2007. We have published the Corporate Governance Guidelines on our website at www.sysco.com/investor/governance.html. You may obtain the Corporate Governance Guidelines in print by writing to the Investor Relations Department, SYSCO Corporation, 1390 Enclave Parkway, Houston, Texas 77077-2099.

Code of Business Conduct

We require all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller to comply with our long-standing Code of Business Conduct to help ensure that we conduct our business in accordance with the highest standards of moral and ethical behavior. Our Code of Business Conduct addresses:

•	professional conduct, including customer relationships, equal opportunity, payment of gratuities and receipt of payments or gifts,
•	competition and fair dealing,
•	political contributions,
•	antitrust,
•	conflicts of interest,
•	insider trading,
•	financial disclosure,
•	intellectual property, and
•	confidential information.

The Code requires strict adherence to all laws and regulations applicable to our business. It also requires employees to report any violations or suspected violations of the Code; employees may utilize SYSCO’s ethics hotline for this purpose. The Code also includes an anti-retaliation statement. We have published the Code of Business Conduct on our website at www.sysco.com/investor/governance.html. You may obtain the Code in print by writing to the Investor Relations Department, SYSCO Corporation, 1390 Enclave Parkway, Houston, Texas 77077-2099.

Director Independence

Our Corporate Governance Guidelines require that at least a majority of our directors meet the criteria for independence that the New York Stock Exchange has established for continued listing and all applicable legal requirements. Additionally, we require that all members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee be independent.

Under New York Stock Exchange listing standards, to consider a director to be independent, we must determine that he or she has no material relationship with SYSCO other than as a director. The standards specify the criteria by which we must determine whether directors are independent, and contain guidelines for directors and their immediate family members with respect to employment or affiliation with SYSCO or its independent public accountants.

In addition to the NYSE’s standards for independence, our Corporate Governance Guidelines provide that the following relationships will not impair a director’s independence:

•	if a SYSCO director is an executive officer of another company that does business with SYSCO and the annual sales to, or purchases from, SYSCO are less than two percent of the annual revenues of the other company;

•	if a SYSCO director is an executive officer of another company which is indebted to SYSCO, or to which SYSCO is indebted, and the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the company he or she serves as an executive officer; and

•	if a SYSCO director serves as an officer, director or trustee of a charitable organization, and SYSCO’s discretionary charitable contributions to the organization are less than two percent of that organization’s total annual charitable receipts; SYSCO’s automatic matching of employee charitable contributions to higher education will not be included in the amount of SYSCO’s contributions for this purpose.

The Board of Directors has reviewed all relevant relationships of the directors with SYSCO. The relationships reviewed included those described under “Certain Related Party Transactions,” and several relationships that did not automatically make the individual non-independent under the NYSE standards or our Corporate Governance Guidelines, either because of the type of affiliation between the director and the other entity or because the amounts involved did not meet the applicable thresholds. Such relationships include the following (for purposes of this section, “SYSCO”, “we,” “us” and “our” include our operating companies):

•	Dr. Craven serves as a member of the Board of Directors of Luby’s, Inc., which is one of our customers, and as a Regent for the University of Texas, which purchases our products through a subcontract arrangement with one of our customers;

•	Mr. Fernandez serves on the Board of Trustees, and during fiscal 2007 served as the Chairman of the Board of Trustees, of the University of Florida, which purchases products from us, as a director of Flowers Foods, Inc, which is one of SYSCO’s suppliers, and as Chairman Emeritus of Gartner, Inc., a technology firm that provides certain services to which we subscribe;

•	Mr. Hafner serves as a Trustee of The Kinkaid School, which is one of our customers; Mr. Hafner serves on the Houston regional advisory board of JPMorgan Chase Bank, which provides investment banking and cash management services to our company; JPMorgan and its affiliates also serve as administrative agents on our revolving credit facility and as the issuing and paying agent and a dealer on our commercial paper program; Mr. Hafner also serves on the boards or committees of several non-profit organizations to which SYSCO makes donations; in addition, Mr. Hafner serves as a director of the University of St. Thomas and as a member of the President’s Advisory Council of the University of Houston — Downtown, both of which purchase our products through subcontracting arrangements;

•	Mr. Merrill’s son is employed by one of our suppliers;

•	Ms. Newcomb is a director of Moody’s Corporation, which provides credit ratings for certain of our debt obligations, and is a trustee of the Woods Hole Oceanographic Institution, which purchases our products through a subcontracting arrangement;

•	Mr. Tilghman is a trustee of the Colonial Williamsburg Foundation, a director of the Colonial Williamsburg Company, and a director of the Virginia Museum of Fine Arts; all three of these organizations are our customers;

•	Ms. Ward is a director of Bank of America Corporation, which provides us with investment banking and cash management services, a director of Flowers Foods, Inc., which is one of our suppliers, and a director of WellPoint, Inc., with which one of our subsidiaries has contracted for medical insurance.

After reviewing such information, the Board of Directors has determined that each of Mr. Cassaday, Dr. Craven, Mr. Fernandez, Mr. Hafner, Mr. Merrill, Ms. Newcomb, Mrs. Sewell, Mr. Tilghman and Ms. Ward has no material relationship with SYSCO and is independent under the NYSE standards and the categorical standards set forth in the Corporate Governance Guidelines and described above. Mr. Golden is not considered to be independent. The Board has also determined that each member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is independent. Effective September 2006, we amended the Corporate Governance Guidelines to provide that no independent director who is a member of the Audit, Compensation or Corporate Governance and Nominating Committees may receive any compensation from SYSCO other than in his or her capacity as a non-employee director or committee member. The Board has determined that none of the above-named directors has received any compensation from SYSCO since September 2006, and no member of the Audit Committee has received any compensation from SYSCO at any time while he or she has served as such, other than in his or her capacity as a non-employee director or committee member.

Director Compensation

See “Director Compensation” beginning on page 58 for a discussion of compensation received by our non-employee directors during fiscal 2007.

Presiding Director

The non-management directors meet in executive session without members of management present at every regular Board meeting. During fiscal 2007, the non-management directors held five executive sessions without the CEO or any other member of management present. Mr. Tilghman presided at these executive sessions during fiscal 2007. The independent members of the Board have adopted a rotation system by which, beginning on the first day of SYSCO’s 2008 fiscal year, the chairs of the Corporate Governance and Nominating, Compensation, Finance (but only if such chair has been determined to be independent) and Audit Committees began rotating for one-year terms as presiding director. Ms. Ward, chair of the Corporate Governance and Nominating Committee, is the current presiding director for fiscal 2008. The presiding director, among other things, presides at meetings of the non-employee directors. In addition, the independent directors, exclusive of all directors who have not been determined to be independent, meet in executive session at least once a year, and the presiding director presides at such meetings.

Board Meetings and Attendance

The Board of Directors held nine meetings, including five regular meetings and four special meetings, during fiscal 2007, and all directors attended 75% or more of the aggregate of:

•	the total number of meetings of the Board of Directors, and
•	the total number of meetings held by all committees of the Board on which he or she served during fiscal 2007.

The Board generally expects directors to attend the Annual Meeting of Stockholders. In fiscal 2007, all directors who were in office at that time attended the Annual Meeting except for Ms. Newcomb, who was unable to attend.

Committees of the Board

The following directors serve on the committees indicated:

Corporate Governance
	Audit		Compensation	and Nominating
Name	Committee		Committee	Committee

John M. Cassaday			X*	X
Judith B. Craven				X
Manuel A. Fernandez				X
Joseph A. Hafner, Jr.	X
Richard G. Merrill	X		X
Nancy S. Newcomb	X
Phyllis S. Sewell	X			X
Richard G. Tilghman	X	*	X
Jackie M. Ward			X	X	*

*	Chair of the Committee

Audit Committee — The Audit Committee held 14 meetings during fiscal 2007. The Audit Committee oversees and reports to the Board with respect to various auditing and accounting matters, including:

•	the selection of the independent public accountants,
•	the scope of audit procedures,
•	the nature of all audit and non-audit services to be performed by the independent public accountants,
•	the fees to be paid to the independent public accountants,
•	the performance of the independent public accountants, and
•	SYSCO’s accounting practices and policies.

The Committee also reviews with the Finance Committee enterprise-wide risk assessment and risk management policies, and assists the Board in its oversight of legal and regulatory compliance. Each member of the Audit Committee is financially literate and has been determined by the Board to be independent, as defined in the New York Stock Exchange’s listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934. No Audit Committee member serves on the audit committees of more than two other companies. The Board has determined that Messrs. Hafner, Merrill and Tilghman and Ms. Newcomb each meet the definition of an audit committee financial expert as promulgated by the Securities and Exchange Commission. The Report of the Audit Committee begins on page 61.

Compensation Committee — The Compensation Committee held six meetings during fiscal 2007. During fiscal 2007, Mr. Cassaday, Mr. Merrill, Mr. Tilghman and Ms. Ward served on the Compensation Committee. The function of the Compensation Committee is to determine and approve all compensation of the Chief Executive Officer and the other executive officers, including the named executive officers, and to oversee the administration of:

•	SYSCO’s Management Incentive Plans,
•	stock incentive and option plans,
•	the 2004 Mid-Term Incentive Plan,
•	the Supplemental Performance Based Bonus Plan,
•	the Supplemental Executive Retirement Plan,
•	the Executive Deferred Compensation Plan, and
•	all other executive benefit plans.

Except for decisions that impact the compensation of the Chief Executive Officer, the Compensation Committee is authorized to delegate any decisions it deems appropriate to a subcommittee. In such a case, the subcommittee must promptly make a report of any action that it takes to the full Compensation Committee. For a detailed description of the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, including the role of executive officers and compensation consultants in recommending the amount and form of executive compensation, see “Compensation Discussion and Analysis” beginning on page 19.

Corporate Governance and Nominating Committee — The Corporate Governance and Nominating Committee held five meetings during fiscal 2007. The function of the Corporate Governance and Nominating Committee is to:

•	propose directors, committee members and officers to the Board for election or reelection,
•	to oversee the evaluation of management, including the Chief Executive Officer,
•	to review the performance of the members of the Board and its committees,
•	to consider the annual compensation of non-employee directors,
•	to review related person transactions, and
•	to review and make recommendations regarding the organization and effectiveness of the Board and its committees, the establishment of corporate governance principles, the conduct of meetings, succession planning and SYSCO’s governing documents.

Finance Committee — The Finance Committee held five meetings during fiscal 2007. The function of the Finance Committee is to assist the Board in satisfying its fiduciary responsibilities relating to SYSCO’s financial performance and financial planning. The Committee:

•	reviews policies regarding capital structure, dividends and liquidity;
•	reviews with the Audit Committee risk assessment and risk management policies;
•	reviews and recommends the sale or issuance of equity and certain debt securities;
•	reviews acquisitions and financing alternatives;
•	reviews and approves certain capital expenditures;
•	establishes and monitors high-level investment and funding objectives and investment performance and funding of SYSCO’s tax-qualified retirement and non-qualified benefit plans; and
•	reviews and oversees SYSCO’s information technology and security matters.

The Finance Committee annually reviews with the Audit Committee SYSCO’s enterprise-wide risk assessment and risk management policies, policies regarding financial risk management and insurance risk management strategies. In addition, the Finance Committee assists the Audit Committee in reviewing and overseeing SYSCO’s environmental, health and safety matters and related regulatory compliance. The Finance Committee reports regularly, and makes recommendations to the Audit Committee, regarding specific actions to be taken in this area at least annually.

The Finance Committee is chaired by Mr. Hafner, and its members include Dr. Craven, Mr. Fernandez, Mr. Golden, Ms. Newcomb and Mr. Schnieders.

Executive Committee — The Executive Committee did not meet during fiscal 2007. The Executive Committee is authorized to exercise all of the powers of the Board when necessary, to the extent permitted by applicable law. The Executive Committee is chaired by Mr. Schnieders, and its members include Mr. Cassaday, Mr. Hafner, Mr. Tilghman and Ms. Ward.

Employee Benefits Committee — The Employee Benefits Committee’s purpose is to oversee the maintenance and administration of the Corporation’s employee stock purchase, employee welfare benefit, and tax-qualified retirement plans, except that the Employee Benefits Committee does not have authority with respect to the compensation of executive officers. Mr. Schnieders chairs, and Dr. Craven serves as a member of, this Committee.

Current copies of the charters for the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Finance Committee are published on our website at www.sysco.com/investor/governance.html and are available in print by writing to the Investor Relations Department, SYSCO Corporation, 1390 Enclave Parkway, Houston, Texas 77077-2099.

Nominating Committee Policies and Procedures in Identifying and Evaluating Potential Director Nominees

In accordance with its Charter, the Corporate Governance and Nominating Committee will observe the procedures described below in identifying and evaluating candidates for election to SYSCO’s Board of Directors.

In considering candidates for election to the Board, the Committee will determine the incumbent directors whose terms expire at the upcoming Annual Meeting and who wish to continue their service on the Board. The Committee will also identify and evaluate new candidates for election to the Board for the purpose of filling vacancies. The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, SYSCO’s management and stockholders who beneficially own individually or as a group at least five percent of SYSCO’s outstanding shares for at least one year and who have expressed an interest in recommending director candidates. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. Where such a search firm is engaged, the Committee shall set its fees and scope of engagement.

The Committee will also consider candidates recommended by stockholders. The Committee will evaluate such recommendations using the same criteria that it uses to evaluate other candidates. Stockholders can recommend candidates for consideration by the Committee by writing to the Corporate Secretary, 1390 Enclave Parkway, Houston, Texas 77077, and including the following information:

•	the name and address of the stockholder;

•	the name and address of the person to be nominated;

•	a representation that the stockholder is a holder of the SYSCO stock entitled to vote at the meeting to which the director recommendation relates;

•	a statement in support of the stockholder’s recommendation, including a description of the candidate’s qualifications;

•	information regarding the candidate as would be required to be included in a proxy statement filed in accordance with the rules of the Securities and Exchange Commission; and

•	the candidate’s written, signed consent to serve if elected.

The Committee typically recommends director candidates to the Board in early July of each year. The Committee will consider in advance of SYSCO’s next Annual Meeting of stockholders those director candidate recommendations that the Committee receives by May 1st.

With respect to all incumbent and new candidates that the Committee believes merit consideration, the Committee will:

•	cause to be assembled information concerning the background and qualifications of the candidate, including information required to be disclosed in the company’s proxy statement under the rules of the SEC or any other regulatory agency or exchange or trading system on which the company’s securities are listed, and any relationship between the candidate and the person or persons recommending the candidate;

•	determine if the candidate satisfies the qualifications required by the company’s Corporate Governance Guidelines of candidates for election as director as set forth under “Corporate Governance Guidelines” above;

•	determine if the candidate possesses qualities, experience or skills that the Committee has determined to be desirable;

•	consider the contribution that the candidate can be expected to make to the overall functioning of the Board;

•	consider the candidate’s capacity to be an effective director in light of the time required by the candidate’s primary occupation and service on other boards;

•	consider the extent to which the membership of the candidate on the Board will promote diversity among the directors; and

•	consider, with respect to an incumbent director, whether the director satisfactorily performed his or her duties as director during the preceding term, including attendance and participation at Board and Committee meetings, and other contributions as a director.

In its discretion, the Committee may designate one or more of its members, or the entire Committee, to interview any proposed candidate. Based on all available information and relevant considerations, the Committee will recommend to the full Board for nomination those candidates who, in the view of the Committee, are most suited for membership on the Board.

If we receive by May 29, 2008 a recommendation of a director candidate from one or more stockholders who have beneficially owned at least five percent of our outstanding common stock for at least one year as of the date the stockholder makes the recommendation, then we will disclose in our next proxy materials relating to the election of directors the identity of the candidate, the identity of the nominating stockholder(s) and whether the Committee determined to nominate such candidate for election to the Board. However, we will not provide this disclosure without first obtaining written consent of such disclosure from both the nominating stockholder(s) and the candidate it is planning to identify. The Committee will maintain appropriate records regarding its process of identifying and evaluating candidates for election to the Board.

Communicating with the Board

Interested parties may communicate with the presiding director, the non-management directors as a group and the other members of the Board by confidential email. All emails will be delivered to the parties to whom they are addressed. The Board requests that items unrelated to the duties and responsibilities of the Board not be submitted, such as product inquiries and complaints, job inquiries, business solicitations and junk mail. You may access the form to communicate by email in the corporate governance section of SYSCO’s website at www.sysco.com/investor/contact_board.html.

EXECUTIVE OFFICERS

The following persons currently serve as executive officers of SYSCO. Each person listed below has served as an officer of SYSCO and/or its subsidiaries for at least the past five years.

Name	Title	Age

Larry J. Accardi*	Executive Vice President, Sales	58
Kenneth J. Carrig	Executive Vice President and Chief Administrative Officer	50
Robert J. Davis	Senior Vice President, Market Development	49
William J. DeLaney	Executive Vice President and Chief Financial Officer	51
Kirk G. Drummond	Senior Vice President of Finance and Treasurer	52
G. Mitchell Elmer	Vice President, Controller and Chief Accounting Officer	48
James D. Hope	Senior Vice President, Sales and Marketing	47
Michael C. Nichols	Senior Vice President, General Counsel and Corporate Secretary	55
Larry G. Pulliam*	Executive Vice President, Global Sourcing and Supply Chain	51
Richard J. Schnieders*	Chairman and Chief Executive Officer	59
Kenneth F. Spitler*	President and Chief Operating Officer	58

*	Named Executive Officer

Larry J. Accardi became SYSCO’s Executive Vice President, Sales on July 1, 2007. He has announced his planned retirement from SYSCO, effective December 31, 2007. Mr. Accardi began his career at SYSCO as Director of Program Accounts at its operating company in Memphis, Tennessee. He progressed through several positions at that company and was named President and Chief Operating Officer of SYSCO’s operation in Jackson, Mississippi in 1989, adding the title of Chief Executive Officer in 1992. In 1995, Mr. Accardi transferred to the Atlanta operating company as President and Chief Executive Officer and was then promoted to Senior Vice President of Operations of the Northeast Region in 1998. In 2000, he transferred to the corporate headquarters and was promoted to Executive Vice President of Merchandising Services. He then served as Executive Vice President of Contract Sales and President of the Specialty Distribution Companies from January 2002 until July 1, 2007, when he assumed his current responsibilities.

Kenneth J. Carrig has served as Executive Vice President and Chief Administrative Officer of SYSCO since 2005. Prior to accepting his current position, Mr. Carrig served as Senior Vice President of Administration from 1999 to 2005.

Robert J. Davis has served as Senior Vice President, Market Development, since July 2007. During his 33-year career, Mr. Davis has served in a variety of positions for SYSCO and its subsidiaries. He was named President and Chief Executive Officer of SYSCO’s operation in Rome, Georgia in 1985, and then transferred to SYSCO’s Asheville, North Carolina operation in 1990, where he progressed to President and Chief Executive Officer in 1991. In 1997, he assumed the role of President and Chief Executive Officer of SYSCO’s operation in Charlotte, North Carolina. He then transferred to corporate headquarters and served as Senior Vice President, Contract Sales, from October 2004 until July 2007.

William J. DeLaney was promoted to the role of SYSCO’s Executive Vice President and Chief Financial Officer, effective July 1, 2007. Mr. DeLaney began his SYSCO career in 1987 as assistant treasurer at SYSCO’s corporate headquarters. He was promoted to Treasurer in 1991, and in 1993 he was named a Vice President, continuing in those responsibilities until 1994. Mr. DeLaney joined Sysco Food Services of Syracuse in 1996 as Chief Financial Officer, progressed to Senior Vice President in 1998 and Executive Vice President in 2002. In 2004, Mr. DeLaney was appointed President and Chief Executive Officer of Sysco Food Services of Charlotte. He held that position until December 2006, when he was named Senior Vice President of Financial Reporting, a position he has held until his promotion to his current title.

Kirk G. Drummond has served as SYSCO’s Senior Vice President, Finance and Treasurer since December, 2005. Mr. Drummond joined SYSCO in 1986 as Controller of SYSCO’s Grand Rapids, Michigan subsidiary. In 1989 he transferred to SYSCO’s Atlanta operation as Chief Financial Officer and Controller, a position he held until 1992 when he assumed the added duties of Vice President of Finance. Mr. Drummond relocated to SYSCO’s corporate headquarters in Houston in 1997 when he was appointed Vice President and Controller. He was named Vice President and Chief Information Officer in 2000 and served in that position until January 2005, when he was appointed to the role of Senior Vice President and Chief Information Officer. In December 2005, Mr. Drummond was appointed to his current duties.

G. Mitchell Elmer has served as Vice President and Controller since 2000 and assumed the added responsibility of Chief Accounting Officer in July 2005. Mr. Elmer began his SYSCO career in 1989 as a staff auditor in operations review at SYSCO’s corporate office in Houston. In 1991 he transferred to SYSCO’s Virginia subsidiary as Director of Finance, and the following year he was named Vice President of Finance and Administration. Mr. Elmer was appointed Vice President of Finance for SYSCO’s Louisville, Kentucky operation in 1995 and progressed to Senior Vice President of Marketing, Merchandising and Finance at that company in 1997. The following year he transferred to SYSCO’s Denver operation as Vice President of Finance. In 2000 he returned to SYSCO’s corporate office to serve as Vice President and Controller.

James D. Hope has served as Senior Vice President, Sales and Marketing, since July 2007. Mr. Hope started his 21-year career at SYSCO’s corporate headquarters as a financial analyst. He advanced through the Operations Review department, becoming Manager in 1992. He transferred to Sysco Food Services of Kansas City, Inc. in 1993 as Chief Financial Officer, where he was named President and Chief Executive Officer in 2000. Mr. Hope served as Group President, Demand, in the company’s Strategic Group from December 2005 until July 2007.

Michael C. Nichols has served as SYSCO’s General Counsel since 1998, assumed the added responsibility of Corporate Secretary in 2002, and was promoted to Senior Vice President in July 2006. Mr. Nichols began his SYSCO career in 1981 as General Counsel at SYSCO’s corporate office in Houston, a position he held through 1988. In 1991 he rejoined SYSCO Corporation as Vice President of Management Development and Human Resources, and in 1998 he advanced to the position of General Counsel.

Larry G. Pulliam has served as SYSCO’s Executive Vice President, Global Sourcing and Supply Chain since July 2007. Mr. Pulliam began his foodservice career in 1974 with a regional foodservice company in Fort Worth, Texas. He served in a variety of areas for that company, from warehouse operations to information services, before joining SYSCO’s corporate office in 1987. Mr. Pulliam was named Vice President of Operations for SYSCO’s Los Angeles operation in 1991, and in 1995 he transferred to the Baltimore subsidiary to serve as Executive Vice President and Chief Operating Officer. He returned to SYSCO’s corporate office in 1997 as Vice President and Chief Information Officer, a position he held until he was promoted to President and Chief Executive Officer of Sysco Food Services of Houston, LP in 2000. Mr. Pulliam then returned to SYSCO’s corporate office as Senior Vice President, Merchandising Services in 2002 and served in that role until 2005, when he was promoted to Executive Vice President, Merchandising Services.

Richard J. Schnieders is described under “Election of Directors” on page 5.

Kenneth F. Spitler was promoted to the role of President and Chief Operating Officer, effective July 1, 2007. Mr. Spitler is a 21-year SYSCO veteran. He has held a variety of executive positions with SYSCO, including serving as President and Chief Executive Officer of SYSCO’s Detroit and Houston broadline operating companies. In 2000, he was named Senior Vice President of Operations for the Northeast Region, with responsibility for 14 SYSCO operating companies in eight states. Mr. Spitler relocated to SYSCO’s corporate headquarters in 2002, when he was promoted to Executive Vice President of Redistribution and Foodservice Operations with responsibility for nationwide broadline operations and the development of redistribution facilities. He was promoted to the position of Executive Vice President and President of North American foodservice operations in January 2005, and served in that role until his promotion to his current position.

Succession Planning

The Board plans for succession to the position of CEO, and the Corporate Governance and Nominating Committee oversees this succession planning process. To assist the Board, the CEO periodically provides the Board with an assessment of senior executives and their potential to succeed to the position of CEO, as well as perspective on potential candidates from outside the company. The Board has available on a continuing basis the CEO’s recommendation should he be unexpectedly unable to serve. The CEO also provides the Board with an assessment of potential successors to key positions.

STOCK OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of SYSCO’s common stock, as of September 11, 2007, by (i) each director, (ii) each named executive officer (as defined on page 19), and (iii) all directors and executive officers as a group. To our knowledge, no person or group beneficially owns more than 5% of our common stock. Unless otherwise indicated, each stockholder identified in the table has sole voting and investment power with respect to his or her shares. Fractional shares have been rounded down to the nearest whole share.

					Shares of		Total Shares of
	Shares of		Shares of		Common Stock		Common Stock		Percent of
	Common Stock		Common Stock		Underlying		Beneficially		Outstanding
	Owned Directly(1)		Owned Indirectly		Options(2)		Owned(1)(2)		Shares(3)

Larry J. Accardi	165,000		—		363,800		528,800			*
John M. Cassaday	19,165		3,500	(4)	5,532		28,197			*
Judith B. Craven	31,691		—		37,532		69,223			*
Manuel A. Fernandez	9,673		—		1,166		10,839			*
Jonathan Golden	44,739		18,500	(4)	61,532		124,771			*
Joseph A. Hafner, Jr.	15,195		—		13,532		28,727			*
Richard G. Merrill	45,901		—		61,532		107,433			*
Nancy S. Newcomb	9,000		—		1,166		10,166			*
Larry G. Pulliam	107,631		—		220,400		328,031			*
Richard J. Schnieders	310,240		61,604	(5)	419,000		790,844			*
Phyllis S. Sewell	34,691		—		53,532		88,223			*
Kenneth F. Spitler	66,214		122,688	(6)	315,800		504,702			*
John K. Stubblefield, Jr.(7)	102,466		—		288,800		391,266
Richard G. Tilghman	20,728		1,957	(4)	21,532		44,217			*
Jackie M. Ward	21,489		—		29,532		51,021			*
All Directors and Executive Officers as a Group (21 Persons)	1,077,710	(8)	208,865	(9)	2,404,014	(10)	3,690,589	(8)(9)(10)		*

(*)	Less than 1% of outstanding shares.

(1)	Includes an aggregate of 4,341 shares that were elected to be received by the non-employee directors in lieu of retainer fees during the first half of calendar 2007, and 2,164 matching shares. Pursuant to the Non-Employee Directors Stock Plan, these shares will be issued on December 31, 2007 or within 60 days after a non-employee director ceases to be a director, whichever occurs first. Such shares are deemed outstanding for computing the percentage ownership of the persons holding such shares, but are not deemed outstanding for computing the percentage ownership of any other persons.

(2)	Includes shares underlying options that are presently exercisable or will become exercisable within 60 days after September 11, 2007. Shares subject to options that are presently exercisable or will become exercisable within 60 days after September 11, 2007 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other persons.

(3)	Applicable percentage ownership at September 11, 2007 is based on 609,557,647 shares outstanding, adjusted in the case of certain options and retainer shares.

(4)	These shares are held by a family trust or corporation affiliated with the director.

(5)	These shares are held by the spouse of the director or executive officer.

(6)	The total number of shares owned indirectly by Mr. Spitler includes 190 shares held by his children and 122,498 shares held by a family limited partnership.

(7)	Mr. Stubblefield retired as Executive Vice President, Finance and Chief Financial Officer and retired from the Board on June 30, 2007.

(8)	Includes an aggregate of 176,353 shares directly owned by the current executive officers other than the named executive officers. Does not include any shares held by Mr. Stubblefield, who retired on June 30, 2007.

(9)	Includes an aggregate of 616 shares owned by the spouses and/or dependent children of current executive officers other than the named executive officers.

(10)	Includes an aggregate of 798,426 shares underlying options that are presently exercisable or will become exercisable within 60 days after September 11, 2007 held by current executive officers other than the named executive officers. Does not include any shares underlying options held by Mr. Stubblefield, who retired on June 30, 2007.

Stock Ownership Guidelines

To align the interests of our executives with those of our stockholders, SYSCO’s Board of Directors concluded that our executive officers should have a significant financial stake in SYSCO stock. To further that goal, for several years we have maintained stock ownership guidelines for our executives. In November 2006 and May 2007, our Corporate Governance Guidelines were amended to provide that the executives should own the number of shares, by position, as described in the following table:

	Required to	Required to
	Own by Third	Own by Fifth
	Anniversary in	Anniversary in
Position	Position	Position

Named Executive Officers
CEO	100,000 shares	175,000 shares
Non-CEO President or COO	40,000 shares	75,000 shares
CFO and Executive Vice Presidents	15,000 shares	30,000 shares
Other Officers
Senior Vice Presidents	10,000 shares	20,000 shares
Other Section 16 Officers	5,000 shares	10,000 shares

The three- and five-year periods begin when the executive is elected to the listed position. If an individual is promoted from one listed position to another, he or she will be required to meet the new position ownership guideline by the third and fifth years following the promotion, while continuing to meet the guideline under his or her previous position.

For purposes of the guidelines, the shares counted towards ownership include shares owned directly or indirectly by the executive through the SYSCO Corporation Employee Stock Purchase Plan, as well as any other shares of vested, unvested or restricted stock held by the executive, but do not include shares held through any other form of indirect beneficial ownership or shares underlying unexercised options.

In the event that these ownership guidelines present an undue hardship for an executive, the Chairman of the Corporate Governance and Nominating Committee may make an exception or provide an alternative to address the intent of the guidelines, taking into consideration the executive’s personal circumstances.

Until November 2006, we expressed our ownership guidelines as a multiple of salary. Before adopting these revised stock ownership guidelines, we reviewed the executive stock ownership requirements used by numerous other companies and found that most companies expressed their ownership guidelines as a multiple of salary. We also found that the average CEO ownership requirement was five times salary, the requirements for other executives scaled down to as low as 1 times salary and the accumulation periods averaged five years. We adopted guidelines with a specific number of shares rather than a multiple of salary to protect executives from unnecessary concern regarding fluctuations in the stock price, and the Corporate Governance and Nominating Committee will periodically review the guidelines to determine if they need to be updated due to, among other things, significant changes in the price of SYSCO stock. Based on average prices for SYSCO stock over the past year, the CEO ownership requirement of 175,000 shares equals a value of more than five times Mr. Schnieders’ salary. The other officer ownership requirements are set at lower levels that SYSCO thinks are reasonable given their salaries and responsibility levels. The graduated approach of a three-year and then five-year requirement also allows a reasonable amount of time for an executive to accumulate the shares necessary to satisfy the ownership requirements imposed upon him following his appointment or promotion. The stock portion of the management incentive bonus, coupled with shares obtained from the exercise of stock options, provides all executives with ample opportunity to satisfy these requirements within the specified time frames.

We provide the Board of Directors with the status of the executives’ stock ownership at its regularly-scheduled meetings to ensure compliance with these holding requirements. As of September 11, 2007, all named executive officers met the then-applicable stock ownership requirement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, our executive officers and directors and any persons holding more than ten percent (10%) of our common stock are required to file with the Securities and

Exchange Commission and the New York Stock Exchange reports of initial ownership of our common stock and changes in ownership of such common stock. To our knowledge, no person beneficially owns more than 10% of our common stock. Copies of the Section 16 reports filed by our directors and executive officers are required to be furnished to us. Based solely on our review of the copies of the reports furnished to us, or written representations that no reports were required, we believe that, during fiscal 2007, all of our executive officers and directors complied with the Section 16(a) requirements, except as follows: Mr. Accardi filed a Form 4 on August 18, 2006 reporting the exercise of certain stock options. The number of shares tendered through the attestation process to pay the exercise price of such options and related taxes was inadvertently understated by 192 shares. Mr. Accardi filed an amended Form 4 correcting the number of shares on September 6, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions Policies and Procedures

The Board has adopted written policies and procedures for review and approval or ratification of transactions with related persons. We subject the following related persons to these policies: directors, director nominees, executive officers, beneficial owners of more than 5% of our stock and any immediate family members of these persons.

We follow the policies and procedures below for any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which SYSCO was or is to be a participant, the amount involved exceeds $100,000, and in which any related person had or will have a direct or indirect material interest. These policies specifically apply without limitation to purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by SYSCO of a related person. The Board of Directors has determined that the following do not create a material direct or indirect interest on behalf of the related person, and are, therefore, not related person transactions to which these policies and procedures apply:

•	Interests arising only from the related person’s position as a director of another corporation or organization that is a party to the transaction; or

•	Interests arising only from the direct or indirect ownership by the related person and all other related persons in the aggregate of less than a 10% equity interest, other than a general partnership interest, in another entity which is a party to the transaction; or

•	Interests arising from both the position and ownership level described in the two bullet points above; or

•	Interests arising solely from the ownership of a class of SYSCO’s equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis, such as dividends; or

•	A transaction that involves compensation to an executive officer if the compensation has been approved by the Compensation Committee, the Board of Directors or a group of independent directors of SYSCO performing a similar function; or

•	A transaction that involves compensation to a director for services as a director of SYSCO if such compensation will be reported pursuant to Item 402(k) of Regulation S-K.

Any of our employees, officers or directors who have knowledge of a proposed related person transaction must report the transaction to our General Counsel. Whenever practicable, before the transaction goes effective or becomes consummated, the Corporate Governance and Nominating Committee of the Board of Directors will review and approve the proposed transaction in accordance with the terms of this policy. If the General Counsel determines that it is not practicable to obtain advance approval of the transaction under the circumstances, the Committee will review and, in its discretion may ratify, the transaction at its next meeting. In addition, the Board of Directors has delegated to the Chair of the Committee the authority to pre-approve or ratify, as applicable, any related person transaction in which the aggregate amount involved is expected to be less than $500,000.

In addition, if a related person transaction is ongoing in nature and the Committee has previously approved it, or the transaction otherwise already exists, the Committee will review the transaction during its first meeting of each fiscal year to:

•	ensure that such transaction has been conducted in accordance with the previous approval granted by the Committee, if any,

•	ensure that SYSCO makes all required disclosures regarding the transaction, and

•	determine if SYSCO should continue, modify or terminate the transaction.

We will consider a related person transaction approved or ratified if the transaction is authorized by the Corporate Governance and Nominating Committee or the Chair, as applicable, in accordance with the standards described below, after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the Committee will review and consider such of the following as it deems necessary or appropriate:

•	the related person’s interest in the transaction;

•	the approximate dollar value of the amount involved in the transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in SYSCO’s ordinary course of business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to SYSCO than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to SYSCO of, the transaction; and

•	any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Committee will review such additional information about the transaction as it in its sole discretion shall deem relevant. The Committee may approve or ratify the transaction only if the Committee determines that, based on its review, the transaction is in, or is not inconsistent with, the best interests of SYSCO. The Committee may, in its sole discretion, impose such conditions as it deems appropriate on SYSCO or the related person when approving a transaction. If the Committee or the Chair, as applicable, does not ratify a related person transaction, we will either rescind or modify the transaction, as the Committee or the Chair, as applicable, directs, as soon as practicable following the failure to ratify the transaction. The Chair will report to the Committee at its next regularly scheduled meeting any action that he or she has taken under the authority delegated pursuant to this policy. If any director has an interest in a related person transaction, he or she is not allowed to participate in any discussion or approval of the transaction, except that the director is required to provide all material information concerning the transaction to the Committee.

Transactions with Related Persons

Mr. Golden is the sole stockholder of Jonathan Golden, P.C., a partner in the law firm of Arnall Golden Gregory LLP, Atlanta, Georgia, counsel to SYSCO. During fiscal year 2007, SYSCO paid this firm approximately $2.7 million in legal fees, which fees we believe were fair and reasonable in view of the level and extent of services rendered. Due to this relationship, Mr. Golden is not considered to be an independent director under the NYSE standards or the categorical standards set forth in SYSCO’s Corporate Governance Guidelines.

Mr. Merrill’s adult son works for Sun Valley Group, which supplies some floral and related products to SYSCO. SYSCO paid the Sun Valley Group approximately $426,500 during fiscal 2007.

The Corporate Governance and Nominating Committee has approved all of the above transactions in accordance with the disclosed policies and procedures.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding equity compensation plans as of June 30, 2007.

Number of Securities
Remaining
	Number of Securities to be			Available for Future Issuance
	Issued Upon Exercise of		Weighted-Average Exercise	Under Equity Compensation
	Outstanding Options, Warrants		Price of Outstanding Options,	Plans (Excluding Securities
	and Rights		Warrants and Rights	Reflected in Column(a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	63,318,867	(1)	$29.41	18,899,920	(2)(3)
Equity compensation plans not approved by security holders	–0–		–0–	–0–
Total	63,318,867	(1)	$29.41	18,899,920	(2)(3)

(1)	Does not include 117,792 shares subject to options that were assumed in connection with our acquisition of Guest Supply, Inc. in March 2001. These options have a weighted average exercise price per share of $13.14.

(2)	Includes 12,523,950 shares issuable pursuant to our 2004 Stock Option Plan; 389,872 shares issuable pursuant to our Non-Employee Directors Stock Plan; 2,800,000 shares issuable under our 2005 Management Incentive Plan; and 3,186,098 shares issuable pursuant to our Employees’ Stock Purchase Plan as of June 30, 2007. Does not reflect the 6,000,000 additional shares that we are requesting approval to reserve for issuance under the 1974 Employees’ Stock Purchase Plan or the 30,000,000 shares that we may issue under the 2007 Stock Incentive Plan, if it is approved; does not reflect the issuance of 588,143 shares in August 2007 pursuant to the 2005 Management Incentive Plan; or the issuance of 433,910 shares in July 2007 pursuant to the 1974 Employees’ Stock Purchase Plan. There were 70,668 shares of stock that were issued under the 2005 Non-Employee Director Plan and predecessor plans that remained unvested as of September 11, 2007.

(3)	As of September 11, 2007, a total of 62,143,413 options remained outstanding under all of SYSCO’s option plans. These options have a weighted average exercise price of $29.54 and an average remaining term of 4.74 years. The remaining pool of available shares under SYSCO’s option plans includes approximately 12,571,470 shares authorized under the 2004 Stock Option Plan and 389,872 shares under the 2005 Non-Employee Directors Stock Plan. If the 2007 Stock Incentive Plan is approved, there will be 30,000,000 available shares under that plan, and we may not issue any new awards under the 2004 Stock Option Plan. Not taking into account the 6,000,000 additional shares that we are requesting approval to reserve for issuance, there are currently 2,752,188 shares remaining available for issuance under the 1974 Employees Stock Purchase Plan. There are also 2,211,857 shares available for issuance under the 2005 Management Incentive Plan.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis, particularly the sections regarding target performance levels for our annual and mid-term incentive compensation, contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of SYSCO’s compensation programs and should not be interpreted as management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

Introduction

SYSCO is the global leader in selling, marketing and distributing food products, equipment and supplies to the foodservice industry. As such, our long-term success depends on our ability to attract, retain and motivate highly talented individuals who are committed to SYSCO’s vision and strategy. One of the key objectives of our executive compensation program is to link executives’ pay to their individual performance and their advancement of SYSCO’s overall performance and business strategies, which we believe has made us successful in retaining key executives. Other objectives include aligning the executives’ interests with those of stockholders and encouraging high-performing executives to remain with SYSCO over the course of their careers. The five SYSCO executives who are identified in the Summary Compensation Table on page 36 are referred to as our “named executive officers.” These five executives have a combined total of more than 120 years of service with SYSCO and its affiliates, during which they have gained broad experience and earned promotions to increasing levels of responsibility. The amount of compensation for each named executive officer reflects extensive management experience, continued high performance and exceptional service to SYSCO and our stockholders over a long period of time.

Oversight of the Executive Compensation Program

Unless the context indicates otherwise, references to the “Committee” in this Compensation Discussion and Analysis and the executive compensation section following it refer to the Compensation Committee of the Board of Directors. The Committee determines and approves all compensation of the Chief Executive Officer, or CEO, and SYSCO’s other executive officers, including the named executive officers. Although the Compensation Committee meets jointly with the Corporate Governance and Nominating Committee to discuss both the CEO’s personal goals and his performance in achieving such goals in each fiscal year, the Compensation Committee solely approves all compensation awards and payout levels. The Committee develops and oversees programs designed to compensate our corporate officers, including the named executive officers, as well as the presidents and executive vice presidents of our operating companies. The Committee is also authorized to approve all grants of restricted stock, stock options and other awards under our equity-based incentive plans for SYSCO employees. For the past several years and through the first quarter of fiscal 2008, the Committee retained Mercer HR Consulting to assist with the development and design of our executive compensation programs. Mercer also advises the Corporate Governance and Nominating Committee regarding non-employee director compensation. Other than Mercer’s relationship with these two committees of the Board of Directors, SYSCO does not utilize the services of Mercer HR Consulting. Further information regarding the Committee’s responsibilities is found under “Committees of the Board” on page 8 and in the Committee’s Charter, available on the SYSCO website at www.sysco.com.

Executive Compensation Philosophy and Core Principles

Since the early 1970s, our executive compensation plans have directly linked a substantial portion of annual executive compensation to SYSCO’s performance, including increases in earnings per share, return on stockholders’ equity and operating company performance. These plans are designed to deliver superior compensation for superior individual and company performance; likewise, when individual and/or company performance falls short of expectations, certain programs deliver lower levels of compensation. However, the Committee tries to balance pay-for-performance objectives with retention considerations, so that even during temporary downturns in company performance, the programs continue to ensure that successful, high-achieving employees will remain at SYSCO. Furthermore, to attract and retain highly skilled management, our compensation program must remain competitive with that of comparable employers who compete with us for talent.

The Committee reviews our overall compensation program at least once annually. The current design of the program places a significant portion of our corporate officers’ pay at risk in order to provide incentives for superior individual and company performance. For example, the named executive officers only received amounts under the annual bonus plan for fiscal 2007 because SYSCO exceeded its minimum targets for increase in earnings per share and return on stockholders’ equity. These bonus amounts constituted approximately 53% of the CEO’s total cash compensation and an average of approximately 72% of the other named executive officers’ total cash compensation for fiscal 2007. Similarly, SYSCO had to meet minimum criteria regarding growth in earnings over a three-year period ending at the close of fiscal 2007 in order for the named executive officers to receive any amounts under the company’s cash performance unit awards. In comparison to the relatively large percentage of variable performance-based compensation, base salary for fiscal 2007 constituted only approximately 15% of the CEO’s total cash compensation and approximately 20% of the other named executive officers’ total aggregate cash compensation. In developing our pay for performance plans, the Committee generally benchmarks each element of pay against a comparison peer group, discussed below under “— Internal and External Analysis.” The Committee does not have an exact formula for allocating between fixed and variable, cash and non-cash, or short-term and long-term compensation, allowing it to incorporate flexibility into our annual, mid-term and long-term compensation programs and adjust for the evolving business environment.

Due to the quality of our management, as well as the training and experience offered by a career at SYSCO, a number of our senior executives have been presented with other professional opportunities, including opportunities at potentially higher compensation levels or that offer generous compensation packages with less “at-risk” pay. The Committee supports executive retention by using continued service as a significant determinant of total pay opportunity. Key elements of compensation that are service-based include stock options that generally vest over a five-year period, cash plan incentives that pay out in three years, and the Supplemental Executive Retirement Plan. We believe that SYSCO’s compensation strategies have been effective in promoting retention and are aligned with our company culture, which places a significant value on the tenure of high-performing executives.

The Committee has built today’s executive compensation program upon a framework that includes the following components, each of which is described in greater detail later in this Compensation Discussion and Analysis:

ANNUAL COMPENSATION
Base Salary
Because SYSCO weights executive compensation toward performance, the Committee begins its analysis of executives’ base salaries by looking at only the 25th percentile of the salary ranges for similar executive positions among companies in our peer group, which is described under “— External and Internal Analysis” below. The Committee then adjusts the base salaries based on a number of factors, including each executive’s job responsibilities, management experience, individual contributions, number of years in his or her position and current salary. SYSCO has purposefully designed an integrated compensation structure that offers relatively low fixed compensation and high performance-based variable compensation.

Management Incentive Bonus
Our bonus plan is designed to pay for performance with potentially significant annual cash incentive bonuses based on SYSCO and subsidiary performance under our Management Incentive Plan. We refer to this bonus as the “management incentive bonus” or “MIB.” The MIB also provides participants shares of our common stock with a market value equal to 28% of the cash bonus amount. The shares issued to the senior executives as part of this 28% MIB match are subject to two-year transfer restrictions. Because a large percentage of our executives’ annual compensation is at risk, the Committee hopes to achieve combined salary and annual cash bonus payments near the 75th percentile of SYSCO’s peer group upon achieving target performance levels. Payment of the MIB is based on satisfaction of predetermined performance criteria that the Committee believes benefit stockholders, including growth in earnings per share and return on stockholders’ equity. Therefore, when we did not meet the minimum criteria of achieving a 6% increase in earnings per share in fiscal 2006, none of the named executive officers received a bonus. The threshold requirements for payment of a bonus under the MIB Plan in fiscal 2008 are achieving at least a 6% increase in earnings per share and at least a 14% return on stockholders’ equity. Throughout this proxy statement, when we refer to performance measures based on “earnings per share,” we are referencing “basic earnings per share” unless the context clearly indicates otherwise.

Supplemental Bonus
If the MIB is earned, our supplemental bonus plan allows certain executives to increase their annual cash incentive award under the MIB by up to 25% based upon the achievement of specific objectives and the Committee determining that the executive’s performance exceeded expectations for the year. Participation in the supplemental bonus plan is limited to a number of senior executives, including the CEO, the President, all Executive Vice Presidents and all Senior Vice Presidents of SYSCO. This plan also provides for a reduction in the annual cash incentive award by up to 25% if some or all of these objectives are not met and the Committee determines that executive’s performance fell below expectations.

MID-TERM AND LONG-TERM INCENTIVES
While SYSCO pays a smaller portion of our compensation in long-term incentives when compared to its peer group, the Committee targets paying an aggregate of both cash performance units and stock options between the 25th and 50th percentiles of the peer group.

Cash Performance Units
In 2004, the Committee implemented a cash incentive plan designed to award a cash bonus at the conclusion of a three-year period based on SYSCO’s average growth in net earnings per share over that period. Subsequent grants under this plan have been based on SYSCO’s average growth in net earnings per share and average sales growth over the three-year period, with earnings per share for only the fiscal 2007 grants calculated exclusive of accruals for the MIB and supplemental bonus.

Stock Options
Stock options reward long-term SYSCO performance, more closely align the executives’ interests with those of our stockholders and focus executives on activities that increase stockholder value. If the 2007 Stock Plan is approved by stockholders at the Annual Meeting, the Committee will also have the ability to grant restricted stock and other stock-based awards beyond the automatic grants of restricted stock under the MIB.

RETIREMENT/CAREER INCENTIVES
Retirement Benefits and Deferred Compensation Plan
The Supplemental Executive Retirement Plan, or SERP, and Executive Deferred Compensation Plan, or EDCP, also play a major role in our total compensation program. Following retirement and other specified termination events, the SERP provides annuity payments based on prior years’ compensation. The EDCP allows participants to defer a portion of current cash compensation plus applicable earnings and employer contributions for payment in later years. The SERP and other elements of our compensation program encourage executives to perform at a competitive level and stay with SYSCO for long and productive careers.

Severance Agreements and Change in Control Provisions
In order to retain executives in a competitive environment, the Committee has provided our CEO and certain Executive Vice Presidents with severance agreements. Since May 2004, Messrs. Schnieders, Stubblefield, Spitler and Accardi have had severance agreements, although Mr. Accardi’s severance agreement was replaced with a Transition and Early Retirement Agreement in May 2007. In addition, certain benefit plans and agreements also contain provisions that vest or accelerate the payment of benefits upon a change in control. These agreements help smooth any leadership transitions and enable our executives to consider corporate transactions that are in the best interests of stockholders and other constituents of SYSCO without undue concern over whether the transactions may jeopardize the executives’ own employment.

OTHER BENEFITS AND PERKS
Other Benefits and Perks
SYSCO offers relatively few perks to its executives, but we do provide certain life and disability insurance and annual physical examinations. SYSCO owns fractional interests in private aircraft which are made available to members of the Board of Directors, executives and other members of management for business use, but are not allowed to be used for personal matters. Spouses may from time to time accompany executive officers on such flights in connection with travel to and from business-related functions if there is space available on the aircraft or we will provide reimbursement for spouses to travel with executive officers in connection with meetings of our Board of Directors and other business events. We generally do not provide automobiles, security monitoring, split-dollar life insurance or reimbursement for legal or financial counseling for personal matters.

Assuming that we achieve at least mid-single digit earnings growth and a return on equity near 30%, the Committee hopes that the senior executives will achieve total compensation, including all of the elements described above, between the 50th and the 75th percentile of total compensation paid to individuals in similar roles in SYSCO’s peer group. However, when our performance did not satisfy the criteria for payment of the MIB in fiscal 2006, the total compensation paid to our named executive officers was at a level below the 25th percentile of our peer group. We will continue to monitor the overall competitiveness of our compensation package. Possible changes to the bonus programs could include using different performance criteria or metrics allowed under the terms of the 2005 Management Incentive Plan, selecting different performance target levels and changing the mix of fixed and variable compensation. Overall, we believe our current compensation programs pay for performance and recognize each executive’s scope of responsibilities, demonstrated leadership abilities, management experience and effectiveness. Our plans also motivate key executives to achieve both superior short-term and long-term sustained results.

External and Internal Analysis

For the compensation package to be effective, the Committee must balance the components so that they are both externally competitive and internally equitable.

SYSCO is the largest food service distributor in North America, and other companies in the food service industry are significantly smaller. We believe that these smaller businesses would not create a satisfactory comparison group due to the greater skill levels and abilities required to manage a company of SYSCO’s size. Absent an industry peer group, the Committee concluded that the most comparable companies with respect to executive pay are companies whose business size and complexity are similar to ours and with which we compete for top executive positions. Therefore, the peer group developed for the executive compensation analysis is not the same peer group that is used in the stock performance graph in our annual report to stockholders.

In order to implement these conclusions regarding external comparison of executive pay, the Committee instructed Mercer to construct a peer group composed of publicly-traded U.S. companies with annual revenues of at least $5 billion that share similar business characteristics with SYSCO. In particular, Mercer examined industry leaders and other high-performing companies in logistics and distribution businesses that involve a high volume of relatively low-margin products and employ a large sales force. This review yielded a broad list of approximately 60 companies identified as possible peers based on the criteria. Mercer then scored each company based on size and performance, including sales growth, return on capital, total stockholder return and growth in earnings per share. Using this analysis and review, in May 2004, the Committee selected 15 companies to create the peer group used for SYSCO’s executive compensation analysis. The Committee annually reviews the peer group based on information provided by Mercer to ensure continued applicability. In May 2007, the Committee determined that General Mills should be removed from the peer group and AmerisourceBergen should be added in all future analysis, so that the peer group currently consists of the following 15 companies:

• AmerisourceBergen Corporation	• Dell Inc.	• McKesson Corp.
• Best Buy Company, Inc.	• Express Scripts Inc.	• Pepsico Inc.
• Cardinal Health Inc.	• FedEx Corp.	• Target Corp.
• Caremark RX Inc.	• Home Depot Inc.	• Tyson Foods, Inc.
• Costco Wholesale Corp.	• Lowe’s Companies, Inc.	• Walgreen Company

Peer group compensation data is limited to information that is publicly reported and, to the extent possible, the Committee uses it to benchmark all major components of compensation for our named executive officers. Mercer also provides supplemental survey-based information to assist the Committee with benchmarking various aspects of executive compensation.

With respect to annual salary and the various incentive awards available to the named executive officers, the Committee considers the internal equity of the compensation awarded by utilizing comparisons within the SYSCO organization. On an annual basis, the Committee compares the CEO’s compensation with that of the President and the Executive Vice Presidents to ensure that CEO compensation is reasonable and not perceived as being unfair. The Committee makes similar evaluations among the President, Executive Vice Presidents and Senior Vice Presidents. These comparisons only provide a point of reference as we do not use specific formulas to determine compensation levels reflecting the responsibilities of a particular officer position. Although officers at different levels of the organization receive a different percentage of their base salary as payment of the MIB, the financial criteria used for all corporate officers for payment of the MIB are identical. The Committee does not perform an independent internal equity analysis with respect to these annual bonuses.

Annual Compensation

Base Salary

Each year, Mercer completes an analysis of the executive officers’ base salaries by comparing them to the reported base salaries of individuals in the same or similar positions at the peer group companies. The Committee begins its review of executive base salaries by looking at the 25th percentile of the range Mercer indicates is paid to individuals in similar roles in our peer group. In setting base salaries, the Committee also takes into consideration each executive’s performance in the prior year and recent company performance, as well as each executive’s job responsibilities, management experience, individual contributions, number of years in his or her position and current salary and makes adjustments as appropriate. SYSCO’s culture has been built around the belief that establishing a relatively modest base salary and placing more of the executives’ annual pay at risk will drive both individual and company performance in order to achieve our business targets. The Committee’s determination of base salary is generally independent of decisions regarding other elements of compensation, although the Committee is knowledgeable of how an executive’s salary affects other elements of total compensation, such as the annual target bonus being based on a multiple of salary, and that base salary is one of the earnings components that determines future benefits under the SERP.

The Committee typically reviews base salaries annually, although the Committee has not necessarily increased salaries each year. The Committee considers the CEO’s recommendations, and modifies them where they deem appropriate, when determining the compensation of the other named executive officers and senior executives. The Committee, after reviewing the comparative peer group information provided by Mercer, approved base salary amounts for the named executive officers in November 2005, which were effective January 1, 2006, as follows:

• $1,075,000 for Mr. Schnieders,	• $555,000 for Mr. Accardi, and
• $590,000 for Mr. Stubblefield,	• $520,000 for Mr. Pulliam
• $555,000 for Mr. Spitler,

The Committee reviewed and approved further base salary adjustments for the named executive officers in November 2006, which became effective on January 1, 2007. In an executive session, the members of the Committee considered its July 2006 performance evaluation undertaken in conjunction with the Corporate Governance and Nominating Committee, assessed SYSCO’s and Mr. Schnieders’ accomplishment of objectives during fiscal 2006 and the first quarter of fiscal 2007 and took into account the Committee’s own subjective assessment of Mr. Schnieders’ performance since the formal July 2006 performance evaluation. They noted that under Mr. Schnieders’ leadership, SYSCO completed its first redistribution center, or RDC, and began operating it profitably at near full capacity. SYSCO also began work on a second RDC site and began identifying property for a third site. In addition, our business review process was continuing to show significant results and spearheaded a reduction of expenses across all aspects of the business. In addition, Mr. Schnieders created and led a significant effort to identify and implement strategic initiatives which the Committee and management believe show great promise in accelerating sales and earnings growth. Therefore, in recognition of his performance and continued leadership, the Committee increased Mr. Schnieders’ base salary by 4% to $1,118,000. The Committee performed a similar review for each of the other named executives, and considered recommendations from the CEO to increase each of the other named executive officers’ salaries in light of the peer group compensation information provided by Mercer. Based on these considerations, the Committee increased base salaries for these named executive officers by between 4% and 7% to $615,000 for Mr. Stubblefield, $590,000 for Mr. Spitler, $580,000 for Mr. Accardi and $540,000 for Mr. Pulliam. Each of these base salaries placed the named executive officers between the 25th and 50th percentile in the peer group.

In addition, in February 2007 we announced that Mr. Spitler would become SYSCO’s President and Chief Operating Officer effective July 1, 2007. The Committee raised Mr. Spitler’s base salary for fiscal 2008 to $650,000, which is still between the 25th and 50th percentiles of the peer group. The Committee considered this increase in Mr. Spitler’s base salary to be appropriate in light of the increased scope of the responsibilities he would be assuming in connection with his new position, including responsibility for SYSCO’s merchandising, specialty distribution companies and SYGMA.

Management Incentive Bonus

The MIB is designed to offer opportunities for compensation tied directly to annual company performance. Under the terms of the plan, we pay the MIB in cash with payments made in the first quarter of the fiscal year for bonuses earned with respect to performance in the prior fiscal year. At that time, the plan also requires that we issue to the participants restricted shares of SYSCO common stock with a market value equal to 28% of their cash bonus. The cash component of the MIB, as adjusted by the Supplemental Plan described below for fiscal 2007, is added to the base salary to determine future benefits under the SERP. In addition, each of Messrs. Schnieders, Stubblefield, Accardi and Spitler were “protected persons” under the SERP at the time we amended it in March 2006, so that we consider both the cash MIB component and the stock match component for fiscal years prior to 2006 in determining their alternative protected SERP benefit. For fiscal 2008 and future years, we have amended the SERP so that the supplemental bonus will not be considered in determining retirement benefits. We currently pay the MIB pursuant to the 2005 Management Incentive Plan, which is described in further detail under “Executive Compensation — 2005 Management Incentive Plan” on page 40.

Each year the Committee approves MIB agreements that are entered into between SYSCO and each of the named executive officers, as well as certain other executive officers. In June 2006, the Committee approved fiscal 2007 bonus agreements with each of the named executive officers pursuant to the 2005 Management Incentive Plan. In approving the agreements, the Committee generally targeted the cash portion of each named executive officer’s fiscal 2007 bonus at approximately 200% of his base salary, which would satisfy the Committee’s goal of having combined annual salary and cash bonus near the 75th percentile of our peer group. Above-target performance would produce higher payouts. The potential payout under the MIB encourages our executives to strive for excellence and the highest performance possible. However, the 2005 Management Incentive Plan provides that in no event will we pay a bonus to a named executive officer in excess of one percent of SYSCO’s earnings before income taxes as publicly disclosed in the “Consolidated Results of Operations” section of our Form 10-K filed with the Securities and Exchange Commission. For fiscal 2007, this limit, which would not apply to additional amounts granted under the Supplemental Plan, was approximately $16.2 million. The Committee chose this limit in order to comply with the disclosure regulations under Section 162(m) of the Internal Revenue Code.

As described under “Executive Compensation — 2005 Management Incentive Plan” on page 40, the MIB is currently based upon our overall corporate performance and, to a lesser extent, the performance of our operating companies. We chose the following performance measures to provide the best financial framework to incent executives to make decisions that create sustainable growth for our company and our stockholders:

•	We determine the portion of executives’ MIB related to our overall corporate performance based on two financial objectives:

•	the percentage increase in earnings per share for the current fiscal year as compared to the previous fiscal year, after adjusting for any fiscal year containing 53 weeks — this measure is based on growth in earnings per share and corporate executives do not earn a bonus unless we achieve at least mid-single digit earnings growth. We believe that our stockholders expect at least this level of growth and that a significant amount of stockholder value is derived from such growth.
•	the return on stockholders’ equity — determined by dividing our net earnings for the year by the average stockholders’ equity at the end of each quarter during the year; this measure focuses the executives on taking responsibility for better utilization of our cash and other assets and for protecting our capital.

We pay no bonuses to our corporate officers under the MIB unless SYSCO achieves both the earnings per share and return on stockholders’ equity goals.

•	We determine the portion of executives’ MIB which is related to operating company performance based on the number of our operating companies, or subsidiaries, that attain at least a 20% or greater return on capital. As we acquire and create more operating companies through our acquisitions and fold-out programs, the executives’ jobs become more difficult and require more intensive efforts to supervise operations and administer programs to an increased number of employees. Therefore, we use this measure to provide a reward when a large number of operating companies perform well during the fiscal year. You should note, however, that we pay no bonus to any corporate officer under these criteria unless we have satisfied the minimum levels for our overall performance, described above. In 2007, we increased from 15 to 20 the minimum number of SYSCO operating companies or subsidiaries that must attain the 20% return on capital target for executives to earn this component of the MIB. We believe that this change, which has the effect of decreasing the MIB payments, was appropriate because it offsets the possible increase in the bonus from the Supplemental Plan and reflects the increasing number of subsidiaries that we own.

We determine all of these performance measures in accordance with generally accepted accounting principles, which we apply on a consistent basis. Management typically prepares the grid used for calculating the earnings per share and return on equity components of the MIB based on prior years’ incentive plans and submits it for review by Mercer. Mercer reviews the grid to determine whether achievement of target performance levels would produce annual compensation results, comprised of annual base salary plus the cash portion of the MIB as adjusted by the supplemental bonus, which would approximate that of our peer group’s 75th percentile. The Committee then approves a final grid after consulting with Mercer. Because we keep executives’ base salaries at a relatively low level, we constructed the grid in a manner so that in most years the executives receive at least some level of bonus. However, in years in which our financial performance did not reach the minimum targeted objectives, the executives did not receive any bonus. For example, in fiscal 2006, earnings per share were not sufficient to meet the minimum MIB performance level, and as a result the named executive officers did not receive any bonus. In the past, we have paid a bonus to executives only if the company satisfied the minimum criteria of a 6% increase in earnings per share and an 18% return on stockholder’s equity, except during fiscal 2007, when we temporarily set the minimum increase in earnings per share at 4% and permanently reduced the minimum return on stockholders’ equity to 14%. We believe that the targets for higher payouts are aggressive and challenging, but our stockholders typically expect high levels of performance from SYSCO and the higher payouts can be achieved, as demonstrated under “Annual Compensation (including MIB Shares) in Recent Fiscal Years” on page 27.

At the end of fiscal 2006, when we determined that the company’s performance did not satisfy the criteria for payment of the MIB, we reversed the amounts previously accrued for payment of corporate bonuses. This reversal increased fiscal 2006 earnings per share. Because the company must meet a specified level of increase in earnings per share for the executives to receive any bonus, the reversal raised the level of performance that would have been required to earn an MIB in fiscal 2007. Therefore, in September 2006, the Committee approved amendments to each named executive officer’s MIB agreement to adjust the performance criteria. The amendments reduced the required EPS minimum from a 6% increase to a 4% increase. The Committee determined that this change would provide an acceptable balance between performance objectives, employee incentive and retention. The Committee returned the minimum EPS requirement to its prior level in the MIB agreements relating to fiscal 2008. Because certain accounting changes that took effect in fiscal 2006, including the expensing of stock options, had the effect of permanently decreasing return on stockholders’ equity, in September 2006, the Committee also approved amendments to each named executive officer’s MIB agreement to reduce the minimum required return on stockholders’ equity from 18% to 14%.

In order to encourage equity ownership in SYSCO by all participants in the MIB, including the named executive officers, the plan provides that we will pay a portion of the annual bonus in shares of SYSCO common stock. We pay the bonus in cash and, in addition, we automatically issue to the participants restricted shares of SYSCO common stock with a market value equal to 28% of their cash bonus. The calculation of the 28% stock match excludes any additional amounts from the supplemental bonus described below if performance exceeds expectations, but takes into account any reduction under the supplemental agreements described below if performance does not meet expectations. In order to calculate the number of shares awarded, we use the closing price of our shares on the last trading day of the fiscal year to which the award relates. As part of our philosophy of fostering long-term careers at SYSCO, recipients are restricted from selling, transferring or gifting this stock until the second anniversary of the date of grant and all officers at the levels of Senior Vice President and above risk forfeiture of the shares if they leave SYSCO under certain circumstances during this period. If a recipient’s employment is terminated due to death, long-term disability or retirement under normal company policies, these restrictions will no longer apply to the employee’s shares.

Payouts for the fiscal 2007 MIB were approved by the Committee and paid in August 2007, as shown in the Summary Compensation Table on page 36. The payouts were based on our exceptional fiscal 2007 results, including an increase in basic earnings per share before the cumulative effect of accounting changes of 19.1%, a return on equity of 31% and on 79 of SYSCO’s 95 operating companies or subsidiaries achieving a 20% or greater return on capital. See “Historical Annual Compensation (including MIB Shares) in Recent Fiscal Years” below for a further correlation between performance and bonus payments. Because of SYSCO’s greatly improved performance in fiscal 2007 when compared to fiscal 2006, total annual compensation, comprised of annual base salary plus the cash portion of the MIB as adjusted by the supplemental bonus, for each of the named executive officers reflected the superior performance and exceeded the 75th percentile of our peer group.

Supplemental Performance Bonus

On June 9, 2006, the Committee recommended, and the SYSCO Board adopted, the 2006 Supplemental Performance Based Bonus Plan in order to provide a further connection between the executive management team’s performance and their potential total compensation. This plan, which we refer to as the “Supplemental Plan,” replaced a similar plan used only for Mr. Schnieders in fiscal years 2005 and 2006. Fiscal 2007 was the first year for which this plan applied to the larger group of executives. The executives are only eligible for the supplemental bonus if the minimum criteria to earn an MIB for the fiscal year are satisfied.

The Supplemental Plan helps to align a portion of the executives’ bonus compensation with non-financial performance goals not taken into account under the MIB formula, such as strategy development, organizational development and alignment, the development of talent and succession planning. The Supplemental Plan also allows the Committee to use some discretion in determining the total amount of the executives’ bonus payments. Each year SYSCO enters into agreements approved by the Committee pursuant to the Supplemental Plan with each named executive officer, as well as all other Executive Vice Presidents and Senior Vice Presidents. Under the Supplemental Plan agreements, the Committee, in its sole discretion, may increase or decrease by up to 25% the cash portion of the executives’ bonus earned under the MIB agreement for the fiscal year, depending upon whether the Committee concludes that the executives’ performance “exceeded expectations” or was “below expectations” based on the criteria described under “Executive Compensation — 2006 Supplemental Performance Based Bonus Plan” on page 42. If the executives’ performance simply “meets expectations,” the executives will neither receive an additional bonus nor have their MIB reduced. Even if an executive exceeds expectations, we will not pay a supplemental bonus unless the executive earns an MIB for the fiscal year. The Committee intends that the goals and targets in the Supplemental Plan agreements be different from the threshold performance levels contained in the MIB. The supplemental goals are intended to be more operational in nature and include intangible goals that may not all be achieved in a single year, but that will provide long-term benefits to our operations.

Before the beginning of each fiscal year, the Committee, together with the Corporate Governance and Nominating Committee, meets to review and approve Mr. Schnieders’ personal fiscal year goals, including the goals under the Supplemental Plan. The individual performance measures in the Supplemental Plan agreements with Mr. Schnieders and each of the other named executive officers include key aspects of SYSCO’s enterprise-wide goals for the fiscal year, which are both more strategic and more operational in nature than the financial criteria required for payment of the MIB, as well as some of the team’s personal goals. For fiscal 2007, the goals were submitted by the CEO, then the Committee and the Corporate Governance and Nominating Committee engaged in discussion with the CEO regarding the goals and provided additional input, particularly regarding items that were less tangible and not included in the enterprise-wide goals. After appropriate revisions, the fiscal 2007 goals were adopted by the Committee since they agreed that achievement of the goals should directly result in increased stockholder value. See “Executive Compensation — 2006 Supplemental Performance Based Bonus Plan” on page 42 for a description of the fiscal 2007 goals.

Within 90 days after the fiscal year end, the Committee conducts an evaluation of the CEO. The Committee’s review of Mr. Schnieders’ fiscal 2007 performance and satisfaction of the supplemental goals (which are described in further detail under “Executive Compensation — 2006 Supplemental Performance Based Bonus Plan — Fiscal Year 2007 Supplemental Bonus Agreement with CEO” on page 42) included the following:

•	Long-term strategy — significantly furthering SYSCO’s long-term strategy and position as a sustainable corporation, particularly though the company’s sourcing initiatives, business review process and reduction of expenses across all aspects of the business. In addition, SYSCO completed its first RDC and began operating it profitably at near full capacity, while beginning work on a second RDC site and identifying property for a third site.
•	Corporate governance — making noteworthy efforts regarding corporate governance and continuing dialogues with shareholders, including numerous discussions with various unions and other shareholder activists. These discussions led to the development of several new corporate governance policies and the adoption by the Board of Directors of a majority vote standard in director elections.
•	Human capital — development of plans for a number of individuals, leading to a re-alignment of several portions of SYSCO’s operations and the promotion of several individuals during the second half of fiscal 2007, including the appointment of a new Chief Operating Officer, Chief Financial Officer and Vice President of Corporate Communications.
•	Financial and operational performance — the supplemental bonus agreements contained some very aggressive financial and operational goals for fiscal 2007. Although the company did not meet all of such goals, it showed significant improvement over fiscal 2006 results that exceeded the Committee’s expectations.

The Committee also commended Mr. Schnieders for his accessibility to the Board and the company’s leadership team. Therefore, based on the this evaluation and the Committee’s determination that Mr. Schnieders’ performance in fiscal 2007 exceeded expectations, the Committee increased the cash portion of Mr. Schnieders’ MIB by 17%, or $571,130.

Within 90 days after the fiscal year end, the Committee similarly conducts an evaluation of each named executive officer other than the CEO, together with the other executives who are designated as members of the management team, as a group. After consulting with the CEO, the Committee judges the management team’s alignment with SYSCO’s enterprise-wide goals for purposes of determining the supplemental bonus payout, if any. In addition, pursuant to the agreements for fiscal 2007, the Committee evaluated each executive individually based on the executive’s contribution to maximizing the management team’s collective performance. The Committee’s review of the named executive officer’s (other than Mr. Schnieders) fiscal 2007 performance and satisfaction of the supplemental goals (which are described in further detail under “Executive Compensation — 2006 Supplemental Performance Based Bonus Plan — Fiscal Year 2007 Supplemental Bonus Agreement with Executive and Senior Vice Presidents” on page 43) included the following:

•	Enterprise-wide goals — as discussed above, the supplemental bonus agreements contained some very aggressive financial and operational goals for fiscal 2007. Although the company did not meet all of such goals, it showed significant improvement over fiscal 2006 results that exceeded the Committee’s expectations. In addition, the management team had a goal regarding a reduction in the number of accidents per 100 employees, resulting in several portions of the business significantly reducing their accident frequency during fiscal 2007.

•	Developing executive leadership — the re-alignment of several portions of SYSCO’s operations and promotion of several officers showed considerable progress in developing executive leadership for current and future needs. In addition to the promotion of several key employees to Sr. Vice President positions, this process led to the promotion and re-assignment of numerous individuals throughout the corporate structure.
•	Improving communications — fiscal 2007 showed improved communication between the operating companies, both with each other and with the corporate office.
•	Contributing to strategy — The CEO indicated, and the Committee agreed, that the management team made significant contributions to the development and execution of strategy initiatives throughout SYSCO and its subsidiaries, including the sourcing initiatives, business review process, reduction of expenses and development of the RDCs.

The Committee also determined that each of the named executive officers functioned properly as part of the management team and that each of them should be treated similarly for purposes of the supplemental bonus.

Therefore, based on the this evaluation and the Committee’s determination that the management team’s performance in fiscal 2007 exceeded expectations, the Committee increased the cash portion of each named executive officer’s MIB as follows:

• Mr. Stubblefield: 17% or $314,173	• Mr. Accardi: 17% or $296,293
• Mr. Spitler: 17% or $301,402	• Mr. Pulliam: 17% or $275,859

Under an amendment to the SERP approved by the Committee in September 2006, payments made under the Supplemental Plan for fiscal 2007 performance were considered as one of the earnings components that may determine future benefits under the SERP, except in the case of certain protected benefits based on prior plan provisions described under “Executive Compensation — Supplemental Executive Retirement Plan — Minimum Benefits” on page 49. The possible increased bonus under the Supplemental Plan offset a decrease in the MIB due to revisions in the minimum requirements for payment of the operating company component. Furthermore, the Supplemental Plan simply increases or decreases the MIB amount payable by up to 25%. In light of these and other considerations, the Committee considered it appropriate to include in the SERP calculations any additional amounts payable under the Supplemental Plan. However, given the large bonuses that were earned on fiscal 2007’s superior results, the Committee reconsidered this position and effective September 19, 2007, the SERP was changed so that payments made under Supplemental Plan will not be considered in the calculation of non-protected benefits for fiscal 2008.

May 2007 Agreements

In May 2007, the Committee approved agreements with each of the named executive officers under the Management Incentive Plan and the Supplemental Plan with respect to fiscal 2008. These agreements did not include Mr. Stubblefield, who retired effective June 30, 2007, or Mr. Accardi, who will be retiring December 31, 2007 and will be compensated pursuant to his Transition and Early Retirement Agreement. The terms of the fiscal 2008 MIB agreements and supplemental agreements are substantially similar to the fiscal 2007 agreements described above, with the exception of the minimum EPS requirements for payment of an MIB and some modifications in the specific goals and criteria under the Supplemental Plan agreements. The minimum EPS increase requirement for payment of the MIB, which was temporarily reduced in fiscal 2007 to offset the effect of the bonus accrual being reversed at the end of fiscal 2006 when the executives did not receive a bonus, was returned to its prior level of 6% in the agreements relating to fiscal 2008. For a more detailed discussion of these grants, see “Executive Compensation — 2005 Management Incentive Plan” on page 40 and “Executive Compensation — 2006 Supplemental Performance Based Bonus Plan” on page 42. The Committee’s rationale for making these grants in the form and amounts granted was substantially similar to that discussed above with respect to the grants made in June 2006 for fiscal 2007.

Annual Compensation (including MIB Shares) in Recent Fiscal Years

We believe that our pay-for-performance foundation underlying the MIB and the Supplemental Plan has been instrumental in achieving excellent SYSCO and subsidiary performance. The table below shows the annual compensation (base salary, the cash portion of the MIB and MIB shares) earned by each named executive officer for each of the past four fiscal years. As discussed earlier, company performance did not merit an MIB bonus in fiscal 2006. Because they cover a three-year performance period, the cash performance units that were first paid out at the end of fiscal 2007 are not included in the table below.

					Value of Shares
					Issued in
	Fiscal	Salary	Cash Portion of MIB		Connection With	Total Annual
Name And Principal Position	Year	($)	($)(1)		MIB(2)	Compensation ($)

Schnieders	2007	$1,096,500	$3,930,720		$940,685	$5,967,905
	2006	1,062,500	0		0	1,062,500
	2005	981,250	1,758,335	(3)	1,235,400	3,974,985
	2004	912,500	1,887,835		1,673,080	4,473,415
Stubblefield	2007	602,500	2,162,248		517,461	3,282,209
	2006	580,000	0		0	580,000
	2005	547,083	753,311		670,661	1,971,055
	2004	532,500	1,055,245		935,215	2,522,960
Spitler	2007	572,500	2,074,352		496,426	3,143,278
	2006	547,500	0		0	547,500
	2005	526,250	713,672		635,354	1,875,276
	2004	512,500	1,016,548		900,868	2,429,916
Accardi	2007	567,500	2,039,193		488,012	3,094,705
	2006	547,500	0		0	547,500
	2005	526,250	713,672		635,354	1,875,276
	2004	512,500	1,016,548		900,868	2,429,916
Pulliam	2007	530,000	1,898,559		454,356	2,882,915
	2006	510,000	0		0	510,000
	2005	440,417	660,833		588,265	1,689,515
	2004	425,000	842,256		746,460	2,013,716

(1)	Includes adjustments for the Supplemental Performance Based Bonus Plan in fiscal 2007.

(2)	Pursuant to the 2000 Management Incentive Plan, each of the named executive officers was eligible for fiscal years 2004, 2005 and 2006 to voluntarily elect to receive up to 40% of his bonus in restricted stock. This election, if made, entitled the participant to receive the following:

•	one additional share for each two shares he elected to receive in lieu of cash pursuant to the stock match feature of the plan, and
•	an additional cash gross-up to make up for the tax cost of matching shares received in lieu of cash. The column entitled “Cash portion of MIB” includes this additional cash amount.

Beginning in fiscal 2007, pursuant to the 2005 Management Incentive Plan, we discontinued the election and gross-up features and began automatically to issue to the participant shares of our restricted common stock with a market value equal to 28% of the cash bonus with no additional cash amount for tax payments. We do not include the value of the stock issued in any of the cash bonus numbers in this table. The amounts shown above include cash issued in lieu of any fractional shares.

(3)	Includes a $370,629 Supplemental Bonus.

The bonus amounts shown above reflect our year-to-year increase in basic earnings per share before the cumulative effect of any accounting changes as reported in our financial statements.

		Percentage
	Basic	Increase in
	Earnings per	Basic EPS
	Share Before	Before	Total Bonus
	Accounting	Accounting	as a Multiple
	Change	Change	of Salary

Fiscal 2007	$1.62	19.1%	4.5	x
Fiscal 2006	1.36	—	0
Fiscal 2005	1.51	7.1%	2.7	x
Fiscal 2004	1.41	17.5%	3.8	x
Fiscal 2003	1.20

Our exceptional performance in fiscal 2004 resulted in the named executive officers receiving bonuses equal to an average of 3.8 times their base salary. In fiscal 2005, there was an increase in basic earnings per share before accounting change of only

7.1% and the bonus decreased to an average of 2.7 times the base salary. Fiscal 2006 showed a decrease in basic earnings per share, and the executives did not receive a bonus. Fiscal 2007 showed significantly increased performance with a 19.1% increase in basic earnings per share before accounting change with the named executive officers receiving bonuses equal to an average of 4.5 times their base salary.

Longer-Term Incentives

The Committee targets total longer-term incentive compensation between the 25th and the 50th percentiles for the peer group. However, we have often granted a smaller portion of our compensation in long-term incentives when compared to our peer group, with our total longer-term incentive grants historically falling near the 25th percentile. Our target for longer-term incentive compensation is based on the assumption that the cash performance units, referred to as CPUs, will eventually pay out at the target levels (rather than the minimum or maximum levels) and the Black-Scholes value of the stock options granted. The split between CPUs and stock options is not an exact formula, but is based on considerations relating to the break-down between cash and equity compensation, as well as the break-down of compensation over the three-year CPU incentive period compared to the longer term of stock option incentives. Executive officers at the same level, such as all of the Executive Vice Presidents, generally receive the same number of CPUs and options in any given year because each is a member of SYSCO’s leadership team that shares the responsibility for achieving the overall goals and performance of SYSCO. The Committee receives information from Mercer regarding the peer group compensation and the CEO provides input to the Committee to support his recommendations with respect to awards to the other executives.

Cash Performance Units

Under the SYSCO Corporation 2004 Mid-Term Incentive Plan, which was previously known as the SYSCO Corporation Long-Term Incentive Cash Plan, participants in the MIB have the opportunity to receive cash incentive payments based on SYSCO’s performance over a three-year period. We pay any awards earned under this plan in cash rather than in SYSCO stock or stock units in an effort to help participants diversify their investments and allow them flexibility in investing for their futures. CPU grants are forward-looking and typically do not take into account prior SYSCO or individual performance; however, the payout on CPUs is based on the company’s future performance.

The Committee established performance criteria for grants to the named executive officers in September 2004 covering the three-year performance period ended June 30, 2007 based on the average growth in net earnings per share. This measure is determined by averaging the growth in net earnings per share for each of the one-year periods in the performance period. The Committee established a sliding scale with target achievement providing a 100% payout, minimum achievement providing a 50% payout, and maximum achievement providing a 150% payout. The targets and payouts were recommended by Mercer after discussions with the CEO and other members of executive management. The Committee took the total value that was targeted at 100% payout for CPUs for a given level of participant and divided by the $35.00 value assigned to each unit to determine the number of units to be granted to such participants. Our reported average growth in net earnings per share over the three-year performance period ended on June 30, 2007 was 9.95%, which yielded a payout of 87.5% of the value of the units to each participant previously granted units. In order for generally accepted accounting principles to be applied consistently year-over-year, the performance measures for the CPUs may be calculated slightly differently from those in our financial statements. Actual payout amounts are listed on page 37 in footnote (3) to the Summary Compensation Table.

For the three-year performance periods ending in fiscal 2008, 2009 and 2010, the Committee set the performance criteria for all participants, including the named executive officers, and added a second component of average increase in sales, adjusted for product inflation and deflation for the periods ending in fiscal 2008 and 2009, in order to focus the executive team on sales growth. The scale works much like the previously granted CPUs, except that one-half of the payout is based on average growth in net earnings per share and one-half of the payout is based on average increase in adjusted sales. Again, achievement of the target yields a 100% payout, while the minimum satisfaction of only one criteria yields a 25% payout and maximum performance above target on both criteria will provide a 150% payout. We believe that the minimum and target amounts described under “Executive Compensation — 2004 Mid-Term Incentive Plan” on page 39 are achievable, although the maximum payout would be difficult to obtain. The earnings per share portion of the CPU calculation is generally easier to obtain than the sales growth portion. For Mr. Schnieders, the Committee increased the number of units being granted in 2005 because Mercer’s data showed that his longer-term incentive compensation was far below the 25th percentile of the company’s peer group. For the three year performance period ending fiscal 2009 only, we calculate earnings per share prior to the accruals for the MIB and the supplemental bonus. The Committee made this adjustment due to the difficulty of calculating earnings per share using these accruals and in order to avoid inconsistent results in years when we do not pay an MIB and/or supplemental bonus, but determined in fiscal 2008 to return to the previous method of calculation including these accruals, in order to tie payment of the bonus to increases in GAAP earnings per share. In addition, with respect to the grants made in fiscal 2008, we will no longer adjust the increase in sales by inflation or deflation. As a result of this change, the threshold sales performance was increased from 4% to 6%, the target sales performance was increased from 6% to 8%, and the maximum sales performance was increased from 8% to 10%. The Committee made this change in order to tie the performance goals more closely to the Company’s internal business goals, which no longer adjust for inflation or deflation. Except for these changes, the grants made in fiscal 2008 that relate to the three year performance period ending in fiscal 2010 are substantially similar to those made in fiscal 2007.

Stock Options

Part of SYSCO’s total compensation package is the grant of stock options on an annual basis to a select group of key managers, including MIB participants and the named executive officers.

When determining the number of options and CPUs to grant to the executives, the Committee generally begins its analysis with data regarding the 25th and 50th percentiles of long-term incentive compensation for matched positions in the peer group, as provided by Mercer. Once the split between options and CPUs is made, Mercer uses the Black-Scholes valuation method to convert the comparative market data dollar amount into a number of SYSCO stock options. Comparing these results to the 25th and 50th percentile information, Mercer makes a recommendation regarding the number of options to be granted to each level of employee. However, the Committee may take into account a number of other factors when considering Mercer’s recommendation, as described below. The Committee reviews Mercer’s input and recommendations from the CEO on the other executives’ option grants, as well as considerations regarding the impact of share-based compensation expense on SYSCO’s results.

From calendar 1994 through mid-calendar 2006, the Committee generally issued options on a performance basis, meaning that grants were made only in years when participants in SYSCO’s Management Incentive Plan had earned a bonus. In September 2006, after reviewing SYSCO’s overall compensation strategy, the Committee determined that in order to remain competitive and provide the proper incentives, option grants should generally be made annually, without regard to whether or not MIB participants earned a bonus. The Committee indicated that options are only one part of SYSCO’s multi-faceted integrated compensation program used to strengthen short-term, mid-term and long-term performance. In general, SYSCO’s cash bonus plans are based on our overall annual financial performance. In contrast, the Committee may also take into consideration other criteria relating to SYSCO’s long-term performance. Therefore, after considering the target for total longer-term incentive compensation between the 25th and 50th percentiles, the Committee may consider, among other things, the following:

• SYSCO’s sales	• SYSCO’s overall performance
• gains in market share	• individual performance
• implementation of SYSCO’s strategy and long-range plans	• mix of cash and equity compensation
• acquisitions	• long-term versus short-term compensation

The Committee believes that considering these factors and granting options accordingly will benefit employee retention, particularly in years in which SYSCO’s performance does not create high cash compensation. It will also help to ensure that longer term strategic initiatives are not compromised by having executives focus solely on short-term profitability for payment of the MIB. SYSCO’s long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation of our stock price. The Committee expects that this longer-term focus will benefit SYSCO and its stockholders, as it more closely aligns the executives’ interests with those of stockholders and focuses executives on strategies that increase long-term stockholder value. Existing ownership levels are not a factor in the Committee’s granting of options because it does not want to discourage executives from holding significant amounts of SYSCO stock.

In September 2006, Mercer discussed with the Committee the number of options to be granted at each officer level. While Mercer had suggested a higher number of option grants for executive officers in order to increase the company’s long-term compensation to a level more competitive with its peer group, Mr. Schnieders indicated that he disagreed. Mr. Schnieders suggested that although the other named executive officers were rated highly in their fiscal 2006 performance reviews, the options to be granted to each of the named executive officers should be no higher than the number of options granted in September 2005 due to the Company’s overall fiscal 2006 performance. The Committee also considered the executives’ implementation of SYSCO’s strategy and long-range plans, the mix of cash and equity compensation and long-term versus short-term compensation and concluded that overall fiscal 2006 performance did not merit the increase suggested by Mercer. Based on this analysis, in September 2006 the Committee granted approximately 6.5 million options to approximately 1,600 employees. Approximately 6.6% of these stock options were granted to the named executive officers. Because the Committee felt that each member of the executive team performed on par and wanted to treat them as a team, all Executive Vice

Presidents received the same grant and their awards, along with the CEO’s grant amount, were kept at the same level as the grants made in September 2005. The specific grants are shown under “Grants of Plan-Based Awards” on page 38.

Our stock options grant administrative guidelines were adopted in February 2007, as described under “ — Outstanding Equity Awards at Fiscal Year-End.” Under the guidelines, the Committee will generally not make grants during a period preceding an anticipated event which is likely to cause a substantial increase or a substantial decrease in the trading price of SYSCO’s common stock, such as an earnings release. The Committee will generally authorize and grant options during normal trading windows. If we have grants scheduled to occur outside of a normal trading window or when SYSCO is in possession of material non-public information, then:

•	management must inform the Committee or the Board of Directors, as the case may be, of all material information in its possession regarding SYSCO; and
•	if, in the Committee’s or Board’s judgment, such information is reasonably likely to affect the trading price of SYSCO’s common stock, then due consideration should be given to the number and exercise price of options that may be granted in light of such material non-public information; for example, if the Committee or Board believes that the information is likely to increase the stock price, then the Committee or Board should consider granting fewer options or setting an exercise price that is higher than the current market price.

Retirement/Career Incentives

Supplemental Executive Retirement Plan

SYSCO’s retirement plans are an important retention tool, the effectiveness of which the Committee tries to balance with the cost of providing them. Our history supports that this approach works, as our named executive officers had an average tenure of over 24 years with SYSCO at the end of the fiscal year. We provide annual retirement benefits to all employees under the broad-based tax-qualified SYSCO Corporation Retirement Plan, which we simply refer to as the “pension plan”. In addition, SYSCO offers a Supplemental Executive Retirement Plan, or SERP, to approximately 190 MIB participants, including the named executive officers. The Committee utilizes the SERP to increase the retirement benefits available to officers whose benefits under the pension plan are limited by law. Unlike the pension plan, the SERP is an unfunded, unsecured obligation of SYSCO and is not qualified for tax purposes. The earliest an executive can retire and receive any benefits under the SERP is age 55 with a minimum of 15 years of MIB Plan service. The SERP was designed to provide fully vested participants with post-retirement monthly payments up to 50% of a qualified participant’s final average annual compensation based on the highest five of the ten years preceding retirement, in combination with other retirement benefits, including other pension benefits, the company match under the 401(k) plan and social security payments. Annual retirement benefits from the SERP are generally limited to $2,200,000, as adjusted for cost-of-living increases. However, each of Messrs. Schnieders, Stubblefield, Spitler and Accardi qualify for a protected benefit under the SERP. This limit does not apply to the protected benefit, which we will pay if it is greater than the benefit under the current provisions.

The provisions under the SERP place SYSCO above the 75th percentile for retirement benefits provided by companies in SYSCO’s peer group, but the Committee believes that these benefits are appropriate in light of the company’s overall compensation structure. When the SERP benefits are added to the other elements of our compensation structure, the total package is still below the 75th percentile of our peer group. The specific benefits under the pension plan and SERP are described under “Executive Compensation — Pension Benefits” on page 46. The SERP also contains non-competition and non-disparagement clauses designed to protect SYSCO after an executive has retired or otherwise left SYSCO’s employment.

Nonqualified Deferred Compensation Plan

SYSCO offers the Third Amended and Restated Executive Deferred Compensation Plan, or EDCP, to provide MIB participants, including the named executive officers, the opportunity to save for retirement and accumulate wealth in a tax-efficient manner beyond what is available under SYSCO’s 401(k) retirement savings plan. The 401(k) plan is currently limited by law to $15,500 in individual contributions per year. The Committee believes that the EDCP motivates and assists in the retention of key employees by providing them with greater flexibility in structuring the timing of their compensation payments. The EDCP is an important retention and recruitment tool for SYSCO, as the companies with which we compete for executive talent typically provide a similar plan to their senior employees.

Participants may defer up to 100% of their base salary and up to 40% of the aggregate of any cash MIB payment and any Supplemental Plan bonus to the EDCP. SYSCO does not match any salary deferrals into the EDCP. For participants who defer a portion of their annual incentive bonus, SYSCO matches 15% on the first 20% deferred of the aggregate MIB cash bonus and supplemental bonus, making the maximum possible match to the EDCP 3% of the aggregate bonus (which was a decrease from

10% in January 2005), excluding the MIB stock match. See “Executive Compensation — 2005 Management Incentive Plan” on page 40 for a description of the MIB stock match. This match generally vests at the tenth anniversary of the crediting date, subject to earlier vesting in the event of death, disability, a change in control or the executive’s attaining age sixty. Participants who defer under the EDCP may choose from a variety of investment options, including Moody’s Average Corporate Bond Yield plus 1%, with respect to amounts deferred. Company-matching contributions are credited with the Moody’s Average Corporate Bond Yield plus 1%.

Severance Agreements

In prior years, the Committee approved, and the Board of Directors ratified, severance agreements for Messrs. Schnieders, Stubblefield, Accardi and Spitler, although Mr. Accardi’s severance agreement was replaced with a Transition and Early Retirement Agreement in May 2007, as discussed below. The Committee and the Board believe that these agreements are necessary in order to retain highly-qualified executives. Such protections are commonly offered by other companies to ease an employee’s transition following termination of employment by SYSCO. Each of the severance agreements also requires a general release from separated executives, as well as non-compete and non-disparagement provisions.

The severance agreements do not contain any classic “single trigger” provisions that would cause an immediate payment obligation solely as a result of a change in control of SYSCO. It is the Committee’s intent that provisions in the severance agreements regarding an executive’s termination following a change of control preserve executive morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control of SYSCO. In addition, these provisions align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of SYSCO’s stockholders and other constituents without undue concern over whether the transactions may jeopardize the executives’ own employment and compensation. The Committee does not believe that the severance agreements provide undue incentive for the executive officers to encourage a change in control. Finally, the provisions protect stockholder interests in the event of a change in control by helping assure management continuity, which could improve company performance and maintain stockholder stock value.

Under the terms of these agreements, if we terminate the executive without cause or the executive terminates his employment for good reason, as these terms are defined in the agreement, the executive is entitled to two years’ base salary plus two years’ MIB, based on his average MIB over the prior five years, in 24 equal monthly installments. In addition, if the termination occurs before the end of a year in which a bonus would have been earned but for the termination, the executive will receive a pro rated share of the cash bonus payable. If termination occurs before age 60, we will treat the executive as if he retired at age 60, so that he will receive a benefit in accordance with the provisions of the SERP. We will also pay the executive a lump sum payment equal to 100% of his vested and unvested benefits under the EDCP, including deferrals and company matches thereon, if applicable. The Committee concluded that these provisions were necessary and appropriate to remain competitive with our peer companies for compensation purposes.

If we make payments to certain executives that are contingent on a change in control as provided for under Section 280G of the Internal Revenue Code, the IRS may impose an excise tax on the executives pursuant to Section 4999 of the Internal Revenue Code with respect to such payments. In that event, the severance agreements provide that the executives will be entitled to receive an indemnity payment of any such tax and a “gross up” of that payment so that the executives have no out of pocket costs as a result of the tax and tax reimbursement payments. The Committee has reviewed the costs associated with these payments and determined that they were fair and appropriate for several reasons. The excise tax tends to penalize long-serving employees in favor of new hires and to penalize individuals who do not exercise options in favor of those who do. In addition, the lapse of restrictions and acceleration of vesting on equity awards can cause an executive to incur excise tax liability before actually receiving any cash severance payments. The severance agreements are described under “Executive Compensation — Executive Severance Agreements” on page 51.

To help assure smooth transitions in succession plans, the Committee also concluded it may be appropriate to provide transition agreements or other benefits to key executives who announce their intention to retire. The terms and conditions of any such transition agreement will be established by the Committee on a case by case basis. Generally, under any such agreements, the executive would continue to be employed for a limited period, receive an annual salary and continue with normal or increased participation in benefit and retirement plans. During this period, the executive would assist us in the transition to his or her successor, would be available to assist SYSCO on an as-needed basis and would execute an agreement not to compete with SYSCO.

John K. Stubblefield, Jr., the company’s former Executive Vice President, Finance and Chief Financial Officer and a former member of the Board of Directors, had contemplated taking early retirement on several occasions, but was asked by Mr. Schnieders and the Board of Directors to continue his employment with SYSCO for various periods of time. In December

2006, Mr. Stubblefield informed the Board members that he would soon be retiring from his positions as an officer and director of SYSCO. Under the terms of the SERP, if he had retired on December 31, 2006, Mr. Stubblefield would have been 60% vested in his accrued SERP benefit based on his age at retirement, his 22-1/2 years of credited service with SYSCO and his 14-1/2 years of service under SYSCO’s Management Incentive Plans. Mr. Stubblefield would have been 80% vested in his accrued SERP benefits if he served for an additional twelve-month period and retired at the beginning of the 2008 calendar year. On December 8, 2006, the Committee determined that it would credit Mr. Stubblefield with 1.5 years of additional service under SYSCO’s Management Incentive Plans so that he would be 85% vested in his accrued benefits under the SERP. These benefits were granted in recognition of Mr. Stubblefield’s contributions to SYSCO, including remaining in his position at the request of the CEO and Board of Directors, as well as his eight years of non-MIP service that are not counted for purposes of calculating benefits under the SERP, and as an inducement to him to remain at SYSCO during the transition to a new Chief Financial Officer through the end of the 2007 fiscal year.

In February 2007, Mr. Accardi, at that time our Executive Vice President, Contract Sales and President, Specialty Distribution Companies, announced his planned retirement from SYSCO, effective December 31, 2007 at age 59. In connection with Mr. Accardi’s planned retirement, in May 2007, we entered into the Transition and Early Retirement Agreement described under “Executive Compensation — Executive Severance Agreements — Transition and Early Retirement Agreement with Larry J. Accardi on page 53, which includes provisions for:

•	a $500,000 payment to be made on or before January 10, 2008 since he will not receive an MIB for fiscal 2008;
•	one year of additional Management Incentive Plan service under the company’s SERP, resulting in his becoming 90% vested in his accrued benefits under the SERP on his retirement date;
•	one year of additional Management Incentive Plan service credit under the company’s Non-Qualified Executive Deferred Compensation Plan, resulting in his becoming 90% vested in the unvested SYSCO matching contributions to his EDCP account on his retirement date; and
•	reimbursement of approximately $12,000 in legal fees incurred related to the preparation and review of the Transition and Early Retirement Agreement.

In exchange for these benefits, Mr. Accardi agreed to certain expanded non-competition, non-disclosure, non-disparagement and non-solicitation provisions for a period of three years following termination of employment, and has agreed to assist SYSCO during the transition regarding his departure through December 31, 2007. He and SYSCO have also agreed to specified release and hold harmless provisions. Mr. Accardi will only receive the $500,000 payment, additional years of service and treatment as retired in good standing if he enters into an agreed form of release and either remains in our employ through December 31, 2007 or we terminate him without cause prior to that date. The Transition and Early Retirement Agreement terminated Mr. Accardi’s Executive Severance Agreement with SYSCO dated August 18, 2004, as amended on September 3, 2004, including the provisions that would have caused Mr. Accardi to forfeit his benefits under the SERP if he retired prior to age 60. Except as described above, all of Mr. Accardi’s rights under SYSCO employee benefit plans remain unaffected. The Committee, after consultation with the Board of Directors, determined that entering into this arrangement with Mr. Accardi was in the best interests of SYSCO and its stockholders.

Benefits, Perks and Other Compensation Considerations

Benefits, Perks and Other Compensation

We provide additional benefits for executives beyond those discussed above. To the extent required by Securities and Exchange Commission Rules, these benefits are reflected in the All Other Compensation column in the Summary Compensation Table on page 36. We believe that these benefits are reasonable, particularly since the cost of these benefits constitutes a very small percentage of each named executive officer’s total compensation.

SYSCO’s named executive officers are eligible to participate in SYSCO’s regular employee benefit programs, which include the defined benefit pension plan, a 401(k) plan, our employee stock purchase plan, group medical and dental coverage, group life insurance and other group benefit plans. We adjust employees’ contributions towards the monthly cost of the medical plan according to salary level; therefore, executives pay a higher percentage of the cost of these benefits than do non-executives. We also provide MIB participants, including the named executive officers, with additional life insurance benefits, long-term disability coverage (including disability income coverage) and long-term care insurance and reimbursement for an annual comprehensive wellness examination by a physician of their choice.

MIB participants, including the named executive officers, are encouraged to have their spouses accompany them at business dinners and other business functions in connection with meetings of the Board of Directors, certain business meetings and other corporate-sponsored events, and SYSCO pays, either directly or by reimbursement, all expenses associated with their spouses’ travel to and attendance at these business-related functions. This payment or reimbursement is described in further detail in footnote (5) to the Summary Compensation Table. Furthermore, SYSCO owns fractional interests in private aircraft which are made available to members of the Board of Directors, executives and other members of management for business use, but are not allowed to be used for personal matters. Spouses may from time to time accompany executive officers on such flights in connection with travel to and from business-related functions if there is space available on the aircraft.

Officers, as well as many other associates, are provided with cell phones and PDA devices which are paid for by SYSCO, are intended primarily for business use and which we consider to be necessary and integral to their performance of their duties. All employees, including our named executive officers, and members of our Board of Directors are also entitled to receive discounts on all products carried by SYSCO and its subsidiaries.

Other than approximately $12,000 paid to Mr. Accardi for reimbursement of legal counseling related to his Retirement and Separation Agreement, SYSCO generally does not provide its executives with automobiles, security monitoring, split-dollar life insurance or reimbursement for legal or personal financial counseling.

Additional Benefits Following a Change in Control

As discussed above, we have no “single trigger” provisions in the Severance Agreements that would cause an immediate payment obligation solely as a result of a change in control of SYSCO. We have included provisions regarding a change in control in the severance agreements and several of SYSCO’s benefit plans and agreements, including 100% vesting of the SERP, unvested EDCP amounts, options, restricted stock and CPUs upon a change in control. See “Executive Compensation — Quantification of Termination/Change in Control Payments” beginning on page 54 for a detailed explanation of potential benefits under the various provisions. As with the Severance Agreements, the Committee believes that these provisions will preserve executive morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control of SYSCO.

Potential Impact on Compensation from Executive Misconduct

If the Board determines that an executive has engaged in fraudulent or intentional misconduct, the Board will take appropriate action to remedy the misconduct, prevent its recurrence and impose discipline on the wrongdoer. Discipline would vary depending on the facts and circumstances, and could include, without limit,

•	termination of employment,
•	initiating an action for breach of fiduciary duty, and
•	if the misconduct resulted in a significant restatement of SYSCO’s financial results, seeking reimbursement of any portion of performance-based incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results.

These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Income Deduction Limitations

Section 162(m) of the Internal Revenue Code generally sets a limit of $1 million on the amount of non-performance-based compensation that SYSCO may deduct for federal income tax purposes in any given year with respect to the compensation of each of the named executive officers other than the chief financial officer. The Committee has adopted a general policy of structuring the performance-based compensation arrangements, including the MIB and CPUs but not the Supplemental Plan, in order to preserve deductibility to the extent feasible after taking into account all relevant considerations. However, the Committee also believes that SYSCO needs flexibility to meet its incentive and retention objectives, even if SYSCO may not deduct all of the compensation paid to the named executive officers.

Based on its review of the analysis provided by the Committee’s compensation consultant, the Committee granted the CEO an increase of $43,000 in his base salary to $1,118,000 effective January 1, 2007 in order to remain competitive. The Committee determined that the additional base salary is appropriate even though the excess over $1 million is not deductible. Furthermore, amounts paid under the Supplemental Plan do not qualify as “performance-based compensation” under Section 162(m). In approving the Supplemental Plan, the Committee concluded that the importance of aligning a portion of the executives’ compensation with additional performance goals not taken into account under the MIB, combined with the desirability of preserving a certain level of Committee discretion over the total amount of the executives’ bonus payments, outweighs the potential cost to SYSCO that could result from the non-deductibility of any compensation paid under the plan.

Section 409A of the Internal Revenue Code

Section 409A of the Internal Revenue Code deals specifically with non-qualified deferred compensation plans. We have made some amendments to the SERP and EDCP in order to comply with Section 409A and have administered the SERP and EDCP in compliance with it. We intend to make further amendments to the SERP and EDCP to comply with further clarifications in Section 409A of the Code and to amend the severance agreements. As such, the above description of the timing of benefit payments to the executives pursuant to their severance agreements may change in order to comply with Section 409A.

Stock Ownership Guidelines

See “Stock Ownership — Stock Ownership Guidelines” on page 15 for a description of our executive stock ownership guidelines.

Total Compensation

After reviewing the information discussed above, as well as tally sheets detailing total compensation and an analysis prepared by Mercer regarding compensation among the peer group, the Committee has determined that each named executive officer’s total fiscal 2007 compensation provided the executive with fair compensation. The Committee has also determined that each named executive officer’s total fiscal 2007 compensation was appropriate given SYSCO’s improved performance in fiscal 2007 and the executives’ performance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of SYSCO Corporation has reviewed and discussed the foregoing Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and this Proxy Statement.

COMPENSATION COMMITTEE

  John M. Cassaday, Chairman
  Richard G. Merrill
  Richard G. Tilghman
  Jackie M. Ward

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to each of the named executive officers — the Chief Executive Officer, the Chief Financial Officer at the end of the fiscal year, and the three other most highly compensated executive officers of SYSCO and its subsidiaries employed at the end of fiscal 2007. In determining the three other most highly compensated executive officers, we excluded the amounts shown under “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

								Change in
								Pension
								Value
							Non-Equity	and
							Incentive	Nonqualified
							Plan	Deferred
					Stock	Option	Compen-	Compensation	All Other
	Fiscal	Salary		Bonus	Awards	Awards	sation	Earnings	Compensation($)
Name And Principal Position	Year	($)		($)	($)(1)(2)	($)(2)	($)(3)	($)(4)	(5)	Total($)

Richard J. Schnieders	2007	$1,096,500		—	$827,803	$1,388,768	$6,350,095	$4,531,447	$156,620	$14,351,233
Chairman and Chief Executive Officer
John K. Stubblefield, Jr.	2007	602,500		—	455,366	1,046,328	2,422,561	2,164,317	174,099	6,865,171
Retired Executive Vice President, Finance and Chief Financial Officer(6)
Kenneth F. Spitler	2007	572,500		—	436,855	791,038	2,334,665	2,281,398	89,390	6,505,846
President and Chief Operating Officer
Larry J. Accardi	2007	567,500	(7)	—	429,451	849,039	2,299,506	1,931,406	94,600	6,171,502
Executive Vice President, Sales
Larry G. Pulliam	2007	530,000		—	399,833	406,599	2,044,028	1,905,992	73,485	5,359,937
Executive Vice President, Global Sourcing and Supply Chain

(1)	These amounts relate to the 28% stock match on the MIB earned with respect to fiscal 2007, which we calculate without taking into account any increases from the Supplemental Bonus Plan and pay in the first quarter of fiscal 2008. We have valued the shares at the June 29, 2007 closing stock price of $32.99 per share. The number of shares issued in fiscal 2008 for fiscal 2007 were 28,514 to Mr. Schnieders, 15,685 to Mr. Stubblefield, 15,047 to Mr. Spitler, 14,792 to Mr. Accardi and 13,772 to Mr. Pulliam. We issued cash in lieu of any fractional shares.

(2)	The amounts in these columns reflect the dollar amount recognized as compensation expense for financial statement reporting purposes for the fiscal year ended June 30, 2007 in accordance with Statement of Financial Accounting Standards No. 123R, “Share-based Payments.” The option awards column includes amounts from awards issued prior to fiscal 2007 as well as those issued during fiscal 2007. See Note 13 of the consolidated financial statements in SYSCO’s Annual Report for the year ended June 30, 2007 regarding assumptions underlying valuation of equity awards. Because the shares in the stock awards column are not transferable by the recipient for two years from the date of issuance except in specified circumstances, they are booked with a 12% discount from the value described in footnote (1) above.

(3)	These amounts include the cash portion of the MIB paid in August 2007 with respect to fiscal 2007 performance, exclusive of the 28% stock match included in the “Stock Awards” column, and as adjusted by the Supplemental Bonus. The amounts also include payments made in August 2007 for fiscal 2007 with respect to the cash performance unit grants made under the company’s Mid-Term Incentive Plan in 2004. The following table shows the relative amounts attributable to each of these awards:

	Cash Portion of MIB
	(as Adjusted by
	Supplemental Bonus)	CPU Payouts

Schnieders	$3,930,720	$2,419,375
Stubblefield	2,162,248	260,313
Spitler	2,074,352	260,313
Accardi	2,039,193	260,313
Pulliam	1,898,559	145,469

Included in the amounts shown above for the cash portion of the MIB (as adjusted by the supplemental bonus) are amounts deferred by each of the named executive officers under the EDCP as follows: $786,144 was deferred by Mr. Schnieders, $864,899 was deferred by Mr. Stubblefield, $829,741 was deferred by Mr. Spitler, $407,839 was deferred by Mr. Accardi and $379,712 was deferred by Mr. Pulliam.

(4)	The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the actuarial increase in the present value of the named executive officers’ benefits under all pension plans established by SYSCO determined using interest rate and mortality rate assumptions consistent with those used in SYSCO’s financial statements. The amounts, some of which may not be currently vested, include:

• change in pension plan value,
• change in Supplemental Executive Retirement Plan, or SERP, value, and
• above-market interest on the EDCP.

The following table shows the amounts attributable to each of these plans:

					Total Change in
					Pension Value and
		Change in	Change in	Above-Market	Non-Qualified
	Fiscal	Pension	SERP	Interest on	Compensation
Name	Year	Plan Value	Value*	EDCP	Earnings

Schnieders	2007	$59,427	$4,395,257	$76,763	$4,531,447
Stubblefield	2007	57,724	2,031,982	74,611	2,164,317
Spitler	2007	52,925	2,178,822	49,651	2,281,398
Accardi	2007	59,834	1,832,394	39,178	1,931,406
Pulliam	2007	34,185	1,849,169	22,638	1,905,992

*	Note that the change in SERP value is affected by a number of items, particularly the change in the discount rate. In fiscal 2006, the change in SERP value was negative, leading to a larger than normal increase in fiscal 2007.

(5)	The table below shows the components of the “All Other Compensation” column, which include:

• a SYSCO match equal to 15% of the first 20% of the annual incentive bonus which each individual elected to defer under the Executive Deferred Compensation Plan. The terms of this plan are described in more detail under “Non-Qualified Deferred Compensation” on page 49);

• the full amount paid for term life insurance coverage for each individual (the excess amount for such coverage over the amounts paid for other employees is not determinable since the deductibles and coverages may be different);

• the amount paid for 401(k) Plan matching contributions during the fiscal year;

• for Mr. Stubblefield, the incremental amount of SERP benefit accrued to him above that included in the Change in Pension Value column as a result of the additional 1.5 years of MIB service credit under the SERP that the Committee awarded Mr. Stubblefield upon his retirement; and

• perquisites, including:

a. the amount paid for accidental death and dismemberment insurance coverage for each individual,
b. the amount paid for long-term care insurance,
c. the amount reimbursed to the individual for an annual medical exam,
d. the amounts paid for long-term disability coverage under the company’s disability income plan,

e. the amount paid for spousal travel in connection with business events (which amounts reflect only commercial travel; no incremental costs were incurred in connection with travel of spouses on the company plane with executive officers to and from business events),
f. the estimated amount paid for spousal meals in connection with business events, and
g. with respect to Mr. Accardi, $12,000 for reimbursement of legal counseling related to his Retirement and Separation Agreement.

No executive received any single perquisite or benefit with a value greater than $25,000.

					Additional
			Term	401(k)	Pension
	Fiscal	Deferred	Life	Matching	Accruals Due to
Name	Year	Match	Insurance	Contributions	Retirement	Perquisites	Total

Schnieders	2007	$117,922	$907	$6,600	—	$31,191	$156,620
Stubblefield	2007	64,867	907	6,600	$92,778	8,947	174,099
Spitler	2007	62,231	907	6,600	—	19,652	89,390
Accardi	2007	61,176	907	—	—	32,517	94,600
Pulliam	2007	56,957	903	6,600	—	9,025	73,485

(6)	Mr. Stubblefield retired at the end of fiscal 2007.

(7)	Includes $113,500 deferred by Mr. Accardi pursuant to the EDCP.

Grants of Plan-Based Awards

The following table provides information on CPU grants, stock options and MIB and Supplemental Plan awards we granted in fiscal 2007 to each of the named executive officers.

										All
										Other			Grant
										Option			Date
										Awards:			Fair
			Number							Number	Exercise	Closing	Value
			of							of	or Base	Market	of
			Shares,							Securities	Price	Price	Stock
			Units				Estimated Future Payouts Under			Under-	of	on the	and
			or	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			lying	Option	Date	Option
	Grant		Other	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	of	Awards
Name	Date		Rights	($)	($)	($)	($)	($)	($)	(#)(1)	($/Sh)(2)	Grant($)	($)(3)

Schnieders	9/7/06	(4)	112,000	$980,000	$3,920,000	$5,880,000
	9/7/06		140,000							140,000	$31.70	$31.73	$982,800
	6/30/07	(5)	n/a	156,520	2,236,000	7,812,500
	6/30/07	(6)	n/a	(7)	—	1,953,125
	6/30/07	(8)	n/a				$43,826	$626,000	$2,187,500
Stubblefield	9/7/06	(4)	10,500	91,875	367,500	551,250
	9/7/06		73,000							73,000	31.70	31.73	512,460
Spitler	9/7/06	(4)	10,500	91,875	367,500	551,250
	9/7/06		73,000							73,000	31.70	31.73	512,460
	6/30/07	(5)	n/a	91,000	1,300,000	7,812,500
	6/30/07	(6)	n/a	(7)	—	1,953,125
	6/30/07	(8)	n/a				25,488	364,000	2,187,500
Accardi	9/7/06	(4)	10,500	91,875	367,500	551,250
	9/7/06		73,000							73,000	31.70	31.73	512,460
Pulliam	9/7/06	(4)	10,500	91,875	367,500	1,953,125
	9/7/06		73,000							73,000	31.70	31.73	512,460
	6/30/07	(5)	n/a	75,600	1,080,000	7,812,500
	6/30/07	(6)	n/a	(7)	—	1,953,125
	6/30/07	(8)	n/a				21,168	302,400	2,187,500

(1)	The options granted to the named executive officers under the 2004 Stock Option Plan during fiscal 2007 vest 20% per year for five years on the anniversary date of the grant. If an executive retires in good standing or leaves our employment because of disability, his options will remain in effect, vest and be exercisable in accordance with their terms as if he had remained employed. If an executive dies during the term of his option, all unvested options will vest immediately and may be exercised by his estate at any time until the earlier to occur of three years after his death, or the option’s termination date. In addition, an executive will forfeit all of his unexercised options if the Committee finds by a majority vote that, either before or after termination of his employment, he:

• committed fraud, embezzlement, theft, a felony, or proven dishonesty in the course of his employment and by any such act, damaged us or our subsidiaries;
• disclosed our trade secrets; or

• participated, engaged or had a financial or other interest in any commercial venture in the United States competitive with our business in violation of our Code of Conduct or that would have violated our Code of Conduct had he been an employee when he engaged in the prohibited activity.

(2)	We granted all of these options under our 2004 Stock Option Plan, which directs that the exercise price of all options is the closing price of our stock on the New York Stock Exchange on the first business day prior to the grant date.

(3)	We determined the hypothetical grant date present value for the options of $7.02 per share using a modified Black-Scholes pricing model. In applying the model, we assumed a volatility of 21%, a 4.7% risk-free rate of return, a dividend yield at the date of grant of 2.2% and a 5-year expected option life. We did not assume any option exercises or risk of forfeiture during the 5-year expected option life. Had we done so, such assumptions could have reduced the reported grant date value. The actual value, if any, an executive may realize upon exercise of options will depend on the excess of the stock price over the exercise price on the date the option is exercised. Consequently, there is no assurance that the value realized, if any, will be at or near the value estimated by the modified Black-Scholes model.

(4)	These amounts relate to cash performance units with a three-year performance period. See “2004 Mid-Term Incentive Plan” below.

(5)	These amounts relate to MIB awards made with respect to fiscal 2008. The minimum bonus amount if the threshold criteria are satisfied is 14% of the named executive officer’s annual salary as of the end of the fiscal year. The target bonus is approximately 200% of the named executive officer’s annual salary as of the end of the fiscal year. We have based all amounts shown on the executives’ base salaries as of September 11, 2007. The maximum MIB we may pay to any participant in a single year is $10,000,000, including the stock match. Neither Mr. Stubblefield nor Mr. Accardi received a Bonus Grant with respect to fiscal 2008.

(6)	These grants relate to agreements under the Supplemental Plan, which can cause the MIB to be increased or decreased by up to 25%. See “2006 Supplemental Performance Based Bonus Plan” on page 42. Neither Mr. Stubblefield nor Mr. Accardi received a Supplemental Plan Grant with respect to fiscal 2008.

(7)	The maximum possible deduction in the MIB payments for fiscal 2008 under the Supplemental Plan is 25% of the cash MIB award.

(8)	The MIB provides for the automatic issuance to the participant of shares of our common stock, subject to two-year transfer restrictions, with a market value equal to 28% of the MIB cash bonus, without taking into account any adjustment from the Supplemental Bonus Plan.

2004 Mid-Term Incentive Plan

The SYSCO Corporation 2004 Mid-Term Incentive Plan was formerly known as the SYSCO Corporation 2004 Long-Term Incentive Cash Plan and is referred to herein as the “Mid-Term Plan.” The Mid-Term Plan provides for certain key employees, including the named executive officers, the opportunity to earn cash incentive payments based on pre-established performance criteria over performance periods of at least three years. We refer to these units as “CPUs”. The Committee currently makes grants annually for performance periods ending at the end of the third fiscal year, including the year of grant. The Committee may make grants under the Mid-Term Plan until September 4, 2009 unless the Board terminates it earlier.

Under the plan, the Committee may select performance goals from those specified in the plan, based on the performance of SYSCO generally or on the performance of subsidiaries or divisions. With respect to all currently outstanding grants, the Committee set performance criteria based on the average increases in SYSCO’s net earnings per share (except that for the three year performance period ending in fiscal 2009 only, we calculate earnings per share prior to the accruals for the MIB and the supplemental bonus) and sales over the performance periods, adjusting the sales growth for inflation and deflation for all performance periods ending in 2010 or earlier, but removing this adjustment for the fiscal 2008 grant relating to the three-year performance period ending in 2010. In addition to the awards that the named executives received in September 2004 and that we paid to them in August/September 2007, as discussed in footnote (3) to the Summary Compensation Table. The named executives currently hold grants that they received in September of each of 2005, 2006 and 2007 in the amounts and for the performance periods set forth below:

	Number of
	Performance		Payout Amount
Name	Units Held	Performance Period	Minimum	Target	Maximum

Schnieders	112,000	7/3/2005-6/28/2008	$980,000	$3,920,000	$5,880,000
	112,000	7/2/2006-6/27/2009	980,000	3,920,000	5,880,000
	112,000	7/1/2007-7/3/2010	980,000	3,920,000	5,880,000
Stubblefield	10,500	7/3/2005-6/28/2008	91,875	367,500	551,250
	10,500	7/2/2006-6/27/2009	91,875	367,500	551,250
Spitler	10,500	7/3/2005-6/28/2008	91,875	367,500	551,250
	10,500	7/2/2006-6/27/2009	91,875	367,500	551,250
	45,000	7/1/2007-7/3/2010	393,750	1,575,000	2,362,500
Accardi	10,500	7/3/2005-6/28/2008	91,875	367,500	551,250
	10,500	7/2/2006-6/27/2009	91,875	367,500	551,250
Pulliam	10,500	7/3/2005-6/28/2008	91,875	367,500	551,250
	10,500	7/2/2006-6/27/2009	91,875	367,500	551,250
	12,000	7/1/2007-7/3/2010	105,000	420,000	630,000

Following the conclusion of each three-year performance period, if we meet the relevant performance criteria, we will pay each named executive an amount obtained by multiplying the number of performance units that the executive received by the $35 value assigned to each unit and then multiplying the resulting product by a specified percentage. Each of the outstanding CPU grants contains a sliding scale for each component for each of the performance periods as follows:

•	one-half of the payout is based on average growth in net earnings per share, excluding, with respect to the 7/2/2006-6/27/2009 performance period, accruals for the MIB and supplemental bonus, with the threshold level set at 6% (payout of 25%), the target level at 10% (payout of 50%) and the maximum level at 14% (payout of 75%); plus

•	one-half of the payout is based on average increase in sales, with the threshold levels for the grants made in fiscal 2006 and 2007 set at 4% (payout of 25%), the target levels at 6% (payout of 50%) and the maximum levels at 8% (payout of 75%); for the grants made in fiscal 2008, the threshold level was increased to 6%, the target level was increased to 8%, and the maximum was increased to 10%.

The maximum percentage payout would be 150% if the maximum levels for both criteria are satisfied. We will make all payments due with respect to the cash performance units in cash. No payments made under the Mid-Term Plan to any named executive in any fiscal year may be higher than 1% of SYSCO’s earnings before income taxes, as publicly disclosed in the “Consolidated Results of Operations” section of SYSCO’s 10-K for the fiscal year ended immediately before the applicable payment date.

If the executive’s employment terminates during a performance period because the executive retires or becomes disabled, the executive will nonetheless receive the specified payment on the applicable payment date, as if he remained employed on that date. If the executive dies during the performance period, we will reduce the number of performance units that we awarded to the executive by multiplying the number of performance units we initially awarded to the executive by a fraction, the numerator being the number of months in the performance period during which the executive was an active employee of SYSCO for at least 15 days of the month and the denominator being the number of months in the performance period. If the executive’s employment terminates before the end of the performance period for any reason other than retirement, death or disability, we will cancel the executive’s performance units, and the executive will not receive any payments under the plan with respect to the cancelled performance units.

The plan provides that if a change of control occurs during a performance period, the executive’s performance units with respect to that performance period will be automatically vested, and we will pay the executive the maximum amount payable under the plan for that performance period, as if the highest performance levels had been achieved.

2005 Management Incentive Plan

Our 2005 Management Incentive Plan provides key executives, including the named executive officers, with the opportunity to earn bonuses through the grant of annual performance-based bonus awards, payable in cash and shares of common stock. The Committee generally makes bonus awards under the plan in May or June prior to the beginning of the fiscal year to which they relate and we pay amounts owed under such awards in August following the conclusion of such fiscal year. Bonus opportunities awarded to corporate participants, including the named executive officers, under the MIB may be based on any one or more of the following:

•	return on stockholders’ equity and increases in earnings per share;
•	return on capital and/or increases in pretax earnings of selected divisions or subsidiaries; and
•	one or more specified SYSCO, division or subsidiary performance factors described in the plan.

All of these performance measures relate to performance for completed fiscal years. We compare results year to year in accordance with generally accepted accounting principles applied on a consistent basis, and we adjust them for any fiscal year containing 53 weeks. The Committee has the discretion to determine which performance factors will be used for a particular award and the relative weights of the factors. No named executive officer may receive an aggregate bonus for any given fiscal year under the MIB, including the value of all cash and stock received, in excess of $10,000,000. The Committee will determine and pay all bonuses within 90 days following the end of the fiscal year for which the bonus was earned.

For the awards we paid with respect to fiscal 2007, we calculated the bonus in two components. The first component of overall SYSCO performance utilized a matrix based upon the annual percentage increase in earnings per share and the return on stockholder’s equity. The scale on the X-axis for the percentage increase in earnings per share began at 4% and continued indefinitely, while the corresponding scale on the Y-axis for return on equity began at 14% and also continued indefinitely. Where the two scales intersected determined the payout percentage of base salary for the first component. We would pay no bonus unless SYSCO achieved an increase in earnings per share of at least 4% and achieved a return on stockholders’ equity of at least 14%. The minimum 4% increase in earnings per share and 14% return on equity would have yielded a bonus of 14% of base salary. If the executives earned a bonus under the first component, then a bonus opportunity was possible under the second component of the plan, as described below.

The second component of the bonus calculation was based upon the number of SYSCO operating companies or subsidiaries that attained a 20% or greater return on capital. If a minimum of 20 subsidiaries obtained a 20% or greater return on capital, and that group of subsidiaries employed at least half of the total capital of all subsidiaries, the executives would earn a percentage of base salary equal to 9%. That percentage increases at the rate of 1.5% for each additional subsidiary above 20 that achieves a 20% or greater return on capital. However, no bonus would be paid under the subsidiary component if a bonus was not earned under the first component discussed above. Currently, there are 95 SYSCO operating companies or subsidiaries that may be included in the calculation of this component, so the maximum potential bonus from this component is approximately 129% of base salary.

We also issue to executives who earn a cash MIB an award of common stock with a value equal to 28% of any cash bonus earned, based on the closing price of our common stock on the New York Stock Exchange on the last day of the fiscal year to which the award relates. Executives are prohibited from selling or otherwise transferring any shares issued under the plan for at least two years after issuance, except in the event of death or termination of employment due to disability or retirement. In addition, for this two-year period, we may require the executive to forfeit the shares within six months following termination of the executive’s employment other than termination of employment due to death, normal retirement or disability.

The amounts paid to the named executive officers pursuant to the 2007 awards are disclosed within the Non-Equity Incentive Plan Compensation and Stock Awards columns of the Summary Compensation Table. In June 2007, the Committee entered into agreements with each of the named executive officers under the Plan for fiscal 2008. The matrix for fiscal 2008 is similar to the matrix for the 2007 awards, except that the X-axis requires a minimum 6% increase in earnings per share, with all other amounts on that axis adjusted accordingly. Thus, the threshold targets for payout of any bonus in fiscal 2008 would require a 6% increase in earnings per share and a 14% return on equity for a payout equal to 14% of each named executive officer’s salary at the end of fiscal 2008, as described in the table below. Several combinations of possible payout results for the corporate portion of the fiscal 2008 bonus are shown below as examples:

Sample Calculations Showing the Corporate Portion
of MIB As a Percentage of Base Salary*

	X-Axis (Increase in Earnings per Share)
	Less than
Y-Axis (Return on Stockholder’s Equity)	6%	6%	10%	15%	20%	25%

Less than 14%	0%	0%	0%	0%	0%	0%
14%	0%	14%	35%	53%	77%	112%
20%	0%	44%	77%	95%	119%	154%
25%	0%	68%	112%	130%	154%	189%
30%	0%	93%	147%	165%	189%	224%
35%	0%	117%	182%	200%	224%	259%

*	Decimal amounts have been rounded up for consistency

Only if the minimum threshold for the corporate portion of the MIB shown in the table above is reached may the second component based on operating company performance be added to the bonus. For this component, if at least 20 operating companies achieve a 20% or greater return on capital, then the executive will receive an additional bonus equal to 9% of his salary. The percentage will increase as the number of operating companies achieving a 20% or greater return on capital increases, as described above. This component did not change from the 2007 agreements, for which the named executive officers received a portion of the bonus equal to 97.5% of their base salary based on 79 operating companies achieving the necessary return on capital. You will find a further discussion of these awards under “Compensation Discussion and Analysis — Management Incentive Bonus” on page 23.

If, during fiscal 2008, the sale or exchange of an operating division or subsidiary results in the recognition of a net-after tax gain, the Committee has the discretion to reduce the portion of the bonus payable with respect to our overall performance under the 2008 awards. However, the bonus cannot be reduced to an amount less than the bonus otherwise payable if we had not taken into account the net-after tax gain from the sale or exchange.

2006 Supplemental Performance Based Bonus Plan

The Supplemental Performance Based Bonus Plan’s purpose is to align a portion of our CEO’s overall compensation package with his individual performance and a portion of the president’s and all executive and senior vice presidents’ overall compensation package with the management team’s performance. All of the named executive officers were participants in the plan for fiscal 2007. The Supplemental Plan superseded the 2004 Supplemental Performance Based Bonus Plan that covered only the CEO. The Committee makes grants under the plan annually, and each grant has related to performance for a specified future fiscal year. After the end of the fiscal year, the Committee completes an evaluation of the CEO’s and the management team’s performance for the year. Based on this evaluation, the Committee adjusts the executives’ compensation as follows:

•	If the executives’ performance “exceeds expectations,” the executives will be entitled to receive a supplemental cash bonus of up to 25% of the cash portion of their MIB for that fiscal year, but we will not include this additional amount when determining the stock portion of the MIB.
•	If the executives’ performance is “below expectations,” the Committee will reduce the cash portion of the executives’ MIB by up to 25%, and we will determine the stock portion of the MIB based on the reduced amount; and
•	If the executives’ performance “meets expectations,” the executives’ bonus will not be increased or reduced.

Fiscal Year 2007 Supplemental Bonus Agreement with CEO

In June 2006, SYSCO and Mr. Schnieders entered into a fiscal year 2007 supplemental bonus agreement under the Supplemental Plan.

Pursuant to the agreement, the Committee evaluated Mr. Schnieders’ fiscal 2007 performance based on the following performance goals:

• long-term strategy:

o	develop and execute strategy with input and approval by Board;
o	continue to build on long-term relationships with all constituencies;
o	position SYSCO as a sustainable corporation;

• financial performance:

o	increase marketing-associate served sales by a specified percentage;
o	achieve return on equity of 35% or greater;

o	increase corporate multi-unit sales by a specified percentage;
o	increase local contract sales by a specified percentage;
o	increase sales through acquisitions by a specified percentage;
o	reduce overall cost per case by a certain number of cents;

• corporate governance:

o	assure compliance with all applicable regulations and corporate governance guidelines;
o	focus on stockholders issues;
o	enhance appropriate level of transparency;

• human capital:

o	create individual development plans for selected individuals;
o	promote long-term benefit cost reduction;
o	clearly define our “learning organization”; and
o	improve communications within the organization.

Based on the Committee’s evaluation of Mr. Schnieders’ performance against those goals, it determined that his fiscal 2007 performance exceeded expectations, and pursuant to the agreement, it increased the cash portion of his MIB for fiscal 2007 by 17%.

Fiscal Year 2007 Supplemental Bonus Agreements with Executive and Senior Vice Presidents

In June 2006, the Committee and the named executive officers other than Mr. Schnieders entered into fiscal year 2007 supplemental bonus agreements under the Supplemental Plan. Pursuant to the agreements, the Committee evaluated the executives, together with certain other designated executives, as a group, based on the Committee’s judgment of the group’s alignment with our fiscal year goals and our strategy initiatives.

In addition, the Committee evaluated each executive individually based on his contribution to maximizing the group’s collective performance. Pursuant to these agreements, the Committee evaluated the executives’ fiscal 2007 performance based on the following performance goals:

•	achieve positive results in enterprise-wide goals:

achieve sales growth of greater than a specified percentage;
reduce cost per case by more than a specified number of cents per case;
achieve accident frequency of less than a certain number per 100 employees;
achieve a return on equity of 35% or greater;

•	develop executive leadership for current and future needs;
•	improve communications between our operating companies and between our operating companies and our corporate office; and
•	contribute to the development and execution of our strategy initiatives and effectively implement them throughout SYSCO.

Based on the Committee’s evaluation of the executives’ performance against those goals, it determined that each executive’s performance exceeded expectations, and pursuant to the agreement, it increased the cash portion of their MIBs for fiscal 2007 by 17% each.

Fiscal 2008 Grants

In June 2007, the Committee and the named executive officers entered into fiscal year 2008 MIB agreements under the MIB Plan and supplemental bonus agreements under the Supplemental Plan. The agreements are substantially similar to those entered into with respect to fiscal year 2007 except that the minimum requirement for increase in earnings per share in the MIB agreements was returned to 6% and the target for return on equity in the supplemental agreements was reduced to 32%. In addition, for Mr. Schnieders the goal under the supplemental agreement regarding increasing local contract sales was replaced by a goal for return on assets.

Outstanding Equity Awards at Fiscal Year-End

While the 2004 Stock Option Plan, under which stock options are currently granted, allows for options to vest in no more than one-third increments each year, grants under the plan have generally become exercisable in five equal annual installments beginning one year after the grant date to create a longer-term incentive for the executives. If approved by stockholders at the Annual Meeting, the 2007 Stock Plan will allow the Committee the discretion to grant both stock options and restricted stock, as well as other stock-based awards. We believe that restricted stock grants are common among our peer group and will allow us to grant more competitive compensation that also more closely ties the interests of the executives to those of the stockholders.

According to the terms of the 2004 Plan, the exercise price of options may not be less than the fair market value on the date of the grant, which is defined in our plans as the closing price of our common stock on the New York Stock Exchange on the business day preceding the grant date. Our stock option plans specifically prohibit repricing of outstanding grants. Historically, subject to certain minor exceptions, the Committee granted options at its regularly scheduled September meeting, which we schedule at least one year in advance. However, in February 2007, the Committee adopted stock option grant administrative guidelines which set the second Tuesday in November as the annual grant date. This is a date when we are typically in a trading “window” under our Policy on Trading in Company Securities. The guidelines also establish timelines for granting stock options related to acquisitions or newly-hired key employees, which require that the Committee generally make the grants within 90 days of the event. The guidelines also establish procedures for the Committee’s action in the event that any of these pre-established dates/time periods conflict with an unanticipated trading blackout period related to material non-public information. The guidelines provide that the Committee should generally make option grants at a point in time when we have publicly disseminated all material information likely to affect the trading price of SYSCO’s common stock. See the last paragraph of “Compensation Disclosure and Analysis — Longer Term Incentives — Stock Options” on page 31.

The following table provides information on each named executive officer’s stock option grants outstanding as of June 30, 2007. None of the named executive officers holds any unvested stock awards, although certain shares granted in connection with the MIB are subject to repurchase or forfeiture, as noted in footnote (1) below.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised		Option	Option
		Options	Options		Exercise	Expiration	Stock
Name	Date Granted	(#) Exercisable	(#) Unexercisable		Price($)	Date	Awards(1)

Schnieders	September 2001	109,000	6,000	(2)	$27.7900	9/10/2011
	September 2002	100,000	—		30.5700	9/11/2012
	September 2003	72,000	18,000	(3)	31.7500	9/10/2013
	September 2004	34,000	51,000	(4)	32.1900	9/1/2011
	September 2005	28,000	112,000	(5)	33.0100	9/7/2012
	September 2006	—	140,000	(6)	31.7000	9/6/2013
Stubblefield	September 2001	90,000	—		27.7900	9/10/2011
	September 2002	75,000	—		30.5700	9/11/2012
	September 2003	56,000	14,000	(3)	31.7500	9/10/2013
	September 2004	16,000	24,000	(4)	32.1900	9/1/2011
	September 2005	14,600	58,400	(5)	33.0100	9/7/2012
	September 2006	—	73,000	(6)	31.7000	9/6/2013
Spitler	September 1997	22,000	—		8.7500	9/3/2007
	September 1998	13,000	—		10.9375	9/2/2008
	September 1999	18,000	—		16.2813	9/1/2009
	September 2000	24,000	—		20.9688	9/6/2010
	September 2001	59,000	6,000	(2)	27.7900	9/10/2011
	September 2002	75,000	—		30.5700	9/11/2012
	September 2003	56,000	14,000	(3)	31.7500	9/10/2013
	September 2004	16,000	24,000	(4)	32.1900	9/1/2011
	September 2005	14,600	58,400	(5)	33.0100	9/7/2012
	September 2006	—	73,000	(6)	31.7000	9/6/2013

	Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised		Option	Option
		Options	Options		Exercise	Expiration	Stock
Name	Date Granted	(#) Exercisable	(#) Unexercisable		Price($)	Date	Awards(1)

Accardi	September 1997	22,000	—		8.7500	9/3/2007
	September 1998	26,000	—		10.9375	9/2/2008
	September 1999	24,000	—		16.2813	9/1/2009
	September 2000	28,000	—		20.9688	9/6/2010
	September 2001	84,000	6,000	(2)	27.7900	9/10/2011
	September 2002	75,000	—		30.5700	9/11/2012
	September 2003	56,000	14,000	(3)	31.7500	9/10/2013
	September 2004	16,000	24,000	(4)	32.1900	9/1/2011
	September 2005	14,600	58,400	(5)	33.0100	9/7/2012
	September 2006	—	73,000	(6)	31.7000	9/6/2013
Pulliam	September 1998	12,000	—		10.9375	9/2/2008
	September 1999	13,000	—		16.2813	9/1/2009
	September 2000	16,000	—		20.9688	9/6/2010
	September 2001	31,000	6,000	(2)	27.7900	9/10/2011
	September 2002	50,000	—		30.5700	9/11/2012
	September 2003	36,000	9,000	(3)	31.7500	9/10/2013
	September 2004	10,400	15,600	(4)	32.1900	9/1/2011
	September 2005	14,600	58,400	(5)	33.0100	9/7/2012
	September 2006	—	73,000	(6)	31.7000	9/6/2013

(1)	Pursuant to the MIB agreements, we pay the MIB in the first quarter of the fiscal year following the year for which we have awarded the MIB, and we will make an automatic 28% stock match on the cash portion of the MIB, without taking into account any increase from the Supplemental Bonus Plan. Because the payment of the awards made in fiscal 2007 is based on fiscal 2008 performance, we cannot currently determine the number of shares we will issue pursuant to these awards. See “Grants of Plan-Based Awards” for potential payouts pursuant to these awards. The shares issued to the named executive officers pursuant to the MIB matching component are “vested” at the time of issuance, but are not transferable by the named executive officers for two years following receipt, and are subject to certain rights of SYSCO to require forfeiture of the shares in the event of termination of employment other than by death, normal retirement or disability. The named executive officers receive dividends on the shares during the two-year restricted period. The aggregate number and dollar value, calculated using the closing price of our common stock on June 29, 2007 of $32.99, of all shares subject to such two-year restrictions held as of the last day of fiscal 2007 by the named executive officers were as follows:

•	Mr. Schnieders — 34,080 shares, $1,124,299;
•	Mr. Stubblefield — 18,501 shares, $610,348;
•	Mr. Spitler — 17,527 shares, $578,216;
•	Mr. Accardi — 17,527 shares, $578,216; and
•	Mr. Pulliam — 16,228 shares, $535,362.

These amounts exclude the shares issued in August 2007 that are discussed under “Option Exercises and Stock Vested” below.

(2)	These unvested options relate to a special grant to MIB participants in September 2001. The agreements related to these options contain certain confidentiality and noncompetition obligations on the part of the executives, including agreements to not:

•	communicate or disclose to any person, other than in performance of his work duties, our trade secrets or other confidential information. The executive is prohibited from disclosing confidential information until 24 months after his termination of employment with us. The executive must not disclose the trade secret information for the duration of his life or until the trade secret information becomes publicly available;
•	for two years following termination of employment, solicit or attempt to divert to a competitor, any operating company supplier or customer that he had responsibility for supervising, or that he dealt with, at any time during the 24 months immediately preceding termination of his employment with us without our prior written consent,; and
•	engage in any business within a defined geographic territory in which he provides services which are the same or substantially similar to his duties during his last 12 months of employment with us for a period of one year after his termination of employment.

The options have a delayed vesting schedule in that they vest ratably, on an annual basis, over five years beginning on July 2, 2005. Also, any unvested portion of the option will automatically vest when the executive reaches age sixty, provided he is still employed with us. As a result, all of these options held by Mr. Stubblefield have now vested.

(3)	These options vest on June 30 of 2008.

(4)	These options vest in equal portions on September 2 of 2007, 2008 and, 2009.

(5)	These options vest in equal portions on September 8 of 2007, 2008, 2009 and 2010.

(6)	These options vest in equal portions on September 7 of 2007, 2008, 2009, 2010 and 2011.

All of the option awards listed above provide that if the executive’s employment terminates as a result of retirement in good standing or disability, the option will remain in effect, vest and be exercisable in accordance with its terms as if the executive remained an employee of SYSCO. Awards granted in 2002 and later provide that all unvested options will vest immediately upon the executive’s death. Furthermore, the options provide that the executive’s estate or designees may exercise the options at any time within three years after his death for grants made in 2005 and later and within one year after his death for grants made prior to 2005, but in no event later than the original termination date.

All of the options above provide for the vesting of unvested options upon a change of control. In addition, grants made in 2005 and later provide that if the named executive’s employment is terminated other than for cause, during the 24 month period following a change of control, the outstanding options under the Plan will be exercisable to the extent the options were exercisable as of the date of termination for 24 months after employment termination or until the expiration of the stated term of the option, whichever period is shorter.

Option Exercises and Stock Vested

The following table provides information with respect to aggregate option exercises and the vesting of stock awards during the last fiscal year for each of the named executive officers.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired on	Value Realized on	Shares Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)(2)	Vesting ($)(2)

Schnieders	96,000	$1,940,142	28,514	$940,677
Stubblefield	108,000	2,184,691	15,685	517,448
Spitler	28,000	566,754	15,047	496,401
Accardi	24,000	526,109	14,792	487,988
Pulliam	28,000	662,934	13,772	454,338

(1)	We computed the value realized on exercise based on the difference between the closing price of the common stock on the day of exercise and the exercise price.

(2)	We issued these shares as the stock match portion of the MIB in the first quarter of fiscal 2008 for fiscal 2007 performance. We based the value realized on vesting on the market value of the stock on June 30, 2007. For purposes of the Summary Compensation Table, the compensation expense related to these shares that is reported in the table reflects a 12% discount due to the two-year restriction on transfer.

Pension Benefits

SYSCO maintains two defined benefit plans. One is the SYSCO Corporation Retirement Plan, which we refer to as the pension plan, which provides funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. The second is the SYSCO Corporation Supplemental Executive Retirement Plan, or SERP, which provides unfunded, non-qualified benefits that are offset by benefits under the pension plan, the SYSCO match under the 401(k) Plan and Social Security benefits. The following table shows the years of credited service and present value of accumulated benefit for each of the named executive officers under each of the pension plan and SERP. The present value of the pension benefits is based, in part, on each of our named executive officers having more than 20 years of credited service with SYSCO, which we believe is above-average tenure for our peer group. No named executive officer received payments under either defined benefit plan during the last fiscal year.

		Number of
		Years Credited	Present Value of
Name	Plan Name	Service (#)	Accumulated Benefit

Schnieders	Pension Plan	24.500	$428,953
	SERP	24.500	21,516,852
Stubblefield	Pension Plan	22.583	390,375
	SERP	22.583	10,287,564
Spitler	Pension Plan	21.417	363,797
	SERP	21.417	10,566,170
Accardi	Pension Plan	30.833	438,177
	SERP	30.833	10,637,231
Pulliam	Pension Plan	20.000	208,875
	SERP	20.000	5,912,097

We have calculated the present value assuming the named executives will remain in service until the age at which retirement could occur without any reduction in benefits, that we will pay the pension plan benefits as a life annuity with payments guaranteed for 5 years and that we will pay the SERP benefits as a joint life annuity reducing to two-thirds upon the death of either the executive or his spouse, with the unreduced payment guaranteed for at least 10 years. Although the earliest unreduced retirement age is 65 under the tax-qualified pension plan, under the SERP, we base the earliest unreduced retirement age on the 100% SERP vesting date, which is age 60 for Messrs. Pulliam, Schnieders and Spitler, age 60.667 for Mr. Accardi, and age 63.5 for Mr. Stubblefield. The present value, calculated as of a May 31, 2007 measurement date, was based on a 6.54% discount rate for the pension plan and a 6.40% discount rate for the SERP, with a post-retirement mortality assumption based on the RP2000 Combined Healthy table, sex distinct, projected to 2007, with scale AA. Effective June 30, 2006, we modified certain provisions of the SERP for each executive to take into account payments under the 2007 Supplemental Bonus Agreements, but such payments will not be taken into account for fiscal 2008 and future years. Furthermore, certain provisions of the SERP are amended by the Executive Severance Agreements for Messrs. Schnieders, Stubblefield and Spitler, as described in more detail under “— Executive Severance Agreements — Waiver of Cut Back Provisions in SERP and Deferred Compensation Plan”. Based on the foregoing, we have calculated the present values in the table using the following expected payments commencing at the earliest unreduced retirement age:

		Earliest	Expected	Estimated
		Unreduced	Years of	Annual
Name	Plan Name	Retirement Age	Payments	Benefit

Schnieders	Pension Plan	65	18.3	$60,601
	SERP	60	25.7	1,828,572
Stubblefield	Pension Plan	65	18.3	48,847
	SERP	63.5	22.8	1,020,034
Spitler	Pension Plan	65	18.3	54,757
	SERP	60	25.7	954,016
Accardi	Pension Plan	65	18.3	64,238
	SERP	60.7	25.1	986,138
Pulliam	Pension Plan	65	18.3	47,710
	SERP	60	25.7	802,778

Payments to Messrs. Schnieders, Spitler, Accardi and Pulliam also include a monthly benefit of $1,610, $1,610, $1,610 and $1,530, respectively, that we will pay commencing at the earliest unreduced retirement age until the earlier of age 62 or death. As discussed under “Executive Severance Agreements” on page 51, Mr. Stubblefield retired on June 30, 2007 at age 61. The Committee provided him with an additional 1 1/2 years of SERP credit, and he is 85% percent vested in his SERP benefits. As a result, he will receive annual payments equal to $871,454 under the SERP.

Pension Plan

The pension plan is designed to provide tax-qualified pension benefits for most SYSCO employees. We fund our pension plan through an irrevocable tax-exempt trust. The pension plan covered approximately 30,000 eligible employees as of the end of fiscal 2007. As applicable to the named executives, the plan provides benefits based primarily on a formula that takes into account the executive’s earnings for each plan year. The formula provides an annual benefit accrual equal to 1.5% of compensation. The pension plan pays the accumulated benefit earned starting after retirement on a monthly basis for life with a guaranteed minimum term of five years. The normal retirement age as defined in this plan is 65. If the participant continues to work with SYSCO until at least age 55 with 10 years of service, we reduce the benefit 6.67% per year for the first 5 years prior to normal retirement age and an additional 3.33% per year for years prior to age 60. Employees vest in the pension plan after five years of service. At the end of fiscal 2007, Messrs. Schnieders, Stubblefield, Spitler and Accardi met the age and service requirements to be eligible for early retirement.

Benefits provided under the pension plan are based on compensation up to a limit, which was $225,000 for calendar year 2007, under the Internal Revenue Code. In addition, annual benefits provided under the pension plan may not exceed a limit, which was $180,000 for calendar year 2007, under the Internal Revenue Code.

Elements Included in Benefit Formula — Compensation included in the pension plan’s benefit calculation is generally earned income excluding deferred bonuses.

Policy Regarding Extra Years of Credited Service — Generally we do not credit service in the pension plan beyond the actual number of years an employee participates in the plan. We base the years of credited service for the named executive officers only on their service while eligible for participation in the plan.

Benefit Payment Options — Participants may choose their method of payment from several options, including a life annuity option, spousal joint and survivor annuity, Social Security leveling and life annuity options with minimum guaranteed terms. Only de minimis lump sums are available.

Supplemental Executive Retirement Plan

We offered the SERP to approximately 190 eligible executives as of the end of fiscal 2007 to provide for retirement benefits beyond the amounts available under SYSCO’s various broad-based US and Canadian pension plans. It is our intent that the SERP comply with Section 409A of the Internal Revenue Code. The SERP is an unsecured obligation of SYSCO and is not qualified for tax purposes. The SERP is designed to provide, in combination with other retirement benefits, 50% of average pay, as defined in the SERP, for the highest five of the last 10 fiscal years prior to retirement, provided an executive has at least 20 years of SYSCO service, including service with an acquired company, and is 100% vested. “Other retirement benefits” include Social Security, benefits from the pension plan, and employer-provided benefits from SYSCO’s 401(k) plan and similar qualified plans of acquired companies. We reduce the gross accrued benefit of 50% of final average compensation by 5% per year for service less than 20 years. Employees are generally not eligible for benefits if they leave the company prior to age 55.

Vesting in the SERP is based upon age, MIB Plan participation service and SYSCO service. Executives are 50% vested when they reach the earlier of age 60 with 10 years of SYSCO service or age 55 with 15 years of MIB Plan participation service. The vesting percentage increases with additional years of age and/or participation service. An executive can retire with unreduced benefits when 100% vested, which occurs at the earliest of:

•	age 65 with 10 years of SYSCO service,
•	age 62 with 25 years of SYSCO service and 15 years of MIB Plan participation service, or
•	age plus MIB Plan participation service equal to 80.

Upon the occurrence of a change of control, the named executive will become 100% vested in his accrued benefit under the SERP. The executive will also be 100% vested in any SERP benefit that accrues after the date of the change of control.

At fiscal year end 2007, none of the named executives had attained eligibility for unreduced early retirement, or were 100% vested. The Executive Severance Agreements require forfeiture of SERP benefits for Messrs. Schnieders and Spitler upon their voluntary resignation or retirement prior to age 60. However, Mr. Stubblefield had attained eligibility for reduced early retirement, being less than 100% vested. Mr. Accardi’s Transition and Early Retirement Agreement provides that he may retire with reduced early retirement on December 31, 2007. Mr. Pulliam is not currently eligible for early retirement.

We pay the SERP benefit as a monthly life annuity with a guaranteed minimum period of 10 years if the participant is not married at the time payments commence. If the participant is married at the time payments commence, the participant and spouse are entitled to a monthly annuity for life with a guaranteed minimum period of 10 years, and generally, on the participant’s or spouse’s death, the survivor is entitled to receive a monthly annuity for life with each payment equal to two-thirds of each payment made to the couple.

We provide a temporary Social Security bridge benefit to an executive commencing SERP benefits before age 62, payable until the earlier of age 62 or death.

Elements of Compensation included in Benefit Formula — Compensation includes base pay, Management Incentive Plan bonus and, for fiscal 2007, the supplemental performance bonus. See also “— Minimum Benefits” below.

Minimum Benefits — Due to changes in the SERP adopted in March 2006, certain executives have protected benefits based on prior plan provisions. The protected benefit includes vesting provisions that are generally less generous, and a compensation definition that includes as an additional component stock matches under the 2005 Management Incentive Plan and predecessor plans, but excludes the Supplemental Performance bonus. Messrs. Schnieders, Stubblefield, Spitler and Accardi are protected participants, although for the 2007 fiscal year the protected benefit was lower than the normal calculation.

Unfunded Status — The SERP is partially funded by a rabbi trust holding life insurance and is maintained as a book reserve account. The life insurance and any other assets held by the rabbi trust remain subject to the claims of SYSCO’s general creditors, so participants in the SERP are general creditors of SYSCO with respect to the payment of their SERP benefits.

Policy with Regard to Extra Years of Credited Service — Generally, SYSCO does not award extra years of credited service under the SERP. However, in certain cases, the company may award extra service and/or age to accelerate vesting. Messrs. Schnieders, Spitler and Pulliam have not been awarded additional age/service for any purpose under the SERP. As discussed under “Executive Severance Agreements — Extra Years of Credited Service for John K. Stubblefield, Jr.” beginning on page 53, Mr. Stubblefield has been awarded an additional 1.5 years of participation service as of the fiscal year end 2007, increasing his vested percentage to 85% from 60%. Mr. Accardi has been awarded one additional year of participation service as of his expected retirement date of December 31, 2007, increasing his vesting percentage to 90% from 85%, as discussed below under “Executive Severance Agreements — Transition and Early Retirement Agreement with Larry J. Accardi” on page 53.

Lump Sum Availability — Retirement benefits may not be paid as a lump sum.

Non-Qualified Deferred Compensation

The following table provides information regarding executive contributions, earnings and account balances for each of the named executive officers in the Third Amended and Restated SYSCO Corporation Executive Deferred Compensation Plan. No executive officer made any withdrawals or received any distributions during fiscal 2007.

			Aggregate	Aggregate
	Executive	Aggregate	Balance at	Balance at
	Contributions in	Earnings	June 30,	July 1,
Name	Last FY ($)	in Last FY ($)(1)	2007($)(2)	2007($)(3)

Schnieders	—	$425,281	$6,581,478	$7,485,543
Stubblefield	—	413,359	6,396,986	7,326,751
Spitler	—	275,076	4,256,961	5,148,932
Accardi	$113,500	217,315	3,422,348	3,891,363
Pulliam	—	125,420	1,940,948	2,377,617

(1)	The above-market interest portion of these amounts is included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table in the following amounts: $76,763 for Mr. Schnieders, $74,611 for Mr. Stubblefield, $49,651 for Mr. Spitler, $39,178 for Mr. Accardi and $22,638 for Mr. Pulliam.

(2)	As discussed below, SYSCO matches a portion of the MIB deferred by an executive, but does not match any annual salary deferrals. We credit the executive’s account with the amount of any match as of July 1 of each year with respect to bonuses paid during the following August. We gave no matching credit on July 1, 2006 because the executives did not earn a MIB with respect to fiscal 2006.

(3)	The aggregate balance at July 1, 2007 shown above includes amounts deferred by the executives during fiscal 2007 and the matching credits that were credited to the named executive officers’ accounts on July 1, 2007. Footnote 3 to the Summary Compensation Table discloses the fiscal 2007 bonus amounts deferred by the named executives. Footnote 5 to the Summary Compensation Table discloses the matching amounts credited with respect to fiscal 2007 bonus deferrals. Footnote 7 to the Summary Compensation Table discloses the fiscal 2007 salary amounts deferred by Mr. Accardi. The $113,500 executive contribution made by Mr. Accardi is included under the “Salary” column of the Summary Compensation Table.

SYSCO maintains the EDCP to provide certain executives, including the named executives, the opportunity to defer the receipt of a portion of their annual salaries and bonuses on a tax-deferred basis. Federal income taxes on all amounts credited under the EDCP will be deferred until payout under current tax law. The EDCP is administered by the Committee.

Eligibility — All SYSCO executives who are participants in the MIB, excluding those whose income is subject to Canadian income tax, are eligible to participate. However, the Committee has the right to establish additional eligibility requirements and may exclude an otherwise eligible executive from participation.

Executive Deferrals and SYSCO Matching Credit — Executives may defer up to 40% of their cash bonuses under the MIB and the Supplemental Performance Based Bonus Plan, referred to in the aggregate as “bonus,” and up to 100% of salary. SYSCO does not match salary deferrals under the EDCP. SYSCO provides matching credit of 15% of the first 20% of bonus deferred, resulting in a maximum possible match credit of 3% of an executive’s bonus. The Committee may authorize additional discretionary company contributions, although it did not authorize any in fiscal 2007.

Investment Options— An executive may invest the deferral portion of his or her account among nine investment options, which may be changed as often as daily. The returns for these options of varying risk/reward ranged from 5.4% to 26.4% for the year ended June 30, 2007.

The portion of an executive’s account attributable to SYSCO matches is always invested in the Moody’s + 1% option. For a given calendar year, the Moody’s + 1% option provides an annual return equal to the Moody’s Average Corporate Bond Yield for the six or twelve-month period ending on the preceding October 31, plus 1%. The Moody’s + 1% return was 6.63% for calendar year 2006 and 7.1917% for calendar year 2007.

Vesting — An executive is always 100% vested in his or her deferrals, but is at risk of forfeiting the deemed investment return on the deferrals in certain instances. Each SYSCO match and the associated deemed investment return will be 100% vested at the earliest to occur of:

•	the tenth anniversary of the crediting date of the match,
•	the executive’s 60th birthday,
•	the executive’s death,
•	the executive’s disability, or
•	a specified change of control.

Any matches and associated investment returns not otherwise fully vested under one of the above provisions may vest under an alternative schedule when the executive is at least age 55 and has at least 15 years of MIB Plan participation service. Vesting under this alternative schedule is based on the sum of the executive’s age and years of MIB Plan participation service, as follows:

Sum	Vested%	Sum	Vested%	Sum	Vested%

Under 70	0%	73	65%	77	85%
70	50%	74	70%	78	90%
71	55%	75	75%	79	95%
72	60%	76	80%	80	100%

The Committee has the discretion to accelerate vesting when it determines specific situations warrant such action. Executives may forfeit vested amounts, other than salary deferrals, as described under “ — Forfeiture for Cause or Competition” below.

In-Service Distribution Elections and Hardship Withdrawals — Unless an executive has previously made an in-service distribution election, an executive will generally not have access to amounts deferred under the EDCP while employed by SYSCO unless he or she requests and qualifies for a hardship withdrawal. Such withdrawals are available under very limited circumstances in connection with an unforeseeable emergency. An executive may make separate in-service distribution elections with respect to a given year’s salary deferral and bonus deferral, concurrent with that year’s deferral election. None of the named executives has made an in-service distribution election through fiscal 2007.

Distribution Events — We will distribute the vested portion of the amount credited to an executive’s EDCP account upon the earlier to occur of the executive’s death, disability, retirement or other separation event.

Distributions Following a Separation Event Other than Disability, Death or Retirement — If the executive’s employment with SYSCO ends for any reason other than disability, death or retirement, we will distribute the vested balance of the executive’s account to him in a lump sum, and he will forfeit the nonvested portion. However, certain of the named executives have entered into severance agreements that provide for 100% vesting if we terminate the executive without cause. See “Executive Severance Agreements” below.

Distributions Following Disability, Death or Retirement — An executive may elect the form of payment of his vested account balance for each of the following separation events:

•	disability,
•	death, or
•	retirement, defined as any other separation from service from SYSCO if the executive is at least age 55 with 15 or more years of MIB Plan participation or at least age 60.

An executive may choose annual or quarterly installments over a specified period of up to 20 years, a lump sum or a combination of both. An executive may change his distribution elections prior to separation in accordance with IRS rules.

When we pay installments due to death or disability, we will credit the executive’s vested account balance with a fixed investment return during the entire payout period. This fixed return will equal the Moody’s Average Corporate Bond Yield for the six or twelve-month period ending two months prior to the month of the first installment payment, whichever is higher, plus 1%. In lieu of such fixed interest installments, an executive who retires may choose to receive variable investment installments. An executive makes the election to receive variable installments at retirement. This election allows the retired executive to continue to invest the deferral portion of his account in the same manner as prior to his retirement.

Delay of Distributions to Named Executives — Distributions to a named executive for reasons other than death or disability will be delayed for six months after his separation date as required under Section 409A of the Internal Revenue Code.

Forfeiture for Cause or Competition

Any portion of an executive’s account attributable to SYSCO matches, including associated deemed investment return, and the net investment gain, if any, credited on his deferrals, is subject to forfeiture for specified cause or competition.

The Committee shall determine if the executive was terminated for cause or violated the applicable non-compete provisions. However, these forfeiture provisions will not apply to an executive whose employment ends during the fiscal year in which a specified change of control occurs or during the next three fiscal years except when the Committee makes a finding of cause and an arbitrator agrees.

Executive Severance Agreements

We maintain Executive Severance Agreements with each of Messrs. Schnieders and Spitler and maintained one with Mr. Stubblefield prior to his retirement at the end of fiscal 2007. These agreements are identical in all material respects, except as indicated below. A description of potential payments to Messrs. Schnieders and Spitler under the agreements, as well as a description of compensation payable to Mr. Stubblefield upon his retirement, is included under “Quantification of Termination/Change in Control Payments” on page 54. In May 2007 we entered into a Transition and Early Retirement Agreement with Mr. Accardi that replaced his severance agreement and provides for his retirement on December 31, 2007.

Definition of Good Reason — The severance agreements provide that if the executive terminates his employment for any of the following reasons, he will have terminated his employment for “good reason,” unless we remedied the underlying circumstances within 15 days of our receipt of notice of “good reason,” as follows:

•	SYSCO demotes the executive to a lesser position;
•	SYSCO assigns duties to him which are materially inconsistent with his position or materially reduces the executive’s duties, responsibilities or authority;
•	SYSCO reduces the executive’s base salary, unless SYSCO also comparably reduces the base salaries of other executives who are parties to similar agreements; or
•	SYSCO relocates the executive’s principal place of business outside of the Houston, Texas metropolitan area without the executive’s consent.

Obligations Upon Termination — If the executive terminates his employment for good reason or if we terminate him for any reason other than for cause, death or permanent disability, we will pay his base salary through the date of termination. If the executive signs a release in substantially the form prescribed in the agreement, starting 30 days after we receive the signed release or the date the executive’s employment terminates, whichever is later, we will pay to the executive a monthly payment for 24 months equal to the sum of:

•	executive’s monthly base salary in effect on the date of termination, before any elective deferrals under any SYSCO plans;

•	an amount equal to 1/12 of the average annual bonus paid to the executive under any SYSCO management incentive plan, before any elective deferrals, for the most recent five fiscal years ended prior to the date of termination; and
•	an amount equal to the monthly cost to the executive for continued coverage under SYSCO’s group health benefit insurance plans under Section 4980B of the Internal Revenue Code of 1986, also known as COBRA, regardless of whether the executive elects to be covered by COBRA.

We will pay the amounts described above in lieu of any other amount of severance relating to salary or bonus continuation that the executive may be entitled to receive from us, except for any benefits under the SERP and the EDCP. Upon the later to occur of 30 days after we have received the signed release and 90 days after the end of the fiscal year during which the employment termination occurred, we will pay to the executive a fraction of the bonus he would have earned for that fiscal year under the MIB had he not been terminated, as determined by us in our sole discretion. The numerator of this fraction will be the number of days in the fiscal year prior to the termination date, and the denominator will be 365. However, in the event the executive terminates other than for disability or death, and the executive is a “specified employee” under Section 409A of the Internal Revenue Code, we will delay the executive’s payments until the date that is after six months from the date of his termination from employment, all in compliance with Section 409A.

SERP and EDCP Benefits Prior to Age 60 — With respect to the SERP and EDCP, if the executive terminates his employment for good reason or if we terminate him for any reason other than for cause, death or permanent disability, in any case before the executive reaches 60 years of age, then:

•	for purposes of the SERP, the executive will be entitled to benefits under the SERP as if he were 60 years of age at the date of termination; and
•	the unvested portion of the executive’s account in the EDCP will vest, and we will pay the EDCP benefits to the executive in a single payment within 60 days after we receive his signed liability release.

Non-Compete and Non-Disparagement Commitment— Each executive agrees to certain non-compete and non-disparagement provisions in his agreement. The executive will forfeit all the amounts listed above if, at any time within the two years following the date of termination, the executive, without our prior written consent directly or indirectly owns or participates in, or is employed or paid by, a business which competes or at any time did compete with SYSCO in a specified trade area, and if the executive continues to be so engaged 60 days after receiving written notice of the committee’s finding.

Tax Gross-Up Payments — We will make additional payments to an executive if an excise tax arises under Section 4999 of the Internal Revenue Code as a result of the IRS treating any payment or acceleration right under the severance agreement or any other agreement or arrangement to which we and the executive are parties or to which we are a party and the executive is a beneficiary, as contingent upon a change of control pursuant to Section 280G of the Code. The payments we will make will include the excise taxes payable by the executive, as well as any additional excise taxes, federal and state income taxes and employment taxes imposed by the IRS on our payment of the amount of the excise tax. The net effect of this will be to place the executive in the same after-tax position, so that the executive receives the same after-tax benefits he would have received, if the excise tax had not been imposed. We will make these payments either directly to the executive in cash or to the appropriate taxing authority on the executive’s behalf for taxes subject to withholding.

Waiver of Cut Back Provisions in SERP and Deferred Compensation Plan — The severance agreement provides for the inapplicability of cutback provisions of the SERP and the EDCP that would reduce amounts payable under those plans by the amount of any payments that can not be deducted for income tax purposes. Since Mr. Pulliam is not party to a severance agreement, the cutback provisions of the SERP and EDCP would apply to him.

Termination for Cause — The severance agreement provides that if we terminate the executive’s employment for any of the following reasons, we will have terminated him for “cause”:

•	his material breach of his duties and responsibilities or of any written policies and directives of SYSCO that is willful or occurs as a result of his gross negligence and which he does not remedy within 15 days after receiving a written notice from SYSCO identifying the manner in which the breach occurred;
•	his committing any felony or misdemeanor involving willful misconduct, not including minor violations such as traffic offenses, if his action damages SYSCO’s property, business or reputation, as determined in good faith by our board of directors;
•	his engaging in a fraudulent or dishonest act, as determined in good faith by our board;
•	his engaging in habitual insobriety or the use of illegal drugs or substances; or
•	his breach of his fiduciary duties to SYSCO, as determined in good faith by our board.

SYSCO must notify the executive of any event that would constitute termination for cause under the agreement within 90 days after SYSCO becomes aware of the event; otherwise, the termination will not be considered for cause under the severance agreement. If we terminate the executive for cause, we will pay the executive’s base salary through the date of termination but will have no obligation to make any severance payments or provide any severance benefits under the severance agreement. If the executive signs a release substantially in a form prescribed in the agreement, within 30 days after we receive the signed release, we will also pay to the executive any unpaid bonuses earned in a fiscal year ended prior to the date of termination, accrued but unused vacation time, and any unreimbursed business expenses owed under SYSCO’s expense reimbursement policies.

Resignation without Good Reason — If the executive voluntarily resigns from his employment without good reason, we will pay the executive’s salary through the effective date of the resignation. We will have no obligation to make any severance payments or provide any severance benefits to the executive. Furthermore, if the executive resigns without good reason prior to reaching age 60, pursuant to the terms of his severance agreement, he will forfeit all benefits under the SERP.

Death or Permanent Disability — If the executive’s employment terminates because of death or permanent disability this will not be considered a resignation. The executive’s employment terminates automatically upon his death. We will pay the executive’s salary through the date of death but we will have no obligation to make any severance payments or provide any severance benefits under the severance agreement. The severance agreement defines permanent disability as the failure of the executive to perform his duties to SYSCO on a full-time basis as a result of incapacity due to mental or physical illness, but only if the incapacity results in the executive being eligible for and entitled to receive disability payments under a disability income insurance plan for which we pay for coverage. If such a disability occurs, we may give written notice to the executive that we intend to terminate his employment, and if we do so, the executive’s employment will terminate on the day specified in the notice, which date will be no less than 15 and no more than 60 days after giving the notice. If we terminate the executive’s employment because of permanent disability, we will have no obligation to make any severance payments or provide any severance benefits under the severance agreement but we will pay the executive’s base salary through the date of his termination.

Extra Years of Credited Service for John K. Stubblefield, Jr. — In December 2006, Mr. Stubblefield informed the Board members that he would soon be retiring from his positions as an officer and director of SYSCO. Under the terms of the SERP, if he had retired on December 31, 2006, Mr. Stubblefield would have been 60% vested in his accrued SERP benefit based on his age at retirement, his 22-1/2 years of credited service with SYSCO and his 14-1/2 years of service under SYSCO’s Management Incentive Plans. Mr. Stubblefield would have been 80% vested in his accrued SERP benefits if he served for an additional twelve-month period and retired at the beginning of the 2008 calendar year. On December 8, 2006, the Committee determined that it would credit Mr. Stubblefield with 1.5 years of additional service under SYSCO’s Management Incentive Plans so that he would be 85% vested in his accrued benefits under the SERP. These benefits were granted in recognition of Mr. Stubblefield’s contributions to SYSCO, including remaining in his position at the request of the CEO and Board of Directors, as well as his eight years of non-MIP service that are not counted for purposes of calculating all benefits under the SERP, and as an inducement to him to remain at SYSCO during the transition to a new Chief Financial Officer through the end of the 2007 fiscal year.

Transition and Early Retirement Agreement with Larry J. Accardi — In February 2007, Mr. Accardi announced his planned retirement from SYSCO, effective December 31, 2007. In connection with Mr. Accardi’s planned retirement, in May 2007, we entered into a Transition and Early Retirement Agreement with him which provides him the following benefits:

•	on July 1, 2007 he became SYSCO’s Executive Vice President, Sales;
•	a $500,000 payment to be made on or before January 10, 2008 since he will not receive an MIB for fiscal 2008;
•	one year of additional Management Incentive Plan service under the company’s SERP, resulting in him becoming 90% vested in his accrued benefits under the SERP on his retirement date;
•	one year of additional Management Incentive Plan service credit under the company’s Non-qualified Executive Deferred Compensation Plan, resulting in him becoming 90% vested in the unvested SYSCO matching contributions to his EDCP account on his retirement date;
•	treatment under SYSCO policy as retiring in good standing for purposes of employee benefit plans;
•	his continued base salary and all other benefits then in effect from July 1, 2007 through December 31, 2007; and
•	reimbursement of actual legal fees incurred related to the preparation and review of the Transition and Early Retirement Agreement, up to a maximum of $12,000.

In exchange for these benefits, Mr. Accardi agreed to certain expanded non-competition, non-disclosure, non-disparagement and non-solicitation provisions for a period of three years following termination of employment, and has agreed to assist SYSCO during the transition regarding his departure through December 31, 2007. He and SYSCO have also agreed to specified release and hold harmless provisions. Mr. Accardi will only receive the $500,000 payment, additional years of service and treatment as retired in good standing if he enters into an agreed form of release and either remains in our employ through December 31, 2007 or we terminate him without cause prior to that date. The Transition and Early Retirement Agreement terminated Mr. Accardi’s Executive Severance Agreement with SYSCO dated August 18, 2004, as amended on September 3, 2004 and allowed him to retire prior to age 60 without forfeiting his rights under the SERP. Except as described above, all of Mr. Accardi’s rights under SYSCO employee benefit plans remain unaffected.

Quantification of Termination/Change in Control Payments

We have entered into certain agreements and maintain certain plans that will require us to provide compensation for the named executive officers in the event of specified terminations of their employment or upon a change in control of SYSCO. We have listed the amount of compensation we would be required to pay to each named executive officer in each situation in the tables below. Amounts included in the tables are estimates and are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts we pay or distribute may differ materially. Factors that could affect these amounts include the timing during the year of any such event, the amount of future bonuses, the value of our stock on the date of the change in control and the ages and life expectancy of each executive and his spouse. The amounts shown in the table below assume that the event that triggered the payment occurred on June 30, 2007. In addition to the amounts shown, within 30 days after we receive the signed release in the required form from those executives who are parties to severance agreements following any termination, we will also pay to the executive any unpaid bonuses earned in a fiscal year ended prior to the date of termination. The executive would have been entitled to these amounts if the termination event had not occurred. However, the requirement to sign a release does not apply in the event of a change in control without termination. We have summarized the terms of the severance agreements, as well as separation arrangements entered into with Messrs. Accardi and Stubblefield, under “Executive Severance Agreements” above. All amounts shown represent total payments, except as otherwise noted. We would time the payment of all amounts shown in compliance with Section 409A of the Internal Revenue Code.

RICHARD J. SCHNIEDERS

	Compensation Components
		Payments	Payments			Acceleration
		and Benefits	and Benefits			and Other
	Severance	Under	Under		280G Tax	Benefits from	Insurance
	Payment	EDCP	SERP	CPU	Gross-Up	Stock Options	Payments
Termination Scenario	(1)	(2)	(3)	Payment(4)	Payments(5)	(6)	(7)	Other(8)

Retirement	$—	$3,906,773	$—	$7,840,000	$—	$—	$—	$83,346
Death	—	3,906,773	23,323,464	3,920,000	—	—	1,200,000	83,346
Disability	—	3,906,773	23,003,068	7,840,000	—	—	1,320,414	83,346
Voluntary Resignation	—	3,906,773	—	7,840,000	—	—	—	—
Termination for Cause	—	—	—	—	—	—	—	—
Involuntary Termination w/o Cause, or Resignation for Good Reason(9)	5,866,233	3,906,773	23,003,068	7,840,000	—	—	—	83,346
Change in Control w/o Termination	—	3,906,773	—	11,760,000	4,016,221	376,840	—	—
Termination w/o Cause following a Change in Control	5,866,233	3,906,773	23,451,437	11,760,000	6,701,265	376,840	—	83,346

JOHN K. STUBBLEFIELD, JR.

	Compensation Components
		Payments	Payments
		and Benefits	and Benefits			Acceleration
	Severance	Under	Under		280G Tax	and Other
	Payment	EDCP	SERP	CPU	Gross-Up	Benefits from	Insurance
Termination Scenario	(1)	(2)	(3)	Payment(4)	Payments	Stock Options	Payments	Other(8)

Retirement(10)	$—	$3,095,230	$10,381,974	$735,000	$—	$—	$—	$5,143

KENNETH F. SPITLER

	Compensation Components
		Payments	Payments			Acceleration
		and Benefits	and Benefits			and Other
	Severance	Under	Under		280G Tax	Benefits from	Insurance
	Payment	EDCP	SERP	CPU	Gross-Up	Stock Options	Payments
Termination Scenario	(1)	(2)	(3)	Payment(4)	Payments(5)	(6)	(7)	Other(8)

Retirement	$—	$2,109,301	$—	$735,000	$—	$—	$—	$50,246
Death	—	2,206,710	11,062,477	367,500	—	—	1,200,000	50,246
Disability	—	2,206,710	10,949,526	735,000	—	—	1,538,127	50,246
Voluntary Resignation	—	2,109,301	—	735,000	—	—	—	—
Termination for Cause	—	—	—	—	—	—	—	—
Involuntary Termination w/o Cause, or Resignation for Good Reason(9)	2,773,554	2,109,301	12,238,959	735,000	—	—	—	50,246
Change in Control w/o Termination	—	2,206,710	—	1,102,500	—	246,790	—	—
Termination w/o Cause following a Change in Control	2,773,554	2,206,710	12,478,687	1,102,500	2,160,011	246,790	—	50,246

LAWRENCE J. ACCARDI

	Compensation Components
		Payments	Payments			Acceleration
		and Benefits	and Benefits			and Other
	Severance	Under	Under		280G Tax	Benefits from	Insurance
	Payment	EDCP	SERP	CPU	Gross-Up	Stock Options	Payments
Termination Scenario	(1)	(2)	(3)	Payment(4)	Payments	(6)	(7)	Other(8)

Retirement(11)	$—	$1,486,407	$9,931,533	$735,000	$—	$—	$—	$37,015
Death	500,000	1,682,225	10,952,306	367,500	—	—	1,200,000	37,015
Disability	500,000	1,682,225	10,811,805	735,000	—	—	1,455,536	37,015
Voluntary Resignation	—	1,486,407	9,931,533	735,000	—	—	—	—
Termination for Cause	—	—	—	—	—	—	—	—
Involuntary Termination w/o Cause, or Resignation for Good Reason	500,000	1,486,407	10,811,805	735,000	—	—	—	37,015
Change in Control w/o Termination	—	1,682,225	—	1,102,500	—	246,790	—	—
Termination w/o Cause following a Change in Control	500,000	1,682,225	12,813,068	1,102,500	—	246,790	—	37,015

LARRY G. PULLIAM

	Compensation Components
		Payments	Payments			Acceleration
		and Benefits	and Benefits			and Other
	Severance	Under	Under		280G Tax	Benefits from	Insurance
	Payment	EDCP	SERP	CPU	Gross-Up	Stock Options	Payments
Termination Scenario	(1)	(2)	(3)	Payment(4)	Payments	(6)	(7)	Other(8)

Retirement	$—	$331,589	$—	$735,000	$—	$—	$—	$41,400
Death	—	1,035,529	2,963,843	367,500	—	—	1,200,000	41,400
Disability	—	1,035,529	—	735,000	—	—	2,615,353	41,400
Voluntary Resignation	—	331,589	—	—	—	—	—	—
Termination for Cause	—	—	—	—	—	—	—	—
Involuntary Termination w/o Cause, or Resignation for Good Reason	—	331,589	—	735,000	—	—	—	41,400
Change in Control w/o Termination	—	1,035,529	—	1,102,500	—	215,570	—	—
Termination w/o Cause following a Change in Control	—	1,035,529	3,775,921	1,102,500	—	215,570	—	41,400

(1)	For Messrs. Schnieders and Spitler, severance payments shown are the present value of 24 monthly payments, calculated using an annual discount rate of 6.40%. See “Executive Severance Agreements” above for a discussion of the calculation and payout of executive severance payments. Payments are subject to execution of a release, per Section 3 of Mr. Schnieders’ and Mr. Spitler’s executive severance agreements. Pursuant to the Transition and Early Retirement Agreement with Mr. Accardi, the amount shown reflects a cash payment the Company shall make in exchange for

Mr. Accardi’s acceptance of certain restrictive covenants and in lieu of any MIB Mr. Accardi otherwise would be due for fiscal year 2008.

(2)	See “Non-qualified Deferred Compensation” above for a discussion of the calculation of benefits and payout options under the EDCP. For distributions following disability, death or retirement, the named executives can elect to receive distributions in a lump sum or in annual or quarterly installments over a specified period of up to 20 years. The amounts disclosed reflect the vested value of the company match on elective deferrals, as well as investment earnings on both deferrals and vested company match amounts; these amounts do not include salary and bonus deferrals.

• Mr. Schnieders has elected to receive a lump sum distribution in the event of disability, and annual installments over 5 years following death or retirement.
• Mr. Stubblefield elected to receive quarterly installments over 5 years following his retirement.

• Upon his retirement, or in the event of disability, Mr. Spitler has elected to receive a lump sum distribution of $250,000, with the remaining balance paid in quarterly installments over 5 years. In the event of his death, Mr. Spitler has elected to receive quarterly installments over 10 years.

• Mr. Accardi has elected to receive annual installments over 15 years upon his retirement, or in the event of his death or disability. The amounts shown have been calculated pursuant to the Transition and Early Retirement Agreement with Mr. Accardi, as described above.

• Mr. Pulliam has elected to receive annual installments over 10 years following retirement, quarterly installments over 15 years in the event of disability, and quarterly installments over 10 years following death.

(3)	All amounts shown are present values of eligible benefits as of 6/30/2007, calculated using an annual discount rate of 6.40%, which represents the rate used in determining the values disclosed in the “Pension Benefits” table above. See “Pension Benefits” above for a discussion of the terms of the SERP and the assumptions used in calculating the present values contained in the table. The amount and expected number of benefit payments to each executive are based on each respective termination event, the form of payment, the age of the executive and his or her spouse, and mortality assumptions. Following are specific notes regarding benefits payable to each of the named executive officers:

• Retirement, Voluntary Resignation, and Termination for Cause

◦	Pursuant to Section 2(b) of their executive severance agreements, if either Mr. Schnieders or Mr. Spitler resigns as an employee without Good Reason prior to reaching age 60, he shall forfeit all forfeit all benefits under the SERP. For purposes of this disclosure, Retirement, voluntary resignation, and termination for cause are deemed to be termination without Good Reason.
◦	The amount shown for Mr. Stubblefield reflects 281 monthly payments of $72,621, plus 10 monthly payments of $1,610 attributable to the PIA Supplement, discounted using an annual discount rate of 6.40%.
◦	The amount shown for Mr. Accardi reflects 322 monthly payments of $65,275, plus 40 monthly payments of $1,610 attributable to the PIA Supplement.

• Death

◦	The amount shown for Mr. Schnieders reflects 367 monthly payments of $147,249.
◦	The amount shown for Mr. Spitler reflects 337 monthly payments of $72,197.
◦	The amount shown for Mr. Accardi reflects 310 monthly payments of $76,338.
◦	The amount shown for Mr. Pulliam reflects 10 annual payments of $385,674.

• Disability

◦	The amount shown for Mr. Schnieders reflects 348 monthly payments of $147,614, plus 33 monthly payments of $1,610 attributable to the PIA Supplement.
◦	The amount shown for Mr. Spitler reflects 336 monthly payments of $70,779, plus 45 monthly payments of $1,610 attributable to the PIA Supplement.
◦	The amount shown for Mr. Accardi reflects 316 monthly payments of $73,907, plus 40 monthly payments of $1,610 attributable to the PIA Supplement.

• Involuntary Termination without Cause, or Resignation for Good Reason

◦	The amount shown for Mr. Schnieders reflects 348 monthly payments of $147,614, plus 33 monthly payments of $1,610 attributable to the PIA Supplement.
◦	The amount shown for Mr. Spitler reflects 336 monthly payments of $79,163, plus 45 monthly payments of $1,610 attributable to the PIA Supplement.
◦	The amount shown for Mr. Accardi reflects 316 monthly payments of $73,907, plus 40 monthly payments of $1,610 attributable to the PIA Supplement.

• Termination without Cause following a Change in Control

◦	The amount shown for Mr. Schnieders reflects 348 monthly payments of $150,498, plus 33 monthly payments of $1,610 attributable to the PIA Supplement.
◦	The amount shown for Mr. Spitler reflects 336 monthly payments of $80,721, plus 45 monthly payments of $1,610 attributable to the PIA Supplement.
◦	The amount shown for Mr. Accardi reflects 322 monthly payments of $84,325, plus 40 monthly payments of $1,610 attributable to the PIA Supplement.
◦	The amount shown for Mr. Pulliam reflects 246 monthly payments of $64,802.

• Change in Control without Termination — Benefit payments are not triggered.

(4)	See “2004 Mid-Term Incentive Plan” above for a discussion of the CPUs. The amounts shown include vesting and payment of awards made on September 8, 2005 and September 7, 2006. For purposes of this disclosure, and as defined in the plan, we have assumed the following levels of performance:

• Retirement, Disability, Termination for Good Reason, and Voluntary Resignation (where applicable)— Amounts reflect the target award value of awards pursuant to the 2005-2007 and 2006-2008 performance cycles.

• Death — Amounts reflect the target award value of awards pursuant to 2006-2008 and 2007-2009 performance cycles, pro-rated for the portion of each performance cycle completed at the time of death. The pro-rata factors used are 0.667 for the 2006-2008 performance cycle, and 0.333 for the 2007-2009 performance cycle.

• Change in Control — Amounts are based on the maximum award value (150% of target) of awards pursuant to 2006-2008 and 2007-2009 performance cycles.

(5)	The amounts shown represent the amounts we would pay pursuant to the severance agreements with Mr. Schnieders and Mr. Spitler in connection with excise taxes under Sections 280G and 4999 of the Code following or in connection with a change in control.

(6)	The amounts shown represent the difference between the exercise price of the accelerated options and the closing price of SYSCO common stock on the New York Stock Exchange on June 29, 2007, the last business day of our 2007 fiscal year. See the text following the “Option Awards” table for a discussion of the events causing an acceleration of outstanding options. Assumes accelerated vesting of all stock options, as well as the removal of any transfer restrictions, repurchase provisions and forfeiture provisions on shares issued in association with awards under the Sysco Corporation 2000 Management Incentive Plan and the 2005 Management Incentive Plan.

(7)	Includes payments we will make in connection with additional life insurance coverage, long-term disability coverage, including disability income coverage, and long-term care insurance. In the event of death, a lump sum Basic Life Insurance benefit is payable in an amount equal to one-times the executive’s prior year W-2 earnings, capped at $150,000. An additional benefit is paid in the case of MIP-eligible employees in an amount equal to one-times the executive’s prior year W-2 earnings, capped at $1,050,000. The value of the benefits payable is doubled in the event of an accidental death. In the event of disability, a monthly Long-Term Disability benefit of $25,000 is payable to age 65, following a 180-day elimination period.

(8)	Includes retiree medical benefits and, for Messrs. Schnieders, Spitler, Accardi, and Pulliam, the payment of accrued but unused vacation.

(9)	The severance agreement with each of Messrs. Schnieders and Spitler provides that if we terminate the executive without cause or he terminates his employment for good reason, prior to his reaching the age of 60, the unvested portion of his EDCP account will automatically vest, and we will pay these benefits to the executive in a single payment within 60 days after we receive his signed liability release. Amounts shown for each of such individuals reflect this acceleration.

(10)	Mr. Stubblefield retired on June 30, 2007, the last day of fiscal 2007. All amounts shown are actual amounts the Company will pay to Mr. Stubblefield as a result of his retirement.

(11)	Pursuant to Mr. Accardi’s Transition and Early Retirement Agreement, as described above, upon his retirement on December 31, 2007 the amounts for his severance, EDCP, and SERP will be $500,000, $1,584,316, and $11,152,399, respectively. Note that this EDCP amount is based on Mr. Accardi’s balance as of July 1, 2007, and excludes any all deferrals (past and future), as well as earnings on such deferrals and Company match amounts.

DIRECTOR COMPENSATION

Fees

We pay non-employee directors who serve as committee chairpersons $70,000 per year and all other non-employee directors $60,000 per year plus reimbursement of expenses for all services as a director, including committee participation or special assignments. Directors are encouraged to have their spouses accompany them to dinners and other functions held in connection with board meetings, and the company pays, either directly or through reimbursement, all expenses associated with their travel to and attendance at these business-related functions. Reimbursement for non-employee director travel may include reimbursement of amounts paid in connection with travel on private aircraft excluding maintenance and ownership interests.

In addition to the annual retainer, non-employee directors receive the following fees for attendance at meetings:

•	For committee meetings held in conjunction with regular Board meetings, committee chairmen who attend in person, or who participate by telephone because of illness or the inability to travel, will receive $1,500 and committee members who attend in person, or who participate by telephone because of illness or the inability to travel, will receive $1,000;
•	For special committee meetings not held in conjunction with regular Board meetings, committee chairmen who attend in person or who participate by telephone will receive $1,500 and committee members who attend in person or who participate by telephone will receive $1,000; and
•	For special Board meetings, all non-employee directors who attend in person or who participate by telephone will receive $1,000.

Non-employee directors also receive discounts on products carried by the company and its subsidiaries comparable to the discounts offered to company employees.

Directors Deferred Compensation Plan

Non-employee directors may defer all or a portion of their annual retainer and meeting attendance fees under the Directors Deferred Compensation Plan. Non-employee directors may choose from a variety of investment options, including Moody’s Average Corporate Bond Yield plus 1%, with respect to amounts deferred. We credit such deferred amounts with investment gains or losses until the non-employee director’s retirement from the Board or until the occurrence of certain other events. Mr. Cassaday, who is a Canadian citizen, is not eligible to participate in the Directors Deferred Compensation Plan.

2005 Non-Employee Directors Stock Plan

As of September 11, 2007, the non-employee directors held options and shares of restricted stock that were issued under the 2005 Non-Employee Directors Stock Plan, the Non-Employee Directors Stock Plan, as amended and restated, and the Amended and Restated Non-Employee Directors Stock Option Plan. We may not make any additional grants under the Non-Employee Directors Stock Plan or the Amended and Restated Non-Employee Directors Stock Option Plan, and we may not make any additional grants under the 2005 Non-Employee Directors Stock Plan after November 11, 2010. Since we may only make grants under the 2005 Non-Employee Directors Stock Plan, the description below relates only to such plan.

Options

The 2005 Non-Employee Directors Stock Plan gives discretion to the Board to determine the size and timing of all option grants under the plan, as well as the specific terms and conditions of all options, but specifies that directors may not exercise an option more than seven years after the grant date and that no more than 1/3 of the options contained in any grant may vest per year for the first three years following the grant date. All options currently outstanding under the plan have seven year terms and vest ratably over three years on the anniversary of the grant date.

Generally, if a director ceases to serve as a director of SYSCO, he or she will forfeit all the options he or she holds, whether or not those options are exercisable. However, if the director leaves the Board after serving out his or her term, or at any time after reaching age 71, his or her options will remain in effect and continue to vest and become exercisable and expire as if the director had remained a director of SYSCO. All unvested options will automatically vest upon the director’s death, and the director’s estate may exercise the options at any time within three years after the director’s death, but no later than the option’s original termination date.

Retainer Stock Awards

Under the plan, as of the date of each annual stockholders meeting, we grant each non-employee director who was not a member of the Board at the previous stockholders meeting a retainer stock award consisting of 6,000 restricted shares of SYSCO common stock. One-third of these shares vest on each of the first, second and third anniversaries of the grant date.

Generally, if a director ceases to serve as a director of SYSCO, he or she will forfeit all the unvested retainer stock he or she holds. However, if the director leaves the board after serving out his or her term, or at any time after reaching age 71, his or her retainer stock awards will remain in effect and continue to vest and become exercisable as if the director had remained a director of SYSCO. All unvested retainer stock awards will automatically vest upon the director’s death.

Election to Receive a Portion of the Annual Retainer in Common Stock

Instead of receiving his or her full annual retainer fee in cash, a non-employee director may elect to receive up to 50% of his or her annual retainer fee, in 10% increments, in common stock. If a director makes this election, on the date we make each quarterly payment of the director’s annual retainer fee we will credit the director’s stock account with:

•	The number of shares of SYSCO common stock that the director could have purchased on that date with the portion of his or her cash retainer that he or she has chosen to receive in stock, assuming a purchase price equal to the last closing price of the common stock on the first business day prior to that date; we call these shares elected shares; and
•	50% of the number of elected shares we credited to the director’s account; we call these extra shares additional shares.

The elected shares and additional shares vest as soon as we credit the director’s account with them, but we do not issue them until the end of the calendar year. The director may not transfer the additional shares, however, until two years after we issue them, provided that certain events will cause this transfer restriction to lapse.

The two year transfer restriction on additional shares will lapse if:

•	the director dies;
•	the director leaves the Board:

◦	due to disability;
◦	after having served out his or her full term; or
◦	after reaching age 71; or

•	a change in control, as defined in the plan, occurs.

Restricted Stock and Restricted Stock Units

The plan provides that the Board may grant shares of restricted stock and restricted stock units in the amounts and on such terms as it determines but specifies that no more than 1/3 of the shares contained in any grant may vest per year for the first three years following the grant date. A restricted stock unit is an award denominated in units whose value is derived from common stock, and which is subject to similar restrictions and possibility of forfeiture as is restricted stock. All outstanding grants of restricted stock to the non-employee directors vest ratably over three years on the anniversary of the grant date. We have not issued any restricted stock units under the plan.

Generally, if a director ceases to serve as a director of SYSCO, he or she will forfeit all the unvested restricted stock and restricted stock units that he or she holds. However, if the director leaves the board after serving out his or her term, or for any reason after reaching age 71, his or her restricted stock and restricted stock units will remain in effect and continue to vest as if the director had remained a director of SYSCO. All unvested restricted stock and restricted stock units will automatically vest upon the director’s death. The restricted stock grant agreement which governs restricted stock grants made under the plan provides that any unvested portion of a restricted stock award will vest if a person or persons acting together acquire beneficial ownership of at least 20% of outstanding SYSCO common stock.

Change in Control

The plan provides that the unvested portion of the retainer stock award will vest if a specified change in control occurs.

Fiscal 2007 Non-Employee Director Compensation

The following table provides compensation information for fiscal 2007 for each of our non-employee directors:

				Non-Qualified
				Deferred
	Fees Earned or Paid	Stock Awards	Option Awards	Compensation	All Other
Name	in Cash($)(1)	($)(2)(3)	($)(3)(4)	Earnings($)(5)	Compensation($)	Total($)

Cassaday	$87,000	$139,605	$37,548	$—	(6)	$264,153
Craven	74,000	110,096	58,881	6,225	(6)	249,202
Fernandez	48,000	314,910	26,670	—	(6)	389,610
Golden	69,000	110,096	58,881	28,905	(6)	266,882
Hafner	95,500	131,564	48,621	1,994	(6)	277,679
Merrill	85,000	110,096	58,881	26,902	(6)	280,879
Newcomb	79,000	305,130	24,535	—	(6)	408,665
Sewell	83,000	110,096	58,881	—	(6)	251,977
Tilghman	103,000	123,100	60,391	—	(6)	286,491
Ward	89,500	118,126	58,881	5,300	(6)	271,807

(1)	Includes retainer fees and meeting fees, including any retainer fees for which the non-employee director has elected to receive shares of SYSCO common stock in lieu of cash. The number of shares of stock received by each non-employee director in lieu of cash during fiscal 2007 as follows: Mr. Cassaday — 1,022 shares, Dr. Craven — 875 shares, Mr. Fernandez — 449 shares, Mr. Golden — 875 shares, Mr. Hafner — 1,022 shares, Mr. Merrill — 875 shares, Ms. Newcomb — 0 shares, Mrs. Sewell — 875 shares, Mr. Tilghman — 1,022 shares and Ms. Ward — 1,022 shares.

(2)	On September 8, 2006, the Board granted each of the non-employee directors, except for Mr. Fernandez, who did not become a director until November 2006, 3,000 shares of restricted stock valued at $31.73 per share. On November 10, 2006, the Board granted Mr. Fernandez 3,000 shares of restricted stock valued at $34.99 per share. In addition, each of Mr. Fernandez and Ms. Newcomb received a one-time retainer stock award of 6,000 shares on November 10, 2006 valued at $34.99 per share. The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007 in accordance with Statement of Financial Accounting Standards No. 123R, “Share-based Payments” and include amounts from awards issued prior to fiscal 2007 as well as those issued during and with respect to fiscal 2007. See Note 13 of the consolidated financial statements in SYSCO’s Annual Report for the year ended June 30, 2007 regarding assumptions underlying valuation of equity awards.

The amounts in this column also reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007 in accordance with Statement of Financial Accounting Standards No. 123R with respect to a 50% stock match for directors who elect to receive a portion of their annual retainer fee in common stock. The value of any “elected” shares is included in the column entitled “Fees Earned or Paid in Cash” as described in footnote (1) above. See “2005 Non-Employee Directors Stock Plan” above for a more detailed description. Although we credit shares to a director’s account each quarter, the shares are not actually issued until the end of the calendar year unless the director’s service as a member of the Board of Directors terminates. The actual number of additional shares credited to each non-employee directors’ account during fiscal 2007 and reflected in this column is as follows: Mr. Cassaday — 509 shares, Dr. Craven — 436 shares, Mr. Fernandez — 224 shares, Mr. Golden — 436 shares, Mr. Hafner — 509 shares, Mr. Merrill — 436 shares, Ms. Newcomb — 0 shares, Mrs. Sewell — 436 shares, Mr. Tilghman — 509 shares and Ms. Ward — 509 shares.

(3)	The aggregate number of unvested stock awards and options held by each non-employee director as of June 30, 2007 was as follows:

	Aggregate Unvested Stock	Aggregate Options
	Awards Outstanding as of	Outstanding as of
	June 30, 2007	June 30, 2007

Cassaday	9,000	15,000
Craven	5,000	47,000
Fernandez	9,000	3,500
Golden	5,000	71,000
Hafner	7,667	23,000
Merrill	5,000	71,000
Newcomb	9,000	3,500
Sewell	5,000	63,000
Tilghman	7,667	31,000
Ward	6,334	39,000

(4)	On September 8, 2006, the Board granted each of the non-employee directors (except for Mr. Fernandez, who did not become a director until November 2006) an option to purchase 3,500 shares at an exercise price of $31.73 and with a FAS 123(R) value of $7.01 per share. On November 10, 2006, the Board granted Mr. Fernandez an option to purchase 3,500 shares at an exercise price of $34.99 and with a FAS 123(R) value of $7.62 per share. The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007 in accordance with Statement of Financial Accounting Standards No. 123R, “Share-based Payments” and includes amounts from awards issued prior to fiscal 2007 as well as those issued during and with respect to fiscal 2007. See Note 13 of the consolidated financial statements in SYSCO’s Annual Report for the year ended June 30, 2007 regarding assumptions underlying valuation of equity awards.

(5)	We do not provide a pension plan for the non-employee directors. The amounts shown in this column represent above-market earnings on amounts deferred under the Non-Employee Director Deferred Compensation Plan. Directors who do not have any amounts in this column were not eligible to participate in such plan, did not participate in such plan or did not have any above-market earnings.

(6)	The total value of all perquisites and personal benefits, including reimbursements for spousal airfare and meals associated with certain Board meetings, received by each of the non-employee directors was less than $10,000.

Neither Mr. Schnieders nor Mr. Stubblefield, prior to his retirement from the Board, received any compensation in fiscal 2007 for Board service other than the compensation for their services as executive officers that is disclosed elsewhere in this proxy statement.

Non-Employee Director Compensation Consultant

For the past several years and through the first quarter of fiscal 2008, the Corporate Governance and Nominating Committee has retained Mercer HR Consulting to provide advice regarding non-employee director compensation. At the Corporate Governance and Nominating Committee’s request, Mercer has provided data regarding the amounts and type of compensation paid to non-employee directors at the companies in SYSCO’s peer group, as well as identifying trends in director compensation. All decisions regarding non-employee director compensation are recommended by the Corporate Governance and Nominating Committee and approved by the Board of Directors.

Stock Ownership Guidelines

The Corporate Governance Guidelines provide that after five years of service as a non-employee director, such individuals are expected to continuously own a minimum of 10,000 shares of SYSCO common stock. All of the current directors beneficially held the requisite number of shares as of September 11, 2007. Stock ownership guidelines applicable to executive officers are described on page 15.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has met and held discussions with management and the independent public accountants regarding SYSCO’s audited consolidated financial statements for the year ending June 30, 2007. Management represented to the Audit

Committee that SYSCO’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent public accountants. The Audit Committee also discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board. SYSCO’s independent public accountants provided to the Audit Committee the written disclosures and the letter required by the Independence Standards Board’s Standard No. 1, “Independence Discussions with Audit Committees,” as modified or supplemented, and the Audit Committee discussed with the independent public accountants that firm’s independence.

Based on the Audit Committee’s discussion with management and the independent public accountants and the Audit Committee’s review of the representations of management and the report of the independent public accountants, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in SYSCO’s Annual Report on Form 10-K for the year ended June 30, 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

  Joseph A. Hafner, Jr.
  Richard G. Merrill
  Nancy S. Newcomb
  Phyllis S. Sewell
  Richard G. Tilghman, Chairman

Fees Paid to Independent Public Accountants

During fiscal 2007 and 2006, SYSCO incurred the following fees for services performed by Ernst & Young LLP:

	Fiscal 2007	Fiscal 2006

Audit Fees	$3,618,514	$3,290,000
Audit-Related Fees(1)	897,350	1,284,371
Tax Fees(2)	4,130,804	3,513,862
All Other Fees	—	—

(1)	Audit-related fees in fiscal 2007 included $432,896 related to the preparation of audited financial statements for one of the company’s subsidiaries, $387,959 related to acquisition due diligence, $70,000 related to audits of the company’s benefit plans and $6,495 for other audit-related services. Audit related fees in fiscal 2006 included $1,000,110 related to the preparation of audited financial statements for one of the company’s subsidiaries, $84,329 related to the company’s shelf registration statement and prospectus supplements thereto, $81,892 for consultations regarding various accounting standards and assistance in responding to an SEC comment letter, $63,500 for consultations related to SFAS 123(R), $32,000 related to audits of the company’s benefit plans and $22,540 for other audit-related services.

(2)	Tax fees in fiscal 2007 included $2,862,693 related to local, state, provincial and federal income tax return preparation, $1,094,620 related to various tax examinations, $70,773 related to a transfer pricing study, $66,879 related to a review of certain subsidiary legal structures and $35,839 related to various state tax matters. Tax fees in fiscal 2006 included $2,599,223 related to an income tax compliance outsourcing arrangement with the company’s independent auditor,$788,301 with respect to various tax examinations, $85,000 for a transfer pricing study and $41,338 related to a review of the company’s international legal structure.

Pre-Approval Policy

In February 2003, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the company. The policy requires that all services, including audit services and permissible audit related, tax and non-audit services, to be provided by Ernst & Young LLP to the company, be pre-approved by the Audit Committee. All of the services performed by Ernst & Young in fiscal 2007 were approved in advance by the Audit Committee pursuant to the foregoing pre-approval policy and procedures. During fiscal 2007, Ernst & Young did not provide any services prohibited under the Sarbanes-Oxley Act.

PROPOSAL TO APPROVE THE 2007 STOCK INCENTIVE PLAN
ITEM NO. 2 ON THE PROXY CARD

On September 19, 2007, upon recommendation of the Compensation Committee, the Board of Directors adopted the 2007 Stock Incentive Plan, subject to stockholder approval. If approved by the stockholders at the Annual Meeting, the 2007 Stock Incentive Plan will become effective on November 9, 2007.

Under applicable New York Stock Exchange rules, the company is required to obtain stockholder approval of the 2007 Stock Incentive Plan. In addition, stockholder approval of the 2007 Stock Incentive Plan is necessary to allow the company to grant incentive stock options (“ISOs”) to employees under Section 422 of the Internal Revenue Code and to ensure that compensation paid under the 2007 Stock Incentive Plan can be eligible for an exemption from the limits on tax deductibility imposed by Section 162(m) of the Internal Revenue Code, which limits the deductibility of certain compensation paid to individuals who are, at the end of the tax year in which the company would otherwise claim its tax deduction, the company’s chief executive officer and its other three highest-paid executive officers other than the Chief Financial Officer (“162(m) Officers”). On September 11, 2007, the closing price of SYSCO’s common stock as reported by the NYSE was $33.46.

Key Terms of the 2007 Stock Incentive Plan

Plan Term	7 years

Eligible Participants	All employees selected by the Committee

Shares Authorized	30,000,000, with up to 25,000,000 authorized to be issued as options or SARs and, except as provided below, up to 5,000,000 authorized to be issued as other types of awards, including restricted stock; provided, however, that to the extent that more than 5,000,000 shares are issued pursuant to such other awards, each share issued above 5,000,000 will reduce the total shares available under the Plan by four shares

Shares Authorized as a Percent of Outstanding Shares (as of September 11, 2007)	Approximately 4.9%

Three-Year Rolling Average Annual Utilization Rate Limitation	1.5% of common shares outstanding

Award Types	Stock Options (Incentive and Non-Qualified) (“Options”), Restricted Stock, Restricted Stock Units, other Stock-Based Awards, and Stock Appreciation Rights (“SARs”) (all types, collectively, “awards”)

Individual Share Limits	Options and/or SARs relating to no more than 750,000 shares may be granted to any individual in any given fiscal year, and all awards other than Options and SARs granted to any individual in any given fiscal year are limited to no more than 250,000 shares

Vesting Period	Determined by the Committee, but no more than one-third of the shares subject to each grant may vest per year for the first three years, except for awards conditioned on the attainment of Performance Goals

Stock Option Exercise Period	Determined by the Committee, but not more than seven years from the date of grant

Stock Option Exercise Price	Not less than fair market value on date of grant, defined as the closing price on the NYSE on the day prior to grant

Prohibited	• Repricings without stockholder approval

• Reload options and discounted stock options

• Acceleration of payment or vesting of any award other than for death, disability or retirement or a change in control

Purpose of the 2007 Stock Incentive Plan

The purpose of the 2007 Stock Incentive Plan is to promote the interests of the company and its stockholders by providing executive officers and other employees of the company and its defined subsidiaries with appropriate incentives and rewards to encourage them to enter into and remain in their positions with the company and to acquire a proprietary interest in the long-term success of the company, as well as to reward the performance of these individuals in fulfilling their personal responsibilities for long-range and annual achievements.

We believe strongly that our equity compensation programs and emphasis on employee stock ownership have been integral to our past success and will be important to our ability to achieve consistently superior performance in the years ahead. Therefore, the approval of the proposed 2007 Stock Incentive Plan is vital to our ability to achieve our future growth goals and create even greater stockholder value.

Administration of the 2007 Stock Incentive Plan

Unless otherwise determined by the Board, the Compensation Committee (the “Committee”) will administer the 2007 Stock Incentive Plan. The Committee is composed solely of “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, and “independent directors” within the meaning of NYSE listing standards.

The Committee will have the power, in its discretion, to grant awards under the 2007 Stock Incentive Plan, to select the individuals to whom awards are granted, to determine the terms of the grants, to interpret the provisions of the 2007 Stock Incentive Plan and to otherwise administer the 2007 Stock Incentive Plan. Except as prohibited by applicable law or stock exchange rules, the Committee may delegate all or any of its responsibilities and powers under the 2007 Stock Incentive Plan to one or more of its members, including, without limitation, the power to designate participants and determine the amount, timing and term of awards under the 2007 Stock Incentive Plan. In no event, however, shall the Committee have the power to accelerate the payment or vesting of any award, other than in the event of death, disability, retirement or a change in control of the company.

The 2007 Stock Incentive Plan provides that members of the Committee shall be indemnified and held harmless by the company from any loss or expense resulting from claims and litigation arising from actions related to the 2007 Stock Incentive Plan.

Shares Subject to the 2007 Stock Incentive Plan

Subject to the adjustments described below, the maximum number of shares of SYSCO common stock that may be delivered pursuant to the 2007 Stock Incentive Plan during its term shall be 30 million. The following additional maximums are imposed under the 2007 Stock Incentive Plan: (i) the maximum number of shares of common stock that may be issued pursuant to stock options and SARs is 25 million; (ii) the maximum number of shares of common stock that may be issued pursuant to awards other than stock options and SARs is 5 million, adjusted as follows: up to 11,250,000 shares may be issued in connection with awards other than options and SARs, provided that for every share in excess of 5 million awarded with respect to such other awards, the aggregate number of shares available under the 2007 Stock Incentive Plan shall be reduced by four shares; (iii) the maximum number of shares that may be covered by all stock options and/or SARs granted to any individual during any fiscal year is 750,000; (iv) the maximum number of shares that may be covered by all awards other than stock options and SARs granted to any individual during any fiscal year is 250,000; and (v) the company’s three-year rolling average annual usage of shares under the Plan will not exceed 1-1/2% of total shares outstanding, measured as of the first day of each fiscal year in which grants are being made; for fiscal 2008 and fiscal 2009, this calculation shall be made by reference to the company’s usage of shares under the 2004 Stock Option Plan for fiscal 2006 and fiscal 2007, which was 0.77% and 1.05%, respectively. If the 2007 Stock Incentive Plan is approved, we may not issue any new awards under the 2004 Stock Option Plan.

If any shares of common stock subject to an award are forfeited or cancelled, or if an award terminates or expires without a distribution of shares to the grantee, the shares of common stock with respect to such award shall, to the extent of any such forfeiture or cancellation, again be available for awards under the Plan; provided, however, that with respect to SARs that are settled in common stock, the aggregate number of shares of common stock subject to the SAR grant shall be counted against the shares available for issuance under the Plan as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise. To the extent that shares of common stock subject to awards other than Options and SARs, and the issuance of which reduced the aggregate number of shares authorized for issuance under the Plan by four shares, are forfeited or cancelled, or if such an award terminates or expires without a distribution of shares to the grantee, the number of shares of common stock remaining for award grants hereunder shall be increased by four for each such share.

If the company undergoes a recapitalization, reclassification, stock split, stock dividend, combination, subdivision or another similar transaction affecting the common stock, or if the company makes an extraordinary dividend or distribution (including, without limitation, to implement a spinoff), then, subject to any required action by stockholders, the number and kind of shares available under the 2007 Stock Incentive Plan, and the various award grant limitations contained in the 2007 Stock Incentive Plan, will be automatically adjusted accordingly. In addition, subject to any required stockholder action, the number and kind of shares covered by outstanding awards and the price per share of outstanding awards, shall be automatically proportionately adjusted to reflect such an event.

If the company merges or consolidates with another corporation, or is liquidated or disposes of all or substantially all of its assets, then the Committee may deal with outstanding Options under the 2007 Stock Incentive Plan in any of the following ways: First, it may provide for each holder of an Option or other award to receive, upon exercise of such Option or award, the same securities or other property that the company’s stockholders receive in the transaction. Second, it may provide for each holder of an Option or other award to receive, upon exercise of such Option or award, stock of the surviving corporation in the transaction, having a value equal to the consideration received by the company’s stockholders in the transaction. Third, it may cause Options or other awards to vest (if they have not otherwise vested under the change-in-control provisions of the 2007 Stock Incentive Plan). Fourth, it may cancel Options or SARs, provided that in the case of in-the-money Options or SARs, the cancellation shall be contingent upon a payment to the participants having a value equal to the difference between the value of the underlying shares (based on the transaction consideration) and the exercise or base price.

Eligibility and Participation

Eligibility to participate in the 2007 Stock Incentive Plan is limited to employees of the company and its defined subsidiaries. All employees (currently approximately 51,000 employees) are within the class eligible for selection to participate in the 2007 Stock Incentive Plan, although in fiscal 2007 approximately 1,600 employees received option grants under the predecessor plan.

Options and Other Awards

The Committee may grant Options and other awards to eligible employees. The Committee will have complete discretion, subject to the terms of the 2007 Stock Incentive Plan, to determine the persons to whom Options and other awards will be awarded, the time or times of grant, and the other terms and conditions of the grant. The awards may be granted with value and payment contingent upon Performance Goals.

Performance Goals

Under the 2007 Stock Incentive Plan, Performance Goals may be based on one or more of the following criteria applied to one or more of the company, its defined subsidiaries, and/or certain specified affiliates (if applicable, such criteria shall be determined in accordance with generally accepted accounting principles (“GAAP”) or based upon the company’s GAAP financial statements): (1) return on total stockholder equity; (2) earnings per share of Stock; (3) earnings before any or all of interest, taxes, minority interest, depreciation and amortization; (4) economic profit; (5) sales or revenues; (6) return on assets, capital or investment; (7) market share; (8) control of operating or non-operating expenses; (9) implementation or completion of critical projects or processes; (10) operating cash flow, (11) free cash flow, (12) return on capital or increase in pretax earnings; (13) net earnings; (14) margins; (15) market price of the company’s securities, and (16) any combination of, or a specified increase in, any of the foregoing. The performance goals may be based upon the attainment of specified levels of performance under one or more of the criteria described above relative to the performance of other comparable entities. To the extent permitted under Section 162(m) of the Internal Revenue Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may designate additional business criteria on which the Performance Goals may be based or adjust, modify or amend the aforementioned business criteria. Performance Goals may include a threshold level of performance below which no award will be earned, a level of performance at which the target amount of an award will be earned and a level of performance at which the maximum amount of the award will be earned.

Option Exercise Price and Vesting of Awards

The Committee will determine the exercise price with respect to each Option at the time of grant. The Option exercise price per share of common stock shall not be less than 100% of the fair market value per share of the common stock underlying the Option on the date of grant, and no Option may be repriced in violation of the repricing limitations discussed in “Amendment and Termination” below. For purposes of determining the Option exercise price, fair market value is defined as the closing price on the NYSE the first business day prior to the date of grant. The Committee may determine at the time of grant the terms under which Options and SARs shall vest and become exercisable. However, no Option or SAR can have a term in excess of 7 years, and all awards will be subject to a minimum three-year vesting schedule, with no more than one-third of the shares subject to the award vesting each year; provided, however, that at the time of the grant of an Option or SAR, the Committee may place restrictions on the exercisability or vesting of the Option or SAR that shall lapse, in whole or in part, only upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year, and if the Option or SAR is granted to a 162(m) Officer, the grant of the Option or SAR and the establishment of the Performance Goals shall be made during the period required under Internal Revenue Code Section 162(m).

Special Limitations on ISOs

If the total fair market value of shares of common stock subject to ISOs which are exercisable for the first time by an employee in a given calendar year exceeds $100,000, valued as of the grant date of the ISO, the Options for shares of common stock in excess of $100,000 for that year will be treated as non-qualified stock options (“NQOs”).

Stock Appreciation Rights (SARs)

An SAR is the right to receive stock, cash, or other property equal in value to the difference between the grant price of the SAR and the market price of the company’s stock on the exercise date. SARs may be granted independently or in tandem with an Option at the time of grant of the related Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. An SAR shall confer on the grantee a right to receive an amount with respect to each share of common stock subject thereto, upon exercise thereof, equal to the excess of (A) the fair market value of one share of common stock on the date of exercise over (B) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine but in no event shall be less than the fair market value of a share of common stock on the date of grant of such SAR).

Exercise of Options and SARs

Options and SARs shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. For Options, notice of exercise must be accompanied by a payment equal to the applicable Option exercise price plus all withholding taxes due, such amount to be paid in cash or by tendering, either by actual delivery of shares or by attestation, shares of common stock that are acceptable to the Committee, such shares to be valued at fair market value as of the day the shares are tendered, or paid in any combination of cash and shares, as determined by the Committee. To the extent permitted by applicable law, a participant may elect to pay the exercise price through the contemporaneous sale by a third party broker of shares of common stock acquired upon exercise yielding net sales proceeds equal to the exercise price and any withholding tax due and the remission of those sale proceeds to the company.

Transferability of Awards

Except as otherwise provided by the Committee, options, SARs and any unvested other awards may not be transferred except by will or applicable laws of descent and distribution. Notwithstanding the foregoing, in no event may any such award be transferred to a third party for consideration at any time.

Termination of Options and Other Awards

Options and SARs shall be exercisable during such periods as may be established by the Committee. Except as discussed below and at “Change in Control”, Options and SARs will expire on the earlier to occur of the expiration date of the Option or 90 days after the severance of an Option holder’s employment with the company or any of its subsidiaries. If, before the expiration of an Option or SAR, a holder’s employment terminates as a result of retirement in good standing or disability under the established rules of the company then in effect, the Option or SAR will remain in effect, vest and be exercisable in accordance with its terms. Upon the death of an employee while employed by the company or its subsidiaries, Options, to the extent then exercisable, shall remain exercisable by the executors or administrators of his or her estate for up to three years following the date of death, but in no event later than the original termination date of the Option or SAR. However, no Option or SAR may be exercised more than 7 years from the date of grant. To the extent not exercised by the applicable deadline, the Option or SAR will terminate.

With respect to all other awards, any unvested awards shall immediately vest, and all restrictions pertaining to such other awards shall lapse and have no further effect, upon the holder’s death or retirement in good standing or disability under the established rules of the company then in effect.

Restricted Stock and Restricted Stock Units

Restricted Stock is common stock that the company grants subject to transfer restrictions and vesting criteria. A Restricted Stock Unit is a right to receive stock or cash equal to the value of a share of stock at the end of a specified period that the company grants subject to transfer restrictions and vesting criteria. The grant of these awards under the 2007 Stock Incentive Plan will be subject to such terms, conditions and restrictions as the Committee determines consistent with the terms of the 2007 Stock Incentive Plan.

At the time of grant, the Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year, and if the award is granted to a 162(m) Officer, the grant of the award and the establishment of the Performance Goals shall be made during the period required under Internal Revenue Code Section 162(m). Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a grantee granted Restricted Stock shall have all of the rights of a stockholder including the right to vote Restricted Stock and the right to receive dividends.

Unless otherwise provided in an Award Agreement, upon the vesting of a Restricted Stock Unit, there shall be delivered to the grantee, within 30 days of the date on which such award (or any portion thereof) vests, the number of shares of common stock equal to the number of Restricted Stock Units becoming so vested.

Other Stock-Based Awards

The 2007 Stock Incentive Plan also allows the Committee to grant “other Stock-Based Awards,” which means a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, common stock. This includes, without limitation, (i) unrestricted stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the 2007 Stock Incentive Plan, and (ii) a right to acquire stock from the company containing terms and conditions prescribed by the Committee. At the time of the grant of other Stock-Based Awards, the Committee may place restrictions on the payout or vesting of other Stock-Based Awards that shall lapse, in whole or in part, only upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year, and if the award is granted to a 162(m) Officer, the grant of the Award and the establishment of the Performance Goals shall be made during the period required under Internal Revenue Code Section 162(m). Other Stock-Based Awards may not be granted with the right to receive dividend equivalent payments.

Dividend Equivalent Rights

Subject to the requirements of Section 409A of the Internal Revenue Code, an award of Restricted Stock Units may provide the grantee with the right to receive dividend equivalent payments with respect to stock subject to the award (both before and after the stock subject to the award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the grantee, and may be settled in cash or stock, at such times as determined by the Committee on the date of the grant of the Restricted Stock Unit. Any such settlements and any such crediting of dividend equivalents may, at the time of grant of the Restricted Stock Unit, be made subject to the transfer restrictions, forfeiture risks, vesting and conditions of the Restricted Stock Units and subject to such other conditions, restrictions and contingencies as the Committee shall establish at the time of grant of the Restricted Stock Unit, including the reinvestment of such credited amounts in stock equivalents, provided that all such conditions, restrictions and contingencies shall comply with the requirements of Section 409A of the Internal Revenue Code. Other Stock-Based Awards may not be granted with the right to receive dividend equivalent payments.

Awards to Employees Subject to Taxation Outside of the United States

Without amending the 2007 Stock Incentive Plan, awards may be granted to grantees who are foreign nationals or who are employed outside the United States or both, on such terms and conditions different from those specified in the 2007 Stock Incentive Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the 2007 Stock Incentive Plan. Such different terms and conditions may be reflected in addenda to the 2007 Stock Incentive Plan or in the applicable Award Agreement. However, no such different terms or conditions shall be employed if such terms or conditions constitute, or in effect result in, an increase in the aggregate number of shares that may be issued under the 2007 Stock Incentive Plan or a change in the group of eligible grantees.

Forfeiture

Notwithstanding any other provision of the 2007 Stock Incentive Plan and except as discussed under “Change in Control” below, if the Committee finds by a majority vote that: (i) the participant, before or after termination of his or her employment relationship with the company or any of its defined subsidiaries (“Employer”) for any reason, (a) committed fraud, embezzlement, theft, a felony, or proven dishonesty in the course of his employment and that such act damaged the Employer, or (b) disclosed trade secrets of the Employer, or (ii) the participant, before or after termination of his or her employment relationship with the Employer for any reason, participated, engaged or had a financial or other interest (whether as an employee, officer, director, consultant, contractor, stockholder, owner, or otherwise) in any commercial endeavor in the United States which is competitive with the business of the Employer in violation of the SYSCO Code of Business Conduct as in effect on the date of such participation or other engagement or in such a manner that would have violated the Code of Business Conduct had the participant been employed by the Employer at the time of the activity in question, then any outstanding Options and SARs which have not been exercised and any awards other than Options and SARs that have not vested will be forfeited. The decision of the Committee as to the nature of a participant’s conduct, the damage done to the Employer and the extent of the participant’s competitive activity will be final. No decision of the Committee, however, will affect the finality of the discharge of the participant by the Employer in any manner. The Committee may, in its discretion, include a form of non-compete, non-solicitation and/or non-disparagement agreement in any Award Agreement, and such non-compete, non-solicitation or non-disparagement agreement may be personalized, in the Committee’s discretion, to fit the circumstances of any specific grantee.

Change in Control

In the event of a specified change in control of the company (a “Change in Control”), including but not limited to, certain acquisitions of 20% or more of the Company’s outstanding common stock, certain changes in the identity of a majority of the members of the Board of Directors and certain mergers in which the company’s then existing shareholders do not own at least 60% of the outstanding voting securities of the surviving entity, all outstanding Options and SARs shall vest and become exercisable and all other outstanding awards shall vest and all restrictions pertaining to such other awards shall lapse and have no further effect. In the event that the employment of a participant who is an employee of the company or any of its defined subsidiaries is terminated by the company other than for cause, as defined below, during the 24-month period following a Change in Control, as defined below, all of such participant’s outstanding Options and SARs may thereafter be exercised by the participant, to the extent that such Options and SARs were exercisable as of the date of such termination of employment, for (x) a period of 24 months from such date of termination or (y) until expiration of the stated term of such Option or SAR, whichever period is shorter. The forfeiture provisions relating to competition as described in the immediately preceding paragraph shall not apply to any participant who incurs a termination of employment pursuant to the Change in Control provisions in the 2007 Stock Incentive Plan. For purposes of these provisions, the term “cause” shall mean “cause” as defined in the participant’s Award Agreement or written employment, consulting or other agreement with the company or a subsidiary, or if not defined in any such agreement, “cause” shall mean conviction of the participant for a felony, dishonesty while performing his employment duties, or a participant’s willful or deliberate failure to perform his or her duties in any material respect.

Tax Withholding

Issuance of shares under the 2007 Stock Incentive Plan is subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the 2007 Stock Incentive Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the participant, through the surrender of shares of common stock which the participant already owns, or through the surrender of shares of common stock to which the participant is otherwise entitled under the 2007 Stock Incentive Plan, but only to the extent of the minimum amount required to be withheld under applicable law.

Term of the 2007 Stock Incentive Plan

Unless earlier terminated by the Board of Directors, the 2007 Stock Incentive Plan will terminate on November 9, 2014. No awards may be granted under the 2007 Stock Incentive Plan subsequent to that date.

Amendment and Termination

The Board may, at any time, amend or terminate the 2007 Stock Incentive Plan, except that the following actions may not be taken without stockholder approval: (i) any increase in the number of shares that may be issued under the 2007 Stock Incentive Plan (except by certain adjustments provided for under the 2007 Stock Incentive Plan); (ii) any change in the class of persons eligible to receive ISOs under the 2007 Stock Incentive Plan; (iii) any change in the requirements of the 2007 Stock Incentive Plan regarding the exercise price of Options or SARs; (iv) any repricing or cancellation and regrant of any Option, SAR or, if applicable, other award at a lower exercise, base or purchase price, whether in the form of an amendment, cancellation or replacement grant, or a cash-out of underwater options or any action that provides for awards that contain a so-

called “reload” feature under which additional Options or other awards are granted automatically to the grantee upon exercise of the original Option or award; or (v) any other amendment to the 2007 Stock Incentive Plan that would require approval of the company’s stockholders under applicable law, regulation, rule or stock exchange listing requirement.

Federal Income Tax Consequences

The following discussion addresses certain anticipated United States federal income tax and certain employment tax consequences to the company and to recipients of awards made under the 2007 Stock Incentive Plan who are citizens or residents of the United States for federal income tax purposes. It is based on the Internal Revenue Code and interpretations thereof as in effect on the date of this proxy statement. This summary is not intended to be exhaustive and, among other things, does not describe state, local, or foreign tax consequences. Moreover, it is not intended as tax advice to any individual.

IRS Circular 230 Notice

To ensure compliance with requirements imposed by the Internal Revenue Service, you are hereby notified that any discussion of tax matters set forth in this prospectus was written in connection with the promotion or marketing (within the meaning of IRS Circular 230) of awards made under the 2007 Stock Incentive Plan, and was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding any tax-related penalties under federal law. Each recipient of an award under the 2007 Stock Incentive Plan should seek advice based on his or her particular circumstances from an independent tax advisor.

Summary of Current Federal Income Tax Rates for Individuals

Ordinary income of individuals, such as compensation income, is currently taxed at a top marginal rate of 35%. In addition, the maximum long-term capital gains rate for individuals is currently 15%. The maximum federal income tax rate for qualifying dividends received by individuals is currently 15%.

Options

Grant of Options.  There will be no federal income tax consequences to the grantee of an Option or the company upon the grant of either an ISO or an NQO under the 2007 Stock Incentive Plan.

Exercise of NQOs.  Upon the exercise of an NQO, the grantee generally will recognize ordinary compensation income, subject to withholding and employment taxes, in an amount equal to: (a) the fair market value, on the date of exercise, of the acquired shares of common stock, less (b) the exercise price paid for those shares. In general, as long as the company satisfies the applicable reporting requirements, the company will be entitled to a tax deduction equal to the compensation income recognized by the grantee. Gains or losses recognized by the grantee upon a subsequent disposition of the shares will be treated as long-term capital gain or loss if the shares are held for more than a year from the date of exercise. Such gains or losses will be short-term gains or losses if the shares are held for one year or less. For purposes of computing gain or loss, the grantee’s basis in the shares received will be the exercise price paid for the shares plus the amount of income, if any, recognized upon exercise of the Option.

Exercise of ISOs.  Upon the exercise of an ISO, the grantee will recognize no immediate taxable income for regular income tax purposes, provided the grantee was continuously employed by the company or a subsidiary from the date of grant through the date which is three months prior to the date of exercise (or through the date which is one year prior to the exercise date in the case of termination of employment as a result of total disability).

The exercise of an ISO will, however, result in an adjustment for alternative minimum tax purposes in an amount equal to the excess of the fair market value of the shares at exercise over the exercise price. That adjustment may result in alternative minimum tax liability to the grantee upon the exercise of the ISO. Subject to certain limitations, alternative minimum tax paid in one year may be carried forward and credited against regular federal income tax liability for subsequent years. If the grantee retains the shares acquired upon the exercise of the ISO for more than two years from the date of grant and one year from the date of exercise, any gain on a later sale of the shares will be treated as long-term capital gain, and the company will not be entitled to any tax deduction with respect to the ISO.

If the grantee disposes of the shares of common stock received upon the exercise of an ISO before the expiration of the two-year and one-year holding periods discussed above, a “Disqualifying Disposition” occurs. In that event, the grantee will have ordinary compensation income, and the company will be entitled to a corresponding deduction at the time of such disposition. The amount of ordinary income and deduction generally will be equal to the lesser of: (a) the fair market value of the shares of common stock on the date of exercise minus the exercise price; or (b) the amount realized upon disposition of the common stock minus the exercise price. If the amount realized on disposition exceeds the value of the shares on the date of exercise, that additional amount will be taxable as capital gain. To be entitled to a deduction as a result of a Disqualifying Disposition, the company must satisfy applicable reporting requirements.

Restricted Stock and Restricted Stock Units

A recipient of Restricted Stock or Restricted Stock Units generally does not recognize income and the company generally is not entitled to a deduction at the time of grant. Instead, the recipient recognizes compensation income and the company is entitled to a deduction on the date on which vesting occurs (“Vesting Date”) in the case of Restricted Stock, or on the date on which stock is issued or cash is paid in the case of Restricted Stock Units. The amount of income recognized and the amount of the company’s deduction will equal the fair market value of the vested stock or stock unit on the Vesting Date in the case of Restricted Stock, or on the date on which stock is issued or cash is paid in the case of Restricted Stock Units. However, the recipient may elect to include in income the fair market value of Restricted Stock at the time of grant. If such election is made, the company’s deduction will equal the fair market value of the Restricted Stock at the time of grant.

Any dividends on Restricted Stock, or dividend equivalents with respect to Restricted Stock Units, paid to the recipient prior to the Vesting Date will be includible in the recipient’s income as compensation and deductible as such by the company.

Section 162(m) Limitation

In general, Section 162(m) of the Internal Revenue Code limits to $1 million the federal income tax deductions that may be claimed in any tax year of the company with respect to certain compensation payable to any employee who is the chief executive officer or one of the other three highest paid executive officers of the company on the last day of that tax year. This limit does not apply to “performance-based compensation” paid under a plan that meets the requirements of Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder. The company believes that the Options to be granted under the 2007 Stock Incentive Plan will qualify for the performance-based compensation exception to the Section 162(m) limitations under current law because Options will be issued only if stockholder approval is obtained, and any taxable compensation will be based solely on an increase in value of the stock after the date of the Option since Option exercise prices will be no less than fair market value on the date of grant. Compensation from Restricted Stock, Restricted Stock Units, Other Cash-Based Awards and other Stock-Based Awards generally will be performance-based only if the vesting conditions as established by the Plan Committee are based upon Performance Goals.

Golden Parachute Tax and Section 280G of the Internal Revenue Code

The 2007 Stock Incentive Plan provides for immediate vesting of all then outstanding unvested awards upon a Change in Control. That immediate vesting may cause certain amounts to be characterized as “parachute payments” under Section 280G of the Internal Revenue Code for certain employees of the company. Section 280G of the Internal Revenue Code generally applies to employees or other individuals who perform services for the company if, within the 12-month period preceding the Change in Control, the individual is an officer of the company, a shareholder owning more than 1% of the stock of the company, or a member of the group consisting of the lesser of the highest paid 1% of the employees of the company or the highest paid 250 employees of the company. An employee generally is deemed to have received a parachute payment in the amount of compensation that is contingent upon an ownership change if such compensation exceeds, in the aggregate, three times the employee’s Base Amount. The “Base Amount” is generally the employee’s average annual compensation for the five preceding years. An employee’s “excess parachute payment” is the excess of the employee’s total parachute payments over the Base Amount. An employee will be subject to a 20% excise tax under Section 4999 of the Internal Revenue Code, and the company will be denied a deduction for, any “excess parachute payment.” See “Executive Severance Agreements — Tax Gross-Up Payments” on page 52 for a description of the company’s payment obligations under the Severance Agreements with respect to this excise tax.

Deferred Compensation

Awards made under the 2007 Stock Incentive Plan, including awards granted under the 2007 Stock Incentive Plan that are considered to be deferred compensation for purposes of section 409A of the Internal Revenue Code, must satisfy the requirements of Internal Revenue Code Section 409A to avoid adverse tax consequences to recipients, which could include the inclusion of amounts not payable currently in income and interest and an additional tax on any amount included in income. The company intends to structure any awards under the 2007 Stock Incentive Plan such that the requirements under Internal Revenue Code Section 409A are either satisfied or are not applicable to such awards.

The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of awards under the 2007 Stock Incentive Plan. We have not undertaken to discuss the tax treatment of Options under the 2007 Stock Incentive Plan in connection with a merger, consolidation or similar transaction. Such treatment will depend on the terms of the transaction and the method of dealing with the Options in connection therewith.

Certain Interests of Directors

In considering the recommendation of the Board of Directors with respect to the 2007 Stock Incentive Plan, stockholders should be aware that members of the Board of Directors have certain interests that may present them with conflicts of interest in connection with the proposal to approve the 2007 Stock Incentive Plan. As discussed above, directors who are also employees of the company will be eligible for the grant of awards under the 2007 Stock Incentive Plan; however, only Mr. Schnieders is both a director and employee of the company, and he does not serve on the Compensation Committee. The Board of Directors believes that approval of the 2007 Stock Incentive Plan will advance the interests of the company and its stockholders by encouraging employees to make significant contributions to the long-term success of the company.

New Plan Benefits

As of the date of this proxy statement, no awards had been granted under the 2007 Stock Incentive Plan and none will be granted unless and until the 2007 Stock Incentive Plan is approved by the company’s stockholders. Because of the discretionary nature of any future awards under the 2007 Stock Incentive Plan, the amount of such awards is not determinable at this time with respect to the company’s executive officers, including the executive officers named in the Summary Compensation Table, and the company’s other employees. Information regarding options and restricted stock granted in fiscal 2007 to certain executive officers of the company under the company’s existing plans is set forth in the table captioned “Grants of Plan-Based Awards,” and information regarding outstanding options and restricted stock under those plans is set forth in the table captioned “Outstanding Equity Awards at Fiscal Year-End.” In fiscal 2007, grants of options to purchase 5,915,000 shares of company common stock were made to the non-executive employee group under the 2004 Stock Option Plan.

Required Vote

The affirmative vote of a majority of votes cast is required to approve this proposal. For purposes of qualifying the shares authorized under the proposed plan for listing on the NYSE, the total votes cast on the proposal must represent over 50% of shares outstanding. Broker non-votes are not considered to be votes cast for this purpose.

The Board of Directors recommends a vote FOR approval of the
2007 Stock Incentive Plan.

PROPOSAL TO APPROVE THE AMENDED AND RESTATED
1974 EMPLOYEES’ STOCK PURCHASE PLAN
ITEM NO. 3 ON THE PROXY CARD

On September 19, 2007, the Board of Directors adopted the Amended and Restated 1974 Employees’ Stock Purchase Plan, subject to stockholder approval. The Board of Directors amended and restated the 1974 Employees’ Stock Purchase Plan to reserve 6,000,000 additional shares of SYSCO common stock for issuance under the plan and to provide that, with respect to SYSCO’s foreign subsidiaries, participants in the plan will include the eligible employees of only those SYSCO foreign subsidiaries that are designated as participating subsidiaries.

The plan originally provided that 100,000 shares of company common stock be reserved for issuance under the plan. This amount has been increased to 68,000,000 shares as a result of stock splits and additional authorizations, with 2,752,188 shares remaining available for future issuance as of September 11, 2007. The proposed amended and restated plan would increase this amount to 74,000,000 shares. The Board of Directors approved this increase in light of the number of shares remaining available for issuance under the plan and the historical rate at which shares have been issued thereunder.

The plan, prior to these amendments, also provided that employees of all of the company’s subsidiaries, without distinction between its foreign and domestic subsidiaries, were participants in the plan. One of the reasons that SYSCO maintains the plan is to provide a benefit to its employees. Employees of SYSCO and of SYSCO’s U.S. subsidiaries receive certain U.S. federal tax benefits as a result of purchasing shares of the company’s common stock by participating in the plan, as discussed below at “Federal Income Tax Consequences;” however, similar tax benefits may not be available to employees of SYSCO’s foreign subsidiaries because of the differing tax laws of those foreign countries. As a result, the Board of Directors believes that it is prudent for the Committee administering the plan, currently the Employee Benefits Committee, to preserve flexibility in designating which foreign subsidiaries’ employees may participate in the plan. In addition, allowing employees of certain foreign subsidiaries to participate in the plan could prove to be too costly for the company. In such an event, under the amended and restated plan, the administering Committee will be able to weigh the costs and use its discretion to determine which foreign employees may participate.

As amended, the Stock Purchase Plan provides that all full-time employees of the company and its U.S. subsidiaries (and employees of those foreign subsidiaries of the company that the Committee designated as participating foreign subsidiaries), who do not own five percent (5%) or more of the outstanding SYSCO common stock and who are not directors of the company, and who are, on the first day of each calendar quarter, in the employ of the company or any subsidiary on a full time basis (i.e., more than 20 hours per week for at least five months per year) are eligible to participate in the Stock Purchase Plan. Employees participate through payroll deductions which accumulate during each calendar quarter and are applied as of the last business day of each calendar quarter toward the purchase of shares of company common stock at a price per share equal to eighty-five percent (85%) of the closing price thereof on the New York Stock Exchange on the last trading day of the quarter. A participant’s payroll deductions may not exceed ten percent (10%) of his or her total annual compensation for the previous calendar year, or $21,250, whichever is less, divided by the number of pay periods in the calendar year, which is currently four (4). The company receives the discounted purchase price of the shares issued under the Stock Purchase Plan less the cost of commissions and other charges incurred in connection with the operation and administration of the Stock Purchase Plan. As of September 11, 2007, the closing price of company common stock on the New York Stock Exchange was $33.46. Currently, approximately 51,000 employees are within the class eligible for selection to participate in the Stock Purchase Plan.

No participant may purchase shares in any calendar year under the Stock Purchase Plan having a market value of more than $25,000 as of the last day of each calendar quarter.

Since purchases of shares pursuant to the Stock Purchase Plan are a function of the decisions of eligible employees as to payroll deductions, it is impossible to determine the dollar value of benefits in the form of discounted purchase price to which any individuals would be entitled during fiscal 2008 pursuant to the Stock Purchase Plan. As directors of the company are not eligible to participate in the Stock Purchase Plan, Mr. Schnieders may not participate in the Plan. Mr. Spitler was the only named executive officer to participate in the Plan during fiscal 2007. During fiscal 2007, 746 shares were purchased by Mr. Spitler, 1,251 shares were purchased by executive officers who are not directors as a group and 1,706,998 shares were purchased by employees other than executive officers, in each case at prices ranging from $25.98 to $31.25 per share. As discussed above, in each instance, purchases were made at a 15% discount to the closing price of the common stock on the NYSE on the date of purchase.

Federal Income Tax Consequences

The Stock Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Internal Revenue Code. Under the Code, an employee who elects to participate in the Stock Purchase Plan will not realize income at the time the purchase rights are granted or when the shares purchased under the Stock Purchase Plan are transferred to him or her. If an employee disposes of any shares of such stock within either two years after the first day of the quarter in which the shares were purchased or one year after the transfer of such shares to such employee, the excess of the fair market value of the stock on the last day of the quarter over the price actually paid for the shares by the employee is reportable by the employee as ordinary income. The employee’s cost basis in the disposed shares is increased by the amount of ordinary income which must be recognized upon such disposition so that the excess of the proceeds from the sale or exchange over the employee’s recomputed basis in the stock is treated as a capital gain. If the amount realized on the sale or exchange of the shares is less than the price paid for the shares, no ordinary income is recognized and the employee recognizes a capital loss. In the event of a disposition within such two-year or one-year period, the company will be entitled to a deduction from income equal to the amount the employee is required to include in income as a result of such disposition.

When an employee disposes of any shares of stock after satisfying the holding periods discussed in the immediately preceding paragraph, the employee realizes ordinary income to the extent of the lesser of: (i) the excess of the fair market value of the shares at the time of disposition over the amount paid by the employee for the shares or (ii) the excess of the fair market value of the shares on the last day of the quarter in which the shares were purchased over the option price at that time (i.e., 85% of the fair market value of the shares on that date). The amount of ordinary income which the employee is required to recognize is added to the basis of the shares so that the portion of the proceeds in excess of the sum of the cost thereof plus the ordinary income will be treated as a capital gain. In the event of such dispositions, the company will not be entitled to any deductions from income.

A copy of the proposed Amended and Restated 1974 Employees’ Stock Purchase Plan is attached as Annex B hereto.

The Board of Directors recommends a vote FOR the proposal to approve the Amended and
Restated 1974 Employees’ Stock Purchase Plan.

PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT ACCOUNTANTS
ITEM NO. 4 ON THE PROXY CARD

The Audit Committee of the Board has appointed Ernst & Young LLP as SYSCO’s independent accountants for fiscal 2008. Ernst & Young LLP has served as the company’s independent public accountants providing auditing, financial and tax services since their engagement in fiscal 2002. In determining to appoint Ernst & Young, the Audit Committee carefully considered Ernst & Young’s past performance for the company, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards.

Although the company is not required to seek ratification, the Audit Committee and the Board believe it is sound corporate governance to do so. If stockholders do not ratify the appointment of Ernst & Young, the current appointment will stand, but the Audit Committee will consider the stockholders’ action in determining whether to appoint Ernst & Young as the company’s independent accountants for fiscal 2009.

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the appointment of independent accountants for fiscal 2008.

STOCKHOLDER PROPOSALS

Presenting Business

If you would like to present a proposal under Rule 14a-8 of the Securities Exchange Act of 1934 at our 2008 Annual Meeting of Stockholders, send the proposal in time for us to receive it no later than May 29, 2008. If the date of our 2008 Annual Meeting is subsequently changed by more than 30 days from the date of this year’s Annual Meeting, we will inform you of the change and the date by which we must receive proposals. If you want to present business at our 2008 Annual Meeting outside of the shareholder proposal rules of Rule 14a-8 of the Exchange Act and instead pursuant to Article I, Section 8 of the company’s

Bylaws, the Corporate Secretary must receive notice of your proposal by August 11, 2008, but not before July 2, 2008, and you must be a stockholder of record on the date you provide notice of your proposal to the company and on the record date for determining stockholders entitled to notice of the meeting and to vote.

Nominating Directors for Election

The Corporate Governance and Nominating Committee will consider any director nominees you recommend in writing for the 2008 Annual Meeting by following the procedures and adhering to the deadlines discussed at “Presenting Business” above. You may also nominate someone yourself at the 2008 Annual Meeting, as long as the Corporate Secretary receives notice of such nomination between July 2, 2008 and August 11, 2008, and you follow the procedures outlined in Article I, Section 7 of the company’s Bylaws.

Meeting Date Changes

If the date of next year’s Annual Meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the date of this year’s Annual Meeting, we will inform you of the change, and we must receive your director nominee notices or your stockholder proposals outside of Rule 14a-8 of the Exchange Act by the latest of 90 days before the Annual Meeting, 10 days after we mail the notice of the changed date of the Annual Meeting or 10 days after we publicly disclose the changed date of the Annual Meeting.

ANNEX A

SYSCO CORPORATION
2007 STOCK INCENTIVE PLAN

SECTION 1
GENERAL

1.1 Purpose.  The SYSCO Corporation 2007 Stock Incentive Plan (the “Plan”) has been established by SYSCO Corporation (the “Company”) to promote the interests of the Company and the stockholders of the Company by providing executive officers and other employees of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company, as well as to reward the performance of these individuals in fulfilling their personal responsibilities for long-range and annual achievements. The Plan provides for the grant, in the sole discretion of the Committee, as defined below, of options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units and other stock- based awards. The Plan is designed so that awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code may comply with such requirements, and the Plan and such awards shall be interpreted in a manner consistent with such requirements.

1.2 Definitions.  Capitalized terms in the Plan shall be defined as set forth below:

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Affiliated Company.  The term “Affiliated Company” means any company controlled by, controlling or under common control with the Company.

(b) Award.  The term “Award” shall mean any award or benefit granted under the Plan, including, without limitation, Options, SARs, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.

(c) Award Agreement.  The term “Award Agreement” means a written employment, consulting or similar agreement between a Grantee and the Company or a written Award grant agreement under the Plan.

(d) Board.  The term “Board” shall mean the Board of Directors of the Company.

(e) Cause.  The term “Cause” means, unless otherwise provided by the Committee, (1) “Cause” as defined in any Award Agreement to which the Grantee is a party, or (2) if there is no such Award Agreement or if it does not define Cause: (A) conviction of the Grantee for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Grantee’s employment duties or (C) willful and deliberate failure on the part of the Grantee to perform the Grantee’s employment duties in any material respect. The Committee shall, unless otherwise provided in an Award Agreement with a Grantee, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

(f) Change in Control.  The term “Change in Control” shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (4) any acquisition by any corporation; pursuant to a transaction that complies with subparagraphs (iii)(A), (iii)(B) and (iii)(C) below;

(ii) The occurrence of the following: Individuals who, as of November 9, 2007, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to November 9, 2007 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(g) Code.  The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(h) Committee.  The term “Committee” means the committee of the Board described in Section 3 hereof and any sub-committee established by such Committee pursuant to Section 2.3.

(i) Covered Employee.  The term “Covered Employee” means an employee who is, or who is anticipated to become, between the time of grant and payment of the Award, a “covered employee,” as such term is defined in Section 162(m)(3) of the Code (or any successor section thereof).

(j) Eligible Grantee.  The term “Eligible Grantee” shall mean any executive officer or employee of the Company or a Subsidiary, as determined by the Committee in its sole discretion.

(k) Fair Market Value.  For purposes of determining the “Fair Market Value” of a share of Stock as of any date, the “Fair Market Value” as of that date shall be the closing sale price of the Stock on the first business day prior to that date on the New York Stock Exchange.

(l) Grantee.  The term “Grantee” means an executive officer or employee of the Company or a Subsidiary who has been granted an Award under the Plan.

(m) ISO.  The term “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(n) NQSO.  The term “NQSO” means any Option that is not designated as an ISO, or which is designated by the Committee as an ISO but which subsequently fails or ceases to qualify as an ISO.

(o) Option.  The term “Option” means a right, granted to an Eligible Grantee under Section 4.2(a), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(q) Other Stock-Based Award.  The term “Other Stock-Based Award” means a right or other interest granted to an Eligible Grantee under Section 4.2(e) of the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to an Eligible Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

(r) Performance Goals.  The term “Performance Goals” means performance goals based on the attainment by the Company or any Subsidiary of the Company or any Affiliated Company (or any division or business unit of any such entity), or any two or more of the foregoing, of performance goals pre-established by the Committee in its sole discretion, based on one or more of the following criteria (if applicable, such criteria shall be determined in accordance with generally accepted accounting principles (“GAAP”) or based upon the Company’s GAAP financial statements): (1) return on total stockholder equity; (2) earnings per share of Stock; (3) earnings before any or all of interest, taxes, minority interest, depreciation and amortization; (4) economic profit; (5) sales or revenues; (6) return on assets, capital or investment; (7) market share; (8) control of operating or non-operating expenses; (9) implementation or completion of critical projects or processes; (10) operating cash flow, (11) free cash flow, (12) return on capital or increase in pretax earnings; (13) net earnings; (14) margins; (15) market price of the Company’s securities, and (16) any combination of, or a specified increase in, any of the foregoing. The Performance Goals may be based upon the attainment of specified levels of performance under one or more of the criteria described above relative to the performance of other comparable entities. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee in its sole discretion may designate additional business criteria on which the Performance Goals may be based or adjust, or modify or amend the aforementioned business criteria. Performance Goals may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. The Committee in its sole discretion shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary of the Company or any Affiliated Company or the financial statements of the Company or any Subsidiary of the Company or any Affiliated Company, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles or practices, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, as applicable.

(s) Restricted Stock.  The term “Restricted Stock” means an Award of shares of Stock to an Eligible Grantee under Section 4.2(c) that may be subject to certain restrictions and to a risk of forfeiture. Stock issued upon the exercise of Options or SARs is not “Restricted Stock” for purposes of the plan, even if subject to post-issuance transfer restrictions or forfeiture conditions. When Restricted Stock vests, it ceases to be “Restricted Stock” for purposes of the Plan.

(t) Restricted Stock Unit.  The term “Restricted Stock Unit” means a right granted to an Eligible Grantee under Section 4.2(d) to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(u) Rule 16b-3.  The term “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, including any successor to such Rule.

(v) Stock.  The term “Stock” means shares of the common stock, par value $1 per share, of the Company.

(w) Stock Appreciation Right or SAR.  The term “Stock Appreciation Right” or “SAR” means the right, granted to an Eligible Grantee under Section 4.2(b), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(x) Subsidiary.  The term “Subsidiary” means any present or future subsidiary corporation of the Company within the meaning of Section 424(f) of the Code, and any present or future business venture designated by the Committee in which the Company has a significant interest, including, without limitation, any subsidiary corporation in which the Company has at least a 20% ownership interest, as determined in the discretion of the Committee, and also including the Baugh Supply Chain Cooperative, Inc. and all of its members.

SECTION 2
ADMINISTRATION

2.1 Committee.  The authority to manage the operation of and administer the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 2. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board who are non-employee directors within the meaning of Rule 16b-3 and are outside directors within the meaning of Code Section 162(m). Unless otherwise determined by the Board, SYSCO’s Compensation Committee shall be designated as the “Committee” hereunder.

2.2 Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Grantees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, and to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(d) In managing the operation of and administering the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

(e) Subject to Section 3.2 hereof, neither the Board, the Committee nor their respective delegates shall have the authority to (i) reprice (or cancel and regrant) any Option, SAR or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders, (ii) take any other action (whether in the form of an amendment, cancellation or replacement grant, or a cash-out of underwater options) that has the effect of repricing an Option, SAR or other Award, or (iii) grant any Option, SAR or other Award that contains a so-called “reload” feature under which additional Options, SARs or other Awards are granted automatically to the Grantee upon exercise of the original Option, SAR or Award.

(f) Anything in the Plan to the contrary notwithstanding, the Committee’s authority to modify outstanding Awards shall be limited to the extent necessary so that the existence of such authority does not (i) cause an Award that is not otherwise deferred compensation subject to Section 409A of the Code to become deferred compensation subject to Section 409A of the Code or (ii) cause an Award that is otherwise deferred compensation subject to Section 409A of the Code to fail to meet the requirements prescribed by Section 409A of the Code.

(g) Anything in the Plan to the contrary notwithstanding, neither the Board nor the Committee may accelerate the payment or vesting of any Option, SAR or other Award except in the event of death, disability, retirement or a Change in Control.

2.3 Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members, including without limitation, the power to designate Grantees hereunder and determine the amount, timing and terms of Awards hereunder. Any such allocation or delegation may be revoked by the Committee at any time.

2.4 Information to be Furnished to Committee.  The Company and its Subsidiaries and Affiliated Companies shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries and Affiliated Companies as to an employee’s or Grantee’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive unless the Committee determines such records to be incorrect. Grantees and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

2.5 Indemnification.  Each person who is or shall have been a member of the Committee, or the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification or elimination of liability to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 3
STOCK SUBJECT TO PLAN

3.1 Shares Available for Awards; Individual Limitations.  Subject to the adjustments described below, the maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 30 million shares of Stock. Up to 25 million shares of Stock may be issued in the aggregate pursuant to Options, which may be either ISOs or NQSOs, and SARs. Subject to the proviso contained in this sentence, no more than 5 million shares of Stock may be awarded under the Plan in the aggregate in respect of Awards other than Options and SARs; provided, however, that for every share of Stock in excess of 5 million shares awarded hereunder in respect of Awards other than Options and SARs, the aggregate number of shares reserved for grant hereunder shall be reduced by four shares. By way of example, if only grants of Restricted Stock are made under the Plan, the maximum number of shares that may be issued is 11,250,000. The maximum number of shares of Stock that may be covered by all Options and/or SARs granted to any individual during any fiscal year under the Plan is 750,000. The maximum number of shares of Stock that may be covered by all Awards other than Options or SARs granted to any individual during any fiscal year under the Plan is 250,000. Shares of Stock issuable hereunder may, in whole or in part, be authorized but unissued shares or shares of Stock that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. The Company’s three-year rolling average annual usage of shares under the Plan will not exceed 1-1/2% of total shares outstanding, measured as of the first day of each fiscal year in which grants are being made; for fiscal 2008 and fiscal 2009, this calculation shall be made by reference to the Company’s usage of shares under the 2004 Stock Option Plan for fiscal 2006 and fiscal 2007, which was 0.77% and 1.05%, respectively. If any shares of Stock subject to an Award are forfeited or cancelled, or if an Award terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture or cancellation, again be available for Awards under the Plan; provided, however, that with respect to SARs that are settled in Stock, the aggregate number of shares of Stock subject to the SAR grant shall be counted against the shares available for issuance under the Plan as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise. To the extent that shares of Stock subject to Awards other than Options and SARs, and the issuance of which reduced the aggregate number of shares authorized for issuance under the Plan by four shares, are forfeited or cancelled, or if such an Award terminates or expires without a distribution of shares to the Grantee, the number of shares of Stock remaining for Award grants hereunder shall be increased by four for each such share. Shares of Stock shall not again be available if such shares are surrendered or withheld as payment of either the exercise price of an Award and/ or withholding taxes in respect of an Award. Awards that are settled solely in cash shall not reduce the number of shares of Stock available for Awards. Upon the exercise of any Award granted in tandem with any Award pursuant to Section 4.2(b)(i), such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

3.2 Adjustments for Changes in Capitalization.  If the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction, or if the Company makes an extraordinary dividend or distribution to its stockholders (including without limitation to implement a spinoff) (each, a “Corporate Transaction”) then, subject to any required action by the stockholders of the Company, the number and kind of shares of Stock available under the Plan or subject to any limit or maximum hereunder shall automatically be proportionately adjusted, with no action required on the part of the Committee or otherwise. Subject to any required action by the stockholders, the number and kind of shares covered by each outstanding Award, and the price per share in each such Award, to the extent applicable, shall be automatically proportionately adjusted for any increase or decrease in the number of issued shares of the Company resulting from a Corporate Transaction to the extent necessary to prevent dilution or enlargement of the rights of Grantees under the Plan.

3.3 Certain Mergers and Other Extraordinary Events.  If the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets while unexercised Options or other Awards remain outstanding under the plan, (A) subject to the provisions of clause (C) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option or other Award shall be entitled, upon exercise of that Option or Award or in place of it, as the case may be, to receive, at the option of the Committee and in lieu of shares of Stock, (i) the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares of Stock as to which that Option may be exercised or are subject to the Award or (ii) shares of stock of the company that is the surviving corporation in such merger, consolidation, liquidation, sale or other disposition having a value, as of the date of payment under (i) above, as determined by the Committee in its sole discretion, equal to the value of the shares of stock or other securities or property otherwise payable under (i) above; (B) if Options or other Awards have not already become exercisable or vested under Section 4.2(g) hereof, the Committee may waive any limitations set forth in or imposed pursuant to the Plan so that all Options or other Awards, from and after a date prior to the effective date of that merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Committee, shall be exercisable in full and/or fully vested; and (C) all outstanding Options or SARs may be cancelled by the Committee as of the effective date of any merger, consolidation, liquidation, sale or other disposition, provided that any such cancellation pursuant to this Section 3.3 shall be contingent upon the payment to the affected Grantees, in the case of an in-the-money Option or SAR, cash, property or a combination thereof having an aggregate value equal to the excess of the value of the per-share amount of consideration paid pursuant to the merger, consolidation, liquidation, sale or other disposition, as the case may be, giving rise to such cancellation, over the exercise price of such Option or SAR multiplied by the number of shares of Stock subject to the Option or SAR. Any adjustments pursuant to this Section 3.3 shall be made by the Committee in its sole discretion, and its determination in that respect shall be final, binding and conclusive, regardless of whether or not any such adjustment shall have the result of causing an ISO to cease to qualify as an ISO.

3.4 Limitation on Grantees’ Rights.  Except as hereinbefore expressly provided in this Section 3, a Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award, unless the Committee shall otherwise determine.

3.5 Company Right and Power.  The grant of any Award pursuant to the Plan shall not affect in any way the right or power of the Company (A) to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, (B) to merge or consolidate, (C) to dissolve, liquidate, sell, or transfer all or any part of its business or assets or (D) to issue any bonds, debentures, or preferred or other preference stock ahead of or affecting the Stock.

3.6 Fractional Shares.  Notwithstanding anything contained in this Section 3, if any action described in this Section 3 results in a fractional share for any Grantee under any Award hereunder, such fraction shall be completely disregarded and the Grantee shall only be entitled to the whole number of shares resulting from such adjustment. All adjustments made by the Committee to effect the terms of this Section 3 shall be final, conclusive and binding upon the holders of Options, SARS and other Awards.

SECTION 4
AWARDS

4.1 General.  The term of each Award shall be for such period as may be determined by the Committee, subject to the limitations set forth below. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Subsidiary of the Company upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine; provided, however, that any such terms and conditions shall not be inconsistent with Section 409A of the Code.

4.2 Types of Awards.  The Committee is authorized to grant the Awards described in this Section 4.2, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon Performance Goals. Each Award shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine.

(a) Options.  The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(i) Type of Award.  The Award Agreement evidencing an Option shall designate the Option as either an ISO or an NQO, as determined in the discretion of the Committee.

(ii) Exercise Price.  The exercise price of each Option granted under this Section 4.2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of the Award.

(iii) Exercise.  (A) Subject to the provisions of the Plan, Options shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; provided, however, that no Option may be exercised more than seven years after its grant date.

(B) Except as set forth in Section 5.11, no Option granted hereunder may be exercised after the earlier of (I) the expiration of the Option or (II) ninety days after the severance of an Option holder’s employment with the Company or any Subsidiary. At the time of the grant of Options, the Committee may place restrictions on the exercisability or vesting of Options that shall lapse, in whole or in part, only upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year, and if the Award is granted to a Covered Employee, the grant of the Award and the establishment of the Performance Goals shall be made during the period required under Code Section 162(m).

(C) Whether an authorized leave of absence, or an absence for military or government service, constitutes severance of an Option holder’s employment relationship with the Company or a Subsidiary will be determined by the Committee at the time of the event, in its sole discretion.

(iv) Payment of Option Exercise Price.  The payment of the exercise price of an Option granted under this Section 4 shall be subject to the following:

(A) Subject to the following provisions of this Section 4.2(a)(iv), the full exercise price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 4.2(a)(iv)(C) payment may be made as soon as practicable after the exercise).

(B) The exercise price shall be payable in cash or by tendering (either by actual delivery of shares or by attestation) shares of Stock that are acceptable to the Committee and were valued at Fair Market Value as of the day the shares are tendered, or in any combination of cash, shares, or attested shares, as determined by the Committee.

(C) To the extent permitted by applicable law and the policies adopted from time to time by the Committee, a Grantee may elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

(b) SARs.  The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

(i) In General.  SARs may be granted independently or in tandem with an Option at the time of grant of the related Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of an SAR may be made in cash, Stock, property, or a combination of the foregoing, as specified in the Award Agreement or determined in the sole discretion of the Committee. At the time of the grant of SARs, the Committee may place restrictions on the exercisability or vesting of SARs that shall lapse, in whole or in part, only upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year, and if the Award is granted to a Covered Employee, the grant of the Award and the establishment of the Performance Goals shall be made during the period required under Code Section 162(m).

(ii) Term and Exercisability of SARs.  SARs shall be exercisable over the exercise period at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, however, that no SAR may be exercised more than seven years after its grant date. Except as set forth in Section 5.11, no SAR granted hereunder may be exercised after the earlier of (A) the expiration of the SAR or (B) ninety days after the severance of an SAR holder’s employment with the Company or any Subsidiary.

(iii) Payment.  An SAR shall confer on the Grantee a right to receive an amount with respect to each share of Stock subject thereto, upon exercise thereof, equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine but in no event shall be less than the Fair Market Value of a share of Stock on the date of grant of such SAR). An SAR may be exercised by giving written notice of such exercise to the Committee or its designated agent.

(c) Restricted Stock.  The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

(i) Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of

Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year, and if the Award is granted to a Covered Employee, the grant of the Award and the establishment of the Performance Goals shall be made during the period required under Code Section 162(m). Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(ii) Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may retain physical possession of the certificate.

(iii) Dividends.  Except to the extent restricted under the applicable Award Agreement, dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Unless otherwise determined by the Committee, Stock distributed in connection with a stock split or stock dividend, and all cash and other property distributed as a dividend, shall be subject to the transfer restrictions, forfeiture risks and vesting conditions to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(d) Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(i) Conditions to Vesting.  At the time of the grant of Restricted Stock Units, the Committee may place restrictions on Restricted Stock Units that shall lapse, in whole or in part, only upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year, and if the Award is granted to a Covered Employee, the grant of the Award and the establishment of the Performance Goals shall be made during the period required under Code Section 162(m).

(ii) Benefit Upon Vesting.  Unless otherwise provided in an Award Agreement, upon the vesting of a Restricted Stock Unit, there shall be delivered to the Grantee, within 30 days of the date on which such Award (or any portion thereof) vests, the number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.

(iii) Dividend Equivalents.  Subject to the requirements of Section 409A of the Code, an Award of Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Grantee, and may be settled in cash or Stock, as determined by the Committee. Any such settlements and any such crediting of dividend equivalents may, at the time of grant of the Restricted Stock Unit, be made subject to the transfer restrictions, forfeiture risks, vesting and conditions of the Restricted Stock Units and subject to such other conditions, restrictions and contingencies as the Committee shall establish at the time of grant of the Restricted Stock Unit, including the reinvestment of such credited amounts in Stock equivalents, provided that all such conditions, restrictions and contingencies shall comply with the requirements of Section 409A of the Code.

(e) Other Stock-Based Awards.  The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. At the time of the grant of Other Stock-Based Awards, the Committee may place restrictions on the payout or vesting of Other Stock-Based Awards that shall lapse, in whole or in part, only upon the attainment of Performance Goals; provided that such Performance Goals shall relate to periods of performance of at least one fiscal year, and if the Award is granted to a Covered Employee, the grant of the Award and the establishment of the Performance Goals shall be made during the period required under Code Section 162(m).

The Committee shall determine the terms and conditions of such Awards at the date of grant. Other Stock-Based Awards may not be granted with the right to receive dividend equivalent payments.

(f) Settlement of Options and SARs.  Shares of Stock delivered pursuant to the exercise of an Option or SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

(g) Vesting; Additional Terms.  Except as set forth below and in Sections 3.3 and 5.11, and other than Options, SARs, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards conditioned upon the attainment of Performance Goals that relate to performance periods of at least one fiscal year, no Award granted hereunder may vest in excess of 1/3 of the number of shares subject to the Award per year for the first three years after the grant date. Unless the Committee determines otherwise, the date on which the Committee adopts a resolution expressly granting an Award shall be considered the day on which such Award is granted. The term of any Award granted under the Plan will not exceed seven years from the date of grant. Notwithstanding the foregoing, if before the expiration of an Option or SAR, the holder’s employment relationship with the Company or a Subsidiary terminates as a result of retirement in good standing or disability under the established rules of the Company then in effect, the Option or SAR will remain in effect, vest and be exercisable in accordance with its terms as if the holder remained an employee of the Company or Subsidiary. In the event of an Option or SAR holder’s death during the term of his or her Option or SAR, all unvested Options and SARs will vest immediately and may be exercised by the holder’s estate, or by the person to whom such right devolves from the holder by reason of his or her death, at any time within three years after the date of the holder’s death but in no event later than the original termination date of the Option or SAR. In no event may an Option or SAR be exercised after three years following the holder’s death. With respect to all other Awards, any unvested Awards shall immediately vest, and all restrictions pertaining to such other Awards shall lapse and have no further effect, upon the holder’s death or retirement in good standing or disability under the established rules of the Company then in effect. Upon the occurrence of a Change in Control, all outstanding Options and SARs shall vest and become exercisable and all other outstanding Awards shall vest and all restrictions pertaining to such other Awards shall lapse and have no further effect.

SECTION 5
OPERATION

5.1 Effective Date; Duration.  The Plan shall be effective as of the date of its approval by the stockholders of the Company (the “Effective Date”). The Plan shall have a duration of seven years from the Effective Date; provided that in the event of Plan termination, the Plan shall remain in effect as long as any Awards under it are outstanding, although no further grants may be made following Plan termination; provided further, however, that no Award may be granted under the Plan on a date that is more than three years from the Effective Date.

5.2 Uncertificated Stock.  Nothing contained in the Plan shall prohibit the issuance of Stock on an uncertificated basis, to the extent allowed by the Company’s Certificate of Incorporation and Bylaws, by applicable law and by the applicable rules of any stock exchange.

5.3 Tax Withholding.  All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Grantee, through the surrender of shares of Stock which the Grantee already owns, or through the surrender of unrestricted shares of Stock to which the Grantee is otherwise entitled under the Plan, but only to the extent of the minimum amount required to be withheld under applicable law.

5.4 Use of Shares.  Subject to the limitations on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

5.5 Transferability.  Except as otherwise provided by the Committee, Options, SARs and any other unvested Awards or Awards subject to any restrictions hereunder are not transferable except as designated by the Grantee by will or by the laws of descent and distribution. Notwithstanding the foregoing, in no event may any such Award be transferred to a third party for consideration at any time.

5.6 Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Grantee or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

5.7 Agreement With Company.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Grantee shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Grantee, and the Committee may, but need not, require that the Grantee shall sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Grantee signature is required.

5.8 Gender and Number.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

5.9 Limitation of Implied Rights.

(a) Neither a Grantee nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Grantee shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Grantee will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan or the Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

5.10 Forfeiture; Non-Competition Agreements.  Notwithstanding any other provision of the Plan, except as provided in Section 5.11 below, if the Committee finds by a majority vote that: (i) the Grantee, before or after termination of his or her employment or consulting relationship with the Company or a Subsidiary (as used in this Section 5.10, an “Employer”) for any reason, (a) committed fraud, embezzlement, theft, a felony, or proven dishonesty in the course of his or her employment or other engagement by Employer, and by such act damaged Employer, or (b) disclosed trade secrets of Employer; or (ii) the Grantee, before or after termination of his or her employment or other engagement with Employer for any reason, participated, engaged or had a financial or other interest (whether as an employee, officer, director, consultant, contractor, stockholder, owner, or otherwise) in any commercial endeavor in the United States competitive with the business of Employer (a) in violation of the SYSCO Corporation Code of Business Conduct, as in effect on the date of such participation or other engagement, or (b) in such a manner that would have violated the Code of Business Conduct had Grantee been employed by Employer at the time of the activity in question, then any outstanding Awards which, in the case of Options or SARs, have not been exercised and, in the case of Awards other than Options or SARs, have not vested, will be forfeited. The decision of the Committee as to the nature of a Grantee’s conduct, the damage done to Employer and the extent of the Grantee’s competitive activity will be final. No decision of the Committee, however, will affect the finality of the discharge of the Grantee by Employer in any manner. The Committee may, in its discretion, include a form of non-compete, non-solicitation and/or non-disparagement agreement in any Award Agreement, and such non-compete, non-solicitation or non-disparagement agreement may be personalized, in the Committee’s discretion, to fit the circumstances of any specific Grantee.

5.11 Termination of Employment Following Change In Control.  In the event that the employment of a Grantee who is an employee of the Company or a Subsidiary is terminated by the Company other than for Cause during the 24-month period following a Change in Control, all of such Grantee’s outstanding Options and SARs may thereafter be exercised by the Grantee, to the extent that such Options and SARs were exercisable as of the date of such termination of employment (x) for a period of 24 months from such date of termination or (y) until expiration of the stated term of such Option or SAR, whichever period is the shorter. The provisions of clause (ii) of Section 5.10 of the Plan shall not apply to any Grantee who incurs a termination of employment pursuant to this Section 5.11 with respect to activity after such termination of employment.

5.12 Section 409A.  It is intended that all Options and SARs granted under the Plan shall be exempt form the provisions of Section 409A of the Code and that all other Awards under the Plan, to the extent that they constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code, will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder). The Plan and any Award Agreements issued hereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.

5.14 Regulations and Other Approvals.

(a) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and applicable state securities laws, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(d) With respect to persons subject to section 16 of the Securities and Exchange Act of 1934, as amended, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3.

5.15 Awards to Employees Subject to Taxation Outside of the United States.  Without amending the plan, Awards may be granted to Grantees who are foreign nationals or who are employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan. Such different terms and conditions may be reflected in Addenda to the Plan or in the applicable Award Agreement. However, no such different terms or conditions shall be employed if such terms or conditions constitute, or in effect result in, an increase in the aggregate number of shares which may be issued under the Plan or a change in the definition of Eligible Grantee.

SECTION 6
AMENDMENT AND TERMINATION

(a) The Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without stockholder approval:

(i) any increase in the number of shares that may be issued under the Plan (except by certain adjustments provided for under the Plan);

(ii) any change in the class of persons eligible to receive ISOs under the Plan;

(iii) any change in the requirements of Sections 4.2(a)(ii) and 4.2(b)(iii) hereof regarding the exercise price of Options and the grant price of SARs; or

(iv) any repricing or cancellation and regrant of any Option or, if applicable, other Award at a lower exercise, base or purchase price, whether in the form of an amendment, cancellation or replacement grant, or a cash-out of underwater options or any action that provides for Awards that contain a so-called “reload” feature under which additional Options or other Awards are granted automatically to the Grantee upon exercise of the original Option or Award.

(v) any other amendment to the Plan that would require approval of the Company’s stockholders under applicable law, regulation or rule or stock exchange listing requirement.

Notwithstanding any of the foregoing, adjustments pursuant to Section 3 shall not be subject to the foregoing limitations of this Section 6.

(b) Options may not be granted under the Plan after the date of termination of the Plan, but Options granted prior to that date shall continue to be exercisable according to their terms.

SECTION 7
GOVERNING LAW

The plan shall be governed by, and construed in accordance with, the laws of the State of Texas, except to the extent that the General Corporation Law of the State of Delaware shall be applicable.

ANNEX B

SYSCO CORPORATION
AMENDED AND RESTATED 1974 EMPLOYEES’ STOCK PURCHASE PLAN

1. Purpose.  The purpose of the 1974 Employees’ Stock Purchase Plan (hereinafter referred to as the “Plan”) is to encourage and enable the employees of SYSCO Corporation (the “Company”) and its Designated Subsidiaries (as such term is defined in Section 4) to acquire a proprietary interest in the Company through the ownership of its common stock, $1.00 par value (the “Common Stock”), in order to assure a closer identification of employees’ interests with those of the Company by providing employees with a more direct stake in its welfare, thereby stimulating the employees’ efforts on the Company’s behalf and strengthening such employees’ desire to remain with the Company.

The rights granted under the Plan are intended to meet the requirements of Section 423 of the Internal Revenue Code, and the Plan and the rights granted hereunder shall be interpreted consistently with such intent.

2. Amount of Stock Subject to the Plan.  The total number of shares of Common Stock which may be sold pursuant to the Plan shall not exceed seventy-four million shares (74,000,000** (except as otherwise provided in Paragraph 16). The shares sold under the Plan may be either authorized and unissued shares, or issued shares reacquired by the Company at any time as the Board of Directors of the Company, from time to time, may determine. If rights granted under the Plan terminate or expire for any reason without having been exercised in full, the shares not purchased hereunder pursuant to such rights shall be available again for purposes of the Plan.

3. Administration of the Plan.  The Board of Directors shall appoint a committee (hereinafter called the “Committee”), which shall consist of the President of the Company and one or more of the directors. The Board of Directors may from time to time remove members from and add members to the Committee. Subject to the provisions of the Plan, the Committee shall have the authority to construe the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determination of the Committee on the matters referred to in this paragraph, unless revised by the Board of Directors, shall be conclusive. All action by the Committee may be taken at any meeting at which a majority of the members of the Committee are present. The Company’s sole contribution toward the Plan will consist of making its Common Stock available for purchase by employees at the discounted purchase price as set forth in Paragraph 7 and bearing all costs of administration in carrying out the Plan.

4. Eligibility.  (a). Only those eligible employees (as described in Section 4(b) below) of the (i) Company, (ii) the Company’s U.S. subsidiaries, and (iii) such foreign subsidiaries of the Company that are designated by the Committee, in its sole discretion, as participating foreign subsidiaries, may participate in the Plan. The Company’s U.S. subsidiaries and any foreign subsidiary of the Company that is designated by the Committee, in its sole discretion, as a participating foreign subsidiary, are collectively referred to as “Designated Subsidiaries.”

(b). The Committee, from time to time, in its sole discretion, will grant rights to purchase Common Stock to those employees of the Company and its Designated Subsidiaries:

(i) who are on the first day of the calendar quarter in which the grant is to be made in the employ of the Company or any Designated Subsidiary on a full time basis (i.e., more than twenty (20) hours per week for at least five (5) months per year);

** Increased from 100,000 shares originally authorized, as a result of the 3-for-2 stock splits by way of stock dividends effected on June 21, 1979 and December 22, 1980, the 2-for-1 stock splits by way of stock dividends effected on June 25, 1982, March 28, 1986, October 17, 1989, June 19, 1992, March 20, 1998 and December 15, 2000, and the additional 300,000 shares of Common Stock authorized by the stockholders of the Company on November 12, 1982 (increased by the March 1986, October 1989, June 1992, March 1998 and December 2000 stock splits), 1,500,000 shares of Common Stock authorized by the stockholders of the Company on November 14, 1986 (increased by the October 1989, June 1992, March 1998 and December 2000 stock splits), 5,000,000 shares of Common Stock authorized by the stockholders of the Company on November 1, 1996 (increased by the March 1998 and December 2000 stock splits) and 6,000,000 shares of Common Stock authorized by the stockholders of the Company on November 9, 2007.

(ii) who do not own five percent (5%) or more of the outstanding Common Stock (for purposes of this paragraph, an employee shall be considered as owning Common Stock which is subject to any other options to purchase Common Stock or owned directly or indirectly by or for the employee’s brothers, sisters, spouse, ancestors or lineal descendants); and

(iii) who are not directors.

For the purpose of this Plan, the term “employee” shall include all employees and officers of the Company and its Designated Subsidiaries.

Leaves of absence due to short-term disability or the Family and Medical Leave Act of 1993 during which an absent employee is nevertheless treated as an employee for purposes of Section 423 of the Internal Revenue Code, shall not terminate the eligibility of such employee to participate in the Plan if such employee is otherwise entitled to receive rights hereunder to participate in the Plan. The Committee may, in its sole discretion, make such provisions as it deems desirable regarding the effect of other leaves of absence for employees entitled to receive rights hereunder.

5. Allotment.  Each employee who is otherwise eligible to participate hereunder shall be granted rights to purchase shares of Common Stock as follows:

(a) subject to Paragraphs 13, 14 and 15 below, all eligible employees shall receive the right to purchase quarterly that number of shares (including fractional shares calculated to four (4) decimal places) determined by dividing eighty-five percent (85%) of the per share fair market value of the Common Stock on the last business day of each calendar quarter into the amount accumulated on such date in the employee’s stock purchase deduction account provided for under Paragraph 9;

(b) if the total of all shares to be granted as computed pursuant to (a) above exceeds the number of shares under this Plan, then all such allotments shall be adjusted proportionately to eliminate such excess; and

(c) if there are more shares authorized than are granted pursuant to (a) above or if rights granted terminate for any reason prior to exercise, all such additional shares shall be available for further grants.

6. Time of Granting Rights.  Neither anything contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the stockholders of the Company, nor any action taken by the Committee, shall constitute the granting of any rights. Rather, the granting of a right to purchase Common Stock shall be made automatically and without further action by the Company on the last business day of each calendar quarter following the effective date of the Plan to each employee eligible on such date.

7. Exercise of Grant and Purchase Price.  Each right to purchase Common Stock which is granted and accepted in accordance with Paragraph 8 shall be exercised on the last business day of the calendar quarter during which the grant is made (the “Exercise Date). The purchase price per share shall be eighty-five percent (85%) of the fair market value on the last business day of each calendar quarter. For purposes of this paragraph, the fair market value on any given date shall be deemed to be the closing price on the New York Stock Exchange for the Common Stock, or if there is no trading in the Common Stock on that date, then the closing price of such Common Stock on the last preceding trading date; provided, however, that if such method is inconsistent with any regulations applicable to Section 423 of the Internal Revenue Code adopted by the Commissioner of Internal Revenue, then the fair market value shall be determined by the Committee consistent with such regulations.

8. Elections to Purchase Stock.  Subject to the terms and conditions of this Plan, an eligible employee may elect to purchase the shares allotted to such employee by written notice to the Company or the applicable Designated Subsidiary, delivered no later than fifteen (15) days prior to the beginning of a calendar quarter for which such employee will be eligible to receive a grant. The notice is to be completed on a form prescribed by the Committee, and delivered to the Company or the applicable Designated Subsidiary by which an employee is employed. The notice must be accompanied by an authorization directing equal weekly, bi-weekly, semi-monthly or monthly payroll deductions and retentions on terms and conditions more fully described in Paragraph 9 hereof. Once a written notice and authorization has been received by the Company or the Designated Subsidiary by which an employee is employed, such notice and authorization shall be deemed to automatically accept all subsequent grants, until such acceptance is revoked in writing by the employee.

9. Method of Payment.  Payment for Common Stock purchased under the Plan shall be on the basis of payroll deductions (“stock purchase deductions”) with no right of prepayment. As soon as possible after receipt by the Company of the employee’s authorization for stock purchase deductions, but subject to the requirements of Paragraph 8 above, the Company or the Designated Subsidiary with whom an employee is employed will commence to make equal weekly, bi-weekly, semi-monthly or monthly stock purchase deductions, depending on the employee’s normal pay period. Each deduction shall be in amounts equal to ten percent (10%) or less, as elected by the employee, of such employee’s total annual compensation as reflected by Form W-2 (excluding moving expenses and the imputed value of group term life insurance in excess of $50,000), before all deductions for taxes, social security, unemployment withholding, pretax contributions to a Section 401(k) or Section 125 plan under the Internal Revenue Code for the previous calendar year, divided by the number of pay periods in the calendar year in which the grant is made. In the case of a second-year employee whose first Form W-2 reflects less than a full year of employment, stock purchase deductions shall be based on such employee’s total annualized compensation calculated upon such employee’s first Form W-2.

The Committee shall establish for each employee who exercises rights to purchase Common Stock granted hereunder a noninterest-bearing stock purchase deduction account, to which there will be credited the amounts deducted from payroll, as hereinabove described.

An employee may change the amount of stock purchase deductions per pay period, by delivering written notice to the Company or the Designated Subsidiary by which an employee is employed no later than fifteen (15) days prior to the beginning of a calendar quarter for which an employee will be eligible to receive a grant.

An employee may, at any time upon written notice delivered to the Company or the Designated Subsidiary by which an employee is employed, cancel participation in the Plan. Upon an employee’s cancellation, if the employee remains employed by the Company or a Designated Subsidiary, the balance in the employee’s stock purchase deduction account will be used to purchase shares of Common Stock on the next Exercise Date. If the employee does not remain employed by the Company or a Designated Subsidiary, the balance in the employee’s stock purchase deduction account shall be refunded to the employee and shall not be used to purchase shares of Common Stock on the next Exercise Date. See paragraph 13 below.

10. Use of Funds.  Funds credited to stock purchase deduction accounts by the Company, pursuant to Paragraph 9 hereof, are to be added to the general funds of the Company and may be used by the Company for any lawful purpose.

11. Delivery of Stock.  As soon as practicable after the end of each calendar quarter, shares of Common Stock purchased for each employee pursuant to the Plan with the balance in such employee’s stock purchase deduction account on the Exercise Date shall be delivered directly to an individual Plan account established for each such employee with a brokerage firm selected by the Company. Shares of Common Stock deposited in such Plan accounts may be thereafter sold or transferred by each employee or certificates may be issued for such shares. Any such sale, transfer or certificate issuance shall be subject to the policies, procedures and payment of any fees and charges as may be imposed by the brokerage firm where such Plan accounts are located.

No employee shall, by reason of the Plan or any rights granted pursuant thereto, or by the fact that there is credited to such employee’s stock purchase deduction account sufficient funds to purchase shares which the employee has elected to purchase, have any rights of a stockholder of the Company until shares of Common Stock have been delivered to such employee in the manner provided in this Paragraph 11.

12. Nontransferability.  Rights to purchase Common Stock granted under the Plan to any employee are not transferable by such employee otherwise than by will or the laws of descent and distribution, in accordance with Paragraph 14 hereof, and are exercisable during an employee’s lifetime only by the employee. In the event of violation of this provision, the Committee shall terminate the employee’s right to purchase Common Stock and refund the amount in such employee’s Plan account.

13. Termination of Employment.  If an employee shall cease to be employed by the Company or by a Designated Subsidiary for any reason, other than death, all rights to purchase stock granted to the employee hereunder shall immediately cease (unless otherwise directed by the Committee in its sole discretion). Any balance remaining in such former employee’s stock purchase deduction account shall be refunded to the former employee.

14. Death of Employee.  In the event of the death of an employee while in the employ of the Company or of a Designated Subsidiary, all rights to purchase stock granted to the employee hereunder shall immediately cease (unless otherwise directed by the Committee in its sole discretion), and the person or persons to whom the employee’s rights hereunder shall pass shall be entitled to receive a refund of the balance remaining in such employee’s stock purchase deduction account.

15. Retirement; Long Term Disability.  If an employee retires or goes on long term disability while an election to purchase Common Stock is in effect, all rights to purchase stock granted to the employee hereunder shall immediately cease (unless otherwise directed by the Committee in its sole discretion). Any balance remaining in such former employee’s stock purchase deduction account shall be refunded to the former employee.

16. Dilution or Other Adjustments.  In the event that there is any change in the Common Stock, through merger, consolidation or reorganization, or in the event of any change in the capital structure of the Company, the Board of Directors of the Company shall make such adjustments as the Board, in its sole discretion, deems equitable to prevent dilution or enlargement of the employee’s rights hereunder. If the Company should declare a stock dividend on its Common Stock, or split its Common Stock, the number of shares which are the subject of this Plan (both shares which are not subject to an outstanding grant as well as those that are subject to a grant), shall be adjusted proportionately.

17. Miscellaneous.  Notwithstanding any other provision of this Plan, no employee may be included in this Plan if immediately after the employee’s election to purchase the employee owns, actually or constructively, or has an option to purchase, as much as five percent (5%) (either in voting power or value) of the Common Stock. Nor may any employee elect to purchase Common Stock in any one calendar year under the Plan having a market value of more than $25,000 on the date of the granting of the employee’s right to purchase such shares.

18. Termination and Amendment of the Plan.  The Plan may be abandoned or terminated at any time by the Board of Directors of the Company. The Board of Directors or the Committee, at any time prior to the termination of the Plan, may make such changes and additions to the Plan as the Board of Directors or the Committee shall deem advisable; provided, however, that except as provided in Paragraph 16 hereof, the Board of Directors or the Committee may not increase the maximum number of shares as to which rights may be granted under the Plan or change the purchase price, or otherwise amend the Plan so that an option granted pursuant to it would fail to be an option under an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. No termination or amendment of the Plan may, without the consent of the holder of a right to purchase then outstanding, terminate or materially and adversely affect the employee’s rights under the Plan.

19. Plan Not an Employment Contract.  This Plan does not and shall not be deemed to constitute a contract of employment with any employee. Terms of employment and the right of the Company or any of its Designated Subsidiaries to terminate the employment of any employee, with or without cause, shall depend entirely upon the terms of employment otherwise existing between any employee and the Company or any of its Designated Subsidiaries without regard to this Plan.

20. Indemnification of Committee.  In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, the Committee member or members shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such Committee member or members undertake to defend the same on their own behalf.

21. Effectiveness of the Plan.  The Plan shall become effective on such date as the Board of Directors shall determine but not prior to (a) the approval of the Company’s stockholders, (b) the effectiveness of a registration statement filed pursuant to the Securities Act of 1933, as amended, covering the shares subject to the Plan and (c) a favorable ruling from the Internal Revenue Service that the Plan constitutes an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.

22. Section 16 Requirements.  Any other provisions of the Plan notwithstanding, to the extent that any employee participating in the Plan is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, such employee’s participation in the Plan shall be subject to, and such employee shall be required to comply with, any and all additional restrictions and/or requirements imposed by the Committee, in its sole discretion, in order to insure that the exemption made available pursuant to Rule 16b-3 promulgated pursuant to the Exchange Act is available with respect to all transactions pursuant to the Plan affected by or on behalf of any such employee.

23. Governing Law.  The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Delaware.

SYSCO-PS-07

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for SYSCO CORPORATION electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy 1390 ENCLAVE PARKWAY card in hand when you access the web site and follow the HOUSTON, TX 77077-2099 instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Sysco Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sysco Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: SYSCO1 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SYSCO CORPORATION Vote On Directors Vote On Proposals 1. To elect three directors to serve until the For Against Abstain For Against Abstain Annual Meeting of Stockholders in 2010; 1a. John M. Cassaday 0 0 0 2. To approve the 2007 Stock Incentive Plan; 0 0 0 1b. Manuel A. Fernandez 0 0 0 3. To approve the Amended and Restated Sysco Corporation 1974 Employees’ Stock Purchase Plan to (a) reserve 6,000,000 additional shares 1c. Jackie M. Ward 0 0 0 of Sysco Corporation common stock for 0 0 0 issuance under such plan and (b) provide that, with respect to SYSCO’s foreign subsidiaries, participants in the plan will include the eligible employees of only those SYSCO foreign subsidiaries that are designated as participating subsidiaries; 4. To ratify the appointment of Ernst & Young For address changes and/or comments, please check this box 0 LLP as SYSCO’s independent accountants for 0 0 0 and write them on the back where indicated. fiscal 2008; and Only stockholders of record at the close of business on 5. To transact any other business as may September 11, 2007 will be entitled to receive notice of and to properly be brought before the meeting or any vote at the Annual Meeting. adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

SYSCO CORPORATION Proxy for the Annual Meeting of Stockholders November 9, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby constitutes and appoints Richard J. Schnieders and William J. DeLaney, and each of them jointly and severally, proxies, with full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Sysco Corporation to be held on Friday, November 9, 2007 at 10:00 a.m., at St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, or any adjournment thereof. The undersigned acknowledges receipt of the notice of annual meeting and proxy statement, each dated September 26, 2007, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned’s name, place and stead. The undersigned instructs said proxies, or any of them, to vote as set forth on the reverse side. Those proxies signed and returned with no choice indicated will be voted “FOR” each of the nominees for directors and “FOR” Proposals 2, 3 and 4, and will be voted in the discretion of the proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement of the Annual Meeting. Address Changes/Comments: ___ ___(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side.)